Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221814

Rodin Income Trust, Inc.

$1,250,000,000 Maximum Offering

Rodin Income Trust, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2019. We are externally managed by our advisor, Rodin Income Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC. Our advisor and our sponsor are affiliated with Cantor Fitzgerald, L.P. (“Cantor”), a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We intend to originate, acquire and manage a diversified portfolio of commercial real estate investments secured primarily by commercial real estate properties located both within and outside of the United States. We may also invest in commercial real estate securities and directly in properties. Commercial real estate investments may include mortgage loans, subordinated mortgage and non-mortgage interests, including preferred equity investments and mezzanine loans, and participations in such instruments as well as direct investments in real property. Commercial real estate securities may include commercial mortgage-backed securities, including collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”), (collectively, “CMBS”), unsecured debt of publicly traded REITs, debt or equity securities of publicly traded real estate companies and structured notes.

We are offering up to $1,000,000,000 in shares of common stock to the public in our primary offering. We are offering shares of three classes of our common stock: Class A, Class T and Class I common stock, which we refer to individually as Class A Shares, Class T Shares and Class I Shares, and collectively as our common stock. Class A Shares, Class T Shares and Class I Shares have different upfront selling commissions and dealer manager fees, and Class T Shares have an ongoing distribution fee. We determine our net asset value (“NAV”) as of the end of each quarter. Based on our NAV as of December 31, 2019, the per share purchase price for shares of our common stock in our primary offering is $24.69 per Class A Share, $23.92 per Class T Share and $23.46 per Class I Share. Our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable support from our sponsor of a portion of selling commissions and dealer manager fees. The new offering price for each share class will be effective five business days after such share price is disclosed by us. We are also offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares we are offering among the classes of common stock and between the primary offering and our distribution reinvestment plan. See “Description of Shares.” We currently expect to offer shares of common stock in our primary offering until May 2, 2021, unless extended by our board of directors.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 41 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have a limited operating history and limited assets. This is a “blind pool” offering and we have not identified specific investments to acquire with all the proceeds of this offering.
•

The purchase and repurchase price for shares of our common stock is based on our NAV and is not be based on any public trading market. There can be no assurance that either NAV or the offering price will be an accurate reflection of the fair market value of our assets and liabilities and, following the purchase of properties or other assets, likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

•

We have paid and may continue to pay distributions from sources other than our cash flow from operations, including from offering proceeds. If we continue to pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and sales of assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.

•

No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Unless and until there is a public market for our shares you will have difficulty selling your shares. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment in us.
•	We are not required to pursue or effect a liquidity event within a specified time period or at all.
•	We will pay substantial fees to and reimburse expenses of our advisor and its affiliates. These fees increase your risk of loss.
•

All of our executive officers, some of our directors and other key real estate and debt finance professionals are also officers, directors, managers and key professionals of our advisor, our dealer manager or other entities affiliated with Cantor, which we refer to as the Cantor Companies. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Cantor-advised programs and investors.

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If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments and the value of your investment may vary more widely with the performance of specific assets.

•	We depend on our advisor to select our investments and conduct our operations. Our advisor has a limited operating history. Therefore, there is no assurance our advisor will be successful.
•	Disruptions in the financial markets and stagnate economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.
•	Our investments will be subject to the risks typically associated with real estate.
•	The current outbreak of the novel coronavirus, or COVID-19, could adversely impact or cause disruption to our financial condition and results of operations.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

			Less		Plus
	Price to Public(1)		Selling Commissions(2)	Dealer Manager Fee(2)	Sponsor Support(2) (4)	Net Proceeds(3)
Primary Offering
Per Share of Class A Common Stock	$24.69	(5)	$1.48	$.74	$.99	$23.46
Per Share of Class T Common Stock	$23.92	(5)	$.72	$.72	$.96	$23.44
Per Share of Class I Common Stock	$23.46		$—	$.35	$.35	$23.46

Total Maximum	$1,000,000,000		$39,023,914	$28,529,455	$37,595,966	$29,957,403

Distribution Reinvestment Plan
Total Maximum	$250,000,000		$—	$—	$—	$250,000,000

Total Maximum Offering	$1,250,000,000		$39,023,914	$28,529,455	$37,595,966	$1,220,042,597

(1)

We reserve the right to reallocate the shares of common stock being offered between the primary offering and our distribution reinvestment plan. See “Description of Shares.” Shares of each class will be issued at a price per share generally equal to the prior quarter’s NAV per share for such class of shares, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

(2)

Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price. “Total Maximum” amounts assume that 40%, 50% and 10% of the shares sold are Class A Shares, Class T Shares and Class I Shares, respectively. In addition, these amounts do not include the 1.0% annual distribution fee payable on Class T Shares purchased in the primary offering, which constitutes underwriting compensation. The total amount of all items of underwriting compensation, from whatever source, payable to underwriters, broker dealers, or affiliates thereof will not exceed an amount equal to 10% of the gross proceeds raised in the primary offering. See “Plan of Distribution.”

(3)

Net proceeds are calculated before deducting issuer costs other than selling commissions and dealer manager fees. These issuer costs are expected to consist of, among others, expenses of our organization, legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.

(4)

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fee in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement. See “Management Compensation.”

(5)

These amounts have been rounded to the nearest whole cent throughout this prospectus and the actual per share offering price for the Class A Shares and Class T Shares are $24.6947 and $23.9184, respectively.

Our dealer manager, Cantor Fitzgerald & Co., which is affiliated with our sponsor and our advisor, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500. We currently expect to offer shares of common stock in our primary offering until May 2, 2020, unless extended by our board of directors as permitted by the Securities and Exchange Commission. If we decide to extend the primary offering period, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

The date of this prospectus is April 27, 2020.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

PENNSYLVANIA INVESTORS: Because the minimum offering amount is less than $100,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $50,000,000 have been received from all sources.

The states listed below have established suitability requirements that are in addition to ours and are different from that which we have outlined above, and investors in these states are directed to the following special suitability standards:

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Alabama—Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and our affiliates.

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California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor’s net worth.

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Idaho—Investors who reside in the state of Idaho must have either: (i) a liquid net worth of $85,000 and annual income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined for purposes of this investment as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

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Iowa—In addition to our suitability requirements, an Iowa investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an investor’s total investment in our shares or any of our affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing investment concentration limit.

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Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

•	Kentucky—Kentucky investors may not invest more than 10% of their liquid net worth in us or our affiliates.

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Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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Massachusetts—Massachusetts investors may not invest more than 10% of their liquid net worth in this and other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Missouri—A Missouri investor’s aggregate investment in our offering may not exceed 10% of the investor’s liquid net worth.

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Nebraska—Nebraska investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) limit their aggregate investment in us and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

•	Nevada—A Nevada investor’s aggregate investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).

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New Jersey—New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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New Mexico—A New Mexico investor’s aggregate investment in our offering, the offerings of our affiliates and the offerings of other non-traded REITs may not exceed 10% of the investor’s liquid net worth.

•	North Dakota—North Dakota residents must represent that, in addition to the suitability standards listed above, they have a net worth of at least ten times their investment in us.

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Ohio—Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon—An Oregon investor’s aggregate investment in us may not exceed 10% of the investor’s liquid net worth.

•	Pennsylvania—A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.

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Tennessee—In addition to our suitability requirements, Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth (excluding the value of an investor’s home, furnishings and automobiles).

•

Vermont—In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution” for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Each subscription agreement includes representations covering, among other things, suitability.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable to “Rodin Income Trust, Inc.” or “Rodin Income Trust.” If you are a resident of Pennsylvania, your check should be made payable, or wire transfer directed, to “UMB Bank, N.A., as escrow agent for Rodin Income Trust, Inc.” or “UMB Bank, N.A., as escrow agent for Rodin Income Trust,” until we have received aggregate gross proceeds from this offering of $50,000,000, after which time it may be made payable, or directed, to “Rodin Income Trust, Inc.” or “Rodin Income Trust.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Securities and Exchange Commission, which we refer to as the “SEC,” as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Our board of directors adjusts the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five-business day period following publication of the new offering prices. If you have not received notification of acceptance of your purchase request before the 45th day following each completed fiscal quarter you should check whether your purchase request has been accepted by us by contacting the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. If your subscription agreement has not been accepted by us prior to our publication of the new offering prices, you may withdraw your purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by you will be equal to the price that is in effect on the date that your completed subscription agreement has been accepted by us.

We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker dealer to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

What is Rodin Income Trust, Inc.?

Rodin Income Trust, Inc. was formed as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2019. We are externally managed by Rodin Income Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC. We are a commercial real estate finance company formed to originate, acquire and manage a diversified portfolio of commercial real estate debt and equity investments secured primarily by commercial real estate properties located both within and outside of the United States. We may also invest in commercial real estate securities and directly in properties. Commercial real estate investments may include mortgage loans, subordinated mortgage and non-mortgage interests, including preferred equity investments and mezzanine loans, and participations in such instruments as well as direct investments in real property. Commercial real estate securities may include CMBS, including non-investment grade CMBS with restricted liquidity, unsecured debt of publicly traded REITs, debt or equity securities of publicly traded real estate companies and structured notes.

We were incorporated in the State of Maryland on January 19, 2016. As of March 31, 2020, we have made two investments in mezzanine loans in the total principal amount of $26,990,000.

We plan to own substantially all of our assets and conduct our operations through Rodin Income Trust Operating Partnership, L.P., which we refer to as our operating partnership in this prospectus. We are the sole general partner and limited partner of the operating partnership and our sponsor’s wholly owned subsidiary, Rodin Income Trust OP Holdings, LLC, is the sole special unit holder of the operating partnership. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to Rodin Income Trust, Inc., together with its subsidiaries, including the operating partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, Rodin Income Advisors, LLC, which we refer to as our advisor in this prospectus, conducts our operations and manages our portfolio of investments. We have no direct employees. Our advisor is affiliated with Cantor, a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We believe that our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark Knight Frank (“Newmark”), a full-service commercial real estate services platform, will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors. Newmark offers a range of services, including leasing and corporate advisory, property management and investment sales to real estate tenants, owners, investors and developers.

Our office is located at 110 E. 59th Street, New York, NY 10022. Our telephone number is (212) 938-5000, and our web site address is www.rodinincometrust.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate and real estate-related investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate-related investments;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year in which we fail to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. We are not currently qualified as a REIT. However, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2019.

What is an “UPREIT”?

We plan to own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called Rodin Income Trust Operating Partnership, L.P., or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner and limited partner of the operating partnership and our sponsor’s wholly owned subsidiary, Rodin Income Trust OP Holdings, LLC, is the sole special unit holder of the operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

What kind of offering is this?

We are offering up to $1,250,000,000 in shares of common stock on a “best efforts” basis. We are offering $1,000,000,000 in shares in our primary offering. Our board of directors determines our NAV for each class of our shares as of the end of each quarter. We expect such determination ordinarily will be made within 45 days after each such completed fiscal quarter. Our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five-business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, through their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us. Volume discounts are available to investors who purchase in a single transaction more than (i) $500,000 in Class A Shares or (ii) $1.0 million in Class T Shares. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at an initial purchase price equal to the NAV per share of such class of shares. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan.

How will your NAV per share be calculated?

Our NAV will be calculated quarterly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any liabilities. We have engaged Robert A. Stanger & Co., Inc. (the “Independent Valuation Firm” or “Stanger”) to serve as our independent valuation firm with respect to the quarterly valuation of our assets and liabilities and to calculate our NAV. The Independent Valuation Firm has been engaged to estimate, on a periodic basis, the fair value of our commercial real estate debt investments, commercial real estate properties and other real estate assets or to review valuations provided by other pricing sources utilized by us (See “Net Asset Value Calculation and Valuation Procedures”). These valuations will be updated quarterly, based on many factors, including changes in value of the underlying real estate, current market data and other relevant information, with review and confirmation for reasonableness by our advisor. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. The advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by the Independent Valuation Firm.

See “Net Asset Value Calculation and Valuation Procedures” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related securities will be valued.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than the all of the shares that we are offering.

What is the difference between the Class A, Class T and Class I Shares Being Offered?

We are offering to the public three classes of shares of our common stock, Class A Shares, Class T Shares and Class I Shares. The differences between each class relate to the offering price per share, upfront commissions and other underwriting compensation payable in respect of such class as further described below:

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Class A Shares have higher front-end fees in the form of selling commissions compared to Class T Shares. These fees are paid at the time of the purchase of the Class A Shares in the primary offering. There are no distribution fees paid on Class A Shares.

•

Class T Shares have lower front-end fees paid at the time of the purchase of the Class T Shares in the primary offering compared to Class A Shares. Subject to, among other things, the 10% limit on underwriting compensation, we also will pay an ongoing distribution fee in an amount equal to 1.0% per annum of the then current primary offering price per Class T Share (or, in certain cases, the amount of our NAV per share) payable on a monthly basis. This fee is not paid on Class A Shares and will result in the per share distributions on Class T Shares being less than the per share distributions on Class A Shares or Class I Shares. There is no assurance that we will pay distributions in any particular amount, if at all.

•	Class I Shares have the lowest front-end fees with no selling commissions, a lower dealer manager fee than Class A Shares and Class T Shares in the amount of 1.5% and no distribution fee.

Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by the Financial Industry Regulatory Authority, or FINRA, Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus.

If you are eligible to purchase any of the classes of shares, then in most cases you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares or Class T Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our Class A, Class T and Class I Shares.

The following summarizes the differences in fees and selling commissions among the classes of our common stock.

	Class A	Class T		Class I
Current Offering Price(1)	$24.69	$23.92		$23.46
Sponsor Support of Selling Commissions and Dealer Manager Fees(2)	4.0%	4.0%		1.5%
Selling Commission(3)	(6.0)%	(3.0)%		—
Dealer Manager Fee(3)	(3.0)%	(3.0)%		(1.5)%
Distribution Fee(4)	—	(1.0	)%(4)	—

(1)

The price per share shown is based on our NAV as of December 31, 2019. Offering prices are updated on a quarterly basis such that the price per share equals the prior quarter’s NAV per share for such class of shares, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

(2)

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay any reimbursement for the sponsor support. See “Management Compensation.”

(3)	Before giving effect to sponsor support payment of selling commissions and dealer manager fees.
(4)

The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the applicable limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into a number of Class A Shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately four (4) years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $23.92 per Class T Share. See “Description of Shares.”

The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our distribution reinvestment plan, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Shares” for more information concerning the differences between the Class A Shares and the Class T Shares.

What is the sponsor support of certain selling commissions and the dealer manager fees?

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering. Cantor has agreed to provide funding to the sponsor for the payment of a portion of the underwriting compensation as well as to purchase shares pursuant to the distribution support agreement, referred to as sponsor support. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement and no interest will be paid by us for the sponsor support prior to any reimbursement. See “Management Compensation.” As of December 31, 2019, our sponsor has paid $333,317 in sponsor support.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from our primary offering of $1,000,000,000 in shares to invest in and manage a diversified portfolio of real estate-related loans, real estate-related debt securities and other real estate-related assets. After giving effect to sponsor payment of a portion of selling commissions and dealer manager fees in the amount of up to 4.0% of the gross offering proceeds in the primary offering, depending primarily upon the number of shares we sell in our primary offering and assuming that 40%, 50% and 10% of the shares sold in the primary offering are Class A Shares, Class T Shares and Class I Shares, respectively, we estimate that we will use between 96.0% (assuming no shares available pursuant to the distribution reinvestment plan are sold) and 96.6% (assuming all shares available to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments, assuming in each case that we raise the maximum offering amount. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions, dealer manager fees and issuer organization and offering costs. Our cash flow from operations may be insufficient to fully fund distributions to our stockholders, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, some or all of our distributions will likely be paid from other sources, such as proceeds from our borrowings, proceeds from this offering, cash advances by our advisor, cash resulting from a waiver or deferral of fees and/or proceeds from the sale of assets. We have not placed a cap on the amount of our distributions that may be paid from proceeds from this offering or any of these other sources. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. Until we invest the proceeds of this offering in real estate-related loans, real estate-related debt securities and other real estate-related assets, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments, and we may not be able to invest the proceeds in real estate-related investments promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase program.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our charter provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. Our directors are elected annually by the stockholders.

Who is your advisor and what will the advisor do?

Rodin Income Advisors, LLC is our advisor. Our advisor manages our day-to-day operations and our portfolio of real estate-related investments on our behalf, all subject to the supervision of our board of directors. Our advisor has a highly experienced management team of investment professionals with experience originating, acquiring, managing and/or distributing investments consistent with our strategy. The management team includes executives with significant investment, operational and management experience in real estate related investments. Our advisor and its team of real estate professionals and those of its affiliates are responsible for most of the decisions regarding the selection, negotiation, financing and disposition of investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides asset-management, marketing, investor-relations and other administrative services on our behalf.

What are the potential conflicts of interest that will be faced by your advisor and its affiliates?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor also controls Cantor Commercial Real Estate, LP (“CCRE”), BGC Partners, Inc. (“BGC”), which includes Newmark and Berkeley Point Financial LLC (“Berkeley Point”) and a number of other financial services businesses, including our dealer manager and our sponsor. In addition, our sponsor also is the sponsor of Rodin Global Property Trust, Inc. (“RGPT”), a non-traded REIT formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets primarily through the acquisition of single-tenant net leased commercial properties located in the U.S., the United Kingdom and other European countries. Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. See “Conflicts of Interest.”

What is the experience of your sponsor?

Our sponsor was formed in 2016 and is an affiliate of Cantor. Founded in 1945, Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We believe that our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors. Our sponsor also is the sponsor of RGPT. RGPT’s registration statement was declared effective by the SEC on March 23, 2017. As of December 31, 2019, RGPT has raised $137,943,459 in gross offering proceeds and has $223,618,197 in assets.

How many investments do you currently own?

We currently own interests in two mezzanine loans. See “Description of Our Investments” section of this prospectus for more information regarding our investment portfolio. Because we have not yet identified specific assets to acquire with all of the proceeds of this offering, we are considered to be a blind pool. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also supplement this prospectus to provide information regarding material changes to our portfolio, including the closing of significant asset originations or acquisitions.

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How long will this offering last?

We currently expect to offer shares of common stock in our primary offering until May 2, 2020; however, if we have not sold all primary shares registered in this offering by that time, our board of directors may determine to extend the primary offering in accordance with SEC rules and regulations. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct a follow-on public offering upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

What are the major risks associated with an investment in our shares of common stock?

An investment in shares of our common stock involves significant risks. These risks include, among others:

•	We have a limited operating history and our advisor, whom we depend on to select our investments and conduct our operations, also has a limited operating history.

•

Because this is a blind-pool offering, we have not identified specific investments to acquire with all proceeds of this offering and you will not have the opportunity to evaluate our investments before we make them.

•	The purchase and repurchase price for shares of our common stock is based on our NAV and will not be based on any public trading market.

•

Neither NAV nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

•	Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds.

•

If we pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

•	No public market currently exists for our shares, and we have no plans to list our shares on an exchange.

•	Unless and until there is a public market for our shares you will have difficulty selling your shares.

•	The amount and timing of distributions we may pay in the future is uncertain.

•	There is no guarantee of any return and you may lose a part or all of your investment in us.

•	We are not required to pursue or effect a liquidity event within a specified time period or at all.

You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. Certain states have more stringent suitability requirements. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on real estate-related loans, real estate-related debt securities and other real estate-related investments, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, may also be required to meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfer by gift, transfer by inheritance, intrafamily transfer, dissolutions, transfers to affiliates and transfers by operation of law.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	supplements to the prospectus, provided quarterly during the primary offering; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.rodinincometrust.com.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cantor Fitzgerald & Co.

110 E. 59th Street

New York, NY 10022

Telephone: 855-9-CANTOR

www.rodinincometrust.com

PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors.” Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “the Company” refer to Rodin Income Trust, Inc., a Maryland corporation, and its subsidiaries; “advisor” refers to Rodin Income Advisors, LLC, a Delaware limited liability company, our external advisor; “sponsor” refers to Cantor Fitzgerald Investors, LLC, a Delaware limited liability company; “Cantor” refers to Cantor Fitzgerald, L.P., a Delaware limited partnership; and “dealer manager” refers to Cantor Fitzgerald & Co., a New York general partnership.

Our Company

We are a commercial real estate finance company formed to originate, acquire and manage a diversified portfolio of commercial real estate investments secured primarily by commercial real estate properties located both within and outside of the United States. We may also invest in commercial real estate securities and directly in commercial real estate properties. Commercial real estate investments may include mortgage loans, subordinated mortgage and non-mortgage interests, including preferred equity and mezzanine loans, and participations in such instruments as well as direct investments in real property. Commercial real estate securities may include CMBS, unsecured debt of publicly traded REITs, debt or equity securities of publicly traded real estate companies and structured notes.

We have no direct employees. We have retained Rodin Income Advisors, LLC, our advisor, to manage our affairs on a day-to-day basis. Cantor Fitzgerald & Co. serves as the dealer manager for this offering. The advisor and dealer manager are under common control with Cantor, the parent of Cantor Fitzgerald Investors, LLC, our sponsor, as a result of which they are related parties and each of them has received or will receive compensation and fees for services related to the offering, the investment and management of our assets, our operations and potential liquidity event for our company.

In connection with the performance of its duties, we believe that our advisor will benefit from the resources, relationships and expertise of its ultimate parent, Cantor Fitzgerald, L.P. Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Over the past 70 years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor operates through four business lines: Capital Markets and Investment Banking; Inter-Dealer Brokerage; Real Estate Brokerage and Finance; and Private Equity. Cantor’s Real Estate Brokerage and Finance business principally consists of commercial real estate brokerage and finance services, conducted by Newmark and Cantor Commercial Real Estate (“CCRE”). Newmark offers a range of services, including leasing and corporate advisory, property management and investment sales to real estate tenants, owners, investors and developers. Newmark’s subsidiary Berkeley Point engages in government sponsored enterprise lending and loan servicing. CCRE originates and securitizes commercial mortgage loans collateralized by diverse commercial real estate assets throughout the United States. Newmark is listed on the NASDAQ Global Select Market under the symbol “NMRK”. Cantor owns a controlling interest in Newmark. CCRE is a wholly-owned subsidiary of Cantor. As of December 31, 2019, Cantor and its affiliates had approximately 12,500 employees operating in most major financial centers throughout the world.

We believe that the commercial real estate investment experience of our advisor’s senior management team along with their access to investment opportunities, when combined with our affiliation with Cantor, will benefit us in meeting our investment objectives.

Our Potential Strengths

We believe that our strengths include (i) our affiliation with Cantor, including its capital markets expertise and research capabilities (ii) our advisor personnel’s extensive real estate related expertise, (iii) our advisor’s extensive sourcing capabilities, (iv) our advisor’s experienced management team, and (v) our sponsor’s commitment to support distributions and to pay certain selling commissions and dealer manager fees.

Our Affiliation with Cantor— Our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors.

Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Cantor’s major business lines include Capital Markets and Investment Banking and Real Estate Brokerage and Finance.

Through our advisor, we can draw on Cantor’s established expertise within the global capital markets, providing us with a unique perspective on fixed income trends, pricing, and liquidity. Cantor’s Capital Markets and Investment Banking business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms.

This business operates primarily through Cantor Fitzgerald & Co., which is one of only 24 primary dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York. Cantor’s Investment Banking division underwrites public and private offerings of equity and debt securities and provides financial advisory services to clients in connection with mergers and acquisitions, restructurings and other transactions. Cantor’s capital markets expertise includes a focus on commercial real estate.

Cantor Fitzgerald & Co., acted as co-lead manager or co-manager on the issuance of 81 fixed rate Commercial Mortgage Backed Securities offerings totaling over $80 billion between April 1, 2011, and December 31, 2019, representing approximately 20% of total domestic fixed rate CMBS securitizations during the same period. Additionally, Cantor is a leader in at-the-market (“ATM”) follow-on equity offerings, including having filed over 100 REIT ATM programs with an aggregate value of approximately $22 billion since 2004.

Both Newmark and Cantor Fitzgerald & Co. publish proprietary research and analyses related to REITs and other public companies, real estate property types and global markets, as well as overall economic trends and outlooks. This research monitors leading and lagging indicators, tracks and analyzes demand drivers, cyclical patterns and industry trends affecting real estate. As of December 31, 2019, Newmark operated from over 130 offices across the United States.

Extensive Real Estate Expertise— Our advisor’s executives possess a unique combination of real estate and corporate credit evaluation and investment expertise and, throughout their careers, have collectively acquired, originated, structured and/or managed billions of dollars of real estate investments consistent with our investment strategy and over numerous real estate cycles.

Significant Sourcing Capabilities— Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with commercial banks, investment banks, insurance companies, real estate owners and developers, tenants, institutional private equity firms, brokerage professionals and other commercial real estate industry participants. Additionally, through our advisor, we can draw on Cantor’s established proprietary origination and real estate infrastructure. We expect the combination of Cantor’s proprietary sourcing capabilities combined with the experience and relationships of our advisor’s and its affiliates’ personnel, will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Experienced Management Team—Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing investment strategies consistent with our investment strategy. See “Management— The Advisor” for biographical information regarding these individuals.

Sponsor Support

Distribution Support Commitment—Our sponsor has agreed to purchase up to an aggregate of $5.0 million of our Class I Shares of common stock (including the $2.0 million of shares purchased to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees until the termination of our primary offering to the extent cash distributions to our stockholders for any calendar quarter exceed MFFO for such quarter. Our sponsor will purchase shares following the end of each quarter for an aggregate purchase price equal to the amount by which the cash distributions paid to stockholders exceed modified funds from operations, or MFFO, for such quarter. Notwithstanding the obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders. For more information regarding our sponsor share purchase support arrangement and our distribution policy, please see “Description of Shares—Distributions.” Other than the shares purchased to satisfy our minimum offering requirement, as of December 31, 2019, our sponsor has not purchased any Class I Shares pursuant to our distribution support agreement.

Support of Certain Selling Commissions and Dealer Manager Fees—Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. As of December 31, 2019, our sponsor has paid $333,317 in sponsor support. See “Management Compensation.”

Our Target Assets

The real estate assets in which we intend to invest will include the following types of commercial real estate loans and other debt and equity investments, including, but not limited to:

•

Mortgage Loans: Loans secured by real estate and evidenced by a first or second priority mortgage. The loans may vary in duration, may bear interest at a fixed or floating rate, and may amortize, but typically require a balloon payment of principal at maturity. These investments may encompass a whole loan or may also include pari passu participations within such a mortgage loan. Subordinate mortgage interests, often referred to as “B notes”, are a junior portion of the mortgage loan and have the same borrower and benefit from the same underlying secured obligation and collateral as the senior interest in a mortgage loan. B notes are subordinated in repayment priority, however, they typically represent the controlling class;

•	Preferred Equity and Mezzanine Loans: Preferred equity investments that are subordinate to any mortgage and mezzanine loans, but have priority over the owner’s common equity. Preferred equity may elect to receive an equity participation. Mezzanine loans made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. These loans are subordinate to a first mortgage loan but have priority over the owner’s equity;

•

Real Estate Securities: Interests in real estate, which may take the form of (i) CMBS or structured notes that are collateralized by pools of real estate debt instruments, often first mortgage loans, (ii) unsecured REIT debt, or (iii) debt or equity securities of publicly traded real estate companies; and

•	Commercial Real Estate Equity Investments: Acquire investments in properties where opportunities exist to enhance value through professional management and restructuring expertise.

Although we do not have targeted investment allocations for any of the asset classes described above, we expect that most assets will consist of commercial real estate loans and other debt and a majority of such assets will be senior debt.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and market conditions. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Class A, Class T and Class I Shares of Common Stock

We are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class I Shares. The following summarizes the fees and selling commissions associated with Class A, Class T and Class I Shares.

	Class A	Class T		Class I
Current Offering Price(1)	$24.69	$23.92		$23.46
Sponsor Support of Selling Commissions and Dealer Manager Fees(2)	4.0%	4.0%		1.5%
Selling Commission(3)	(6.0)%	(3.0)%		—
Dealer Manager Fee(3)	(3.0)%	(3.0)%		(1.5)%
Distribution Fee(4)	—	(1.0	)%(4)	—

(1)

The price per share shown is based on our NAV as of December 31, 2019. Offering prices are updated on a quarterly basis such that the price per share equals to the prior quarter’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.

(2)

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay any reimbursement for the sponsor support and no interest will be paid by us for the sponsor support prior to any reimbursement. See “Management Compensation.”

(3)	Before giving effect to sponsor support payment of selling commissions and dealer manager fees.
(4)

The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the applicable limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into a number of Class A Shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately four (4) years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $23.92 per Class T Share. See “Description of Shares.”

Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers as described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Shares” for more information concerning the differences between the Class A Shares and the Class T Shares.

We commenced our initial public offering of $1.25 billion in shares of common stock on May 2, 2018. On June 28, 2018, we satisfied the minimum offering requirement of the offering as a result of the purchase of $2.0 million in Class I Shares by our sponsor, pursuant to the distribution support agreement, at a purchase price of $25.00 per share, or the initial purchase. Following the initial purchase, our escrow agent released the offering proceeds from the initial purchase in our escrow account.

As of March 31, 2020, we had issued 607,101 shares of our common stock (consisting of 376,403 Class A Shares, 64,821 Class T Shares and 165,877 Class I Shares) in our offering for gross proceeds of approximately $14.6 million. As of March 31, 2020, $1.24 billion of shares remained available for sale pursuant to our offering. Our primary offering is expected to terminate on May 2, 2021, unless extended by our board of directors as permitted under applicable law and regulations.

Investment Objectives

We are focused on acquiring an investment portfolio with a total return profile that is primarily focused on current income. To that end, our primary investment objectives are:

•	to preserve, protect and return your capital contribution; and

•	to provide regular cash distributions.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity or realization of our investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. However, no public trading market for our shares currently exists or may ever exist and you may not be able to sell your shares.

Our Investment Portfolio

As of March 31, 2020, we owned the following two debt investments:

Investment	Maximum Loan Amount		Number of Properties	Square Feet		Initial Maturity Date	Coupon	Loan-to-Value		Loan Origination Fees		Amortization
NYC Multi-family Portfolio Mezzanine Loan (1)	$18,000,000	(1)	28	167,499	(1)	September 21, 2028	9.10% subject to a potential increase in year six	83.1%		$67,500	(2)	Interest only
533 East 12th Street, New York, NY Mezzanine Loan	$8,990,000	(3)	1	27,400	(3)	November 1, 2021	30-day Libor + 9.25%	84.3	%(4)	$44,950	(2)	Interest only

Note:

(1)

Reflect the entire investment, as opposed to an adjusted amount to reflect our 31.28% participation interest in the investment as of March 31, 2020. We intend, but are not obligated, to purchase 100% of the interests represented.

(2)	Reflect the portion of the loan origination fee retained by the advisor.
(3)

The outstanding loan balance at March 31, 2020 was $7,972,473, which was net of a debt service holdback of $517,527 and a capital expenditure holdback of $500,000. No interest will accrue on any unfunded amounts.

(4)	Loan to value is based on initial funding amounts for both loans to mezzanine borrower and senior borrower.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 41, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have a limited operating history and very limited assets. This is a “blind pool” offering and we have not identified any specific investments to acquire.

•

The purchase and repurchase price for shares of our common stock is based on our NAV as determined on a quarterly basis and is not be based on any public trading market. There can be no assurance that either NAV or the offering price will be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

•

We have paid and may continue to pay distributions from sources other than our cash flow from operations, including from offering proceeds. If we continue to pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and sales of assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering.

•

No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Unless and until there is a public market for our shares you will have difficulty selling your shares. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment in us.

•	We will pay substantial fees to and reimburse expenses of our advisor and its affiliates. These fees increase your risk of loss.

•

All of our executive officers, some of our directors and other key real estate and debt finance professionals are also officers, directors, managers and key professionals of our advisor, our dealer manager or other affiliated Cantor Companies. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Cantor -advised programs and investors.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments and the value of your investment may vary more widely with the performance of specific assets.

•	We depend on our advisor to select our investments and conduct our operations. Our advisor has a limited operating history. Therefore, there is no assurance our advisor will be successful.

•

You may be more likely to sustain a loss on your investment because our sponsor may not have as strong an economic incentive to avoid losses as do some sponsors who have made larger equity investments in their companies.

•	Disruptions in the financial markets and stagnate economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our investments will be subject to the risks typically associated with real estate.

•	The current outbreak of the novel coronavirus, or COVID-19, could adversely impact or cause disruption to our financial condition and results of operations.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. The allocation of amounts among the Class A Shares, the Class T Shares and the Class I Shares assumes that 40% of the shares of common stock sold in the primary offering are Class A Shares, 50% of the shares of common stock sold in the primary offering are Class T Shares and 10% of the shares of common stock sold in the primary offering are Class I Shares. Certain fees and expense reimbursements will be paid by us while other fees and expense reimbursements will be paid by third parties, including our sponsor. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Organization and Offering Stage

Selling Commissions – Dealer Manager

Class A Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 5.0% of gross offering proceeds from the sale of Class A Shares in the primary offering (for a total of up to 6.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

$39,000,000 ($24,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $0 for the Class I Shares, respectively)

Class T Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 2.0% of gross offering proceeds from the sale of Class T Shares in the primary offering (for a total of up to 3.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class I Shares No selling commissions will be payable with respect to Class I Shares.

Dealer Manager Fees – Dealer Manager

Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fee may be reallowed to participating broker dealers as a marketing fee.

$28,500,000 ($12,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $1,500,000 for the Class I Shares, respectively)

Class T Shares Up to 3.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, all of which will be paid by our

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
	sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

Class I Shares

Up to 1.5% of gross offering proceeds from the sale of Class I Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

Other Organization and Offering Expenses – Advisor or its Affiliates	We will reimburse our advisor and its affiliates for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fees and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we estimate organization and offering expenses (other than selling commissions and the dealer manager fee), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of	$12,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
broker-dealers, and reimbursement of our advisor for costs in connection with preparing supplemental sales materials. Our advisor has agreed to pay all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through June 28, 2019. We began reimbursing our advisor for such costs ratably over the 36 months following June 28, 2019; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through June 28, 2019 will not be reflected in our NAV until we reimburse the advisor for these costs. After June 28, 2019, our advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred, but is not required to do so. To the extent our advisor pays such additional organization and offering costs, we will be obligated to reimburse the advisor subject to the 1% cap described above.

Acquisition and Development Stage

Origination Fees – Advisor or its Affiliates	Up to 1.0% of the amount funded by us to originate commercial real estate-related loans, but only if and to the extent we recoup such fee in the form of an origination fee charged to the borrower and paid to us in connection with each	Actual amounts are dependent upon the terms of the commercial real estate-related loans that we enter into; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
commercial real estate-related loan originated by us.

Acquisition Expenses – Advisor or its Affiliates	We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to us), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the origination or acquisition of our investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Distribution Fee – Dealer Manager	With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a	$5,000,000 annually, assuming sale of $500,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $20,000,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
public offering, the most recently published NAV per share of Class T Shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). See “Description of Shares.”

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering such that all Class T Shares will receive the same per share distributions.

Asset Management Fee – Advisor or its Affiliates	A monthly fee equal to one-twelfth of 1.20% of our most recently disclosed net asset value.	Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses – Advisor or its Affiliates

We will reimburse our advisor’s costs of providing administrative services, subject to the following limitations.

We generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our shares of common stock within 60 days. If our independent directors do not determine such

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

In addition, subject to other limitations on the incurrence and reimbursement of operating expenses contained in our advisory agreement, operating expenses which have been incurred and paid by our advisor will not become our obligation unless our advisor has invoiced us for reimbursement, which will occur in a quarterly statement and accrued for in the respective period. Our advisor will not invoice us for any reimbursement if the impact of such would result in us incurring an obligation in an amount that would result in our NAV per share for any class of shares to be less than $25.00. We may, however, incur and record an obligation to reimburse our advisor, even if it would result in our NAV per share for any class of shares for such quarter to be less than $25.00, if our board of directors determines that the reasons for the decrease of our NAV per share below $25.00 were unrelated to our obligation to reimburse our advisor for operating expenses.

In addition, all or a portion of the operating expenses, which have not been previously paid by us or invoiced by our advisor may be in the sole discretion of our advisor (i) waived by our advisor, (ii) reimbursed to our advisor in any subsequent quarter or (iii) reimbursed to our advisor in

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
connection with a liquidity event or termination of the advisory agreement, provided that we have fully invested the proceeds from this offering and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above, including the 2%/25% limitations and the related approval requirements.

Reimbursable operating expenses include personnel and related employment costs incurred by our advisor or its affiliates in performing the services described in the advisory agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services. We will not reimburse our advisor for costs of such employees of our advisor or its affiliates to the extent that such employees (A) perform services for which our advisor receives disposition fees or (B) serves as our executive officer.

Liquidation/Listing Stage

Disposition Fees – Advisor or its Affiliates	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, we will pay a disposition fee of 1.0% of the contract sale price of each commercial real estate loan or other investment sold, including	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. If we take ownership of a property as a result of a workout or foreclosure of a debt investment, we will pay a disposition fee upon the sale of such property.

We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction

Reimbursement of certain offering expenses to our Sponsor	Our sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class A Shares, Class T Shares and Class I Shares, incurred in connection with this offering. We will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of our common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by us or by the advisor. In each such case, we only will reimburse the sponsor after (i) we have fully invested the proceeds from this offering and (ii) our	$37,500,000 (Assuming 100% of the shares sold are Class A Shares and Class T Shares, the maximum reimbursement of offering expenses to our sponsor will be $40,000,000)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital.

Special Units – Rodin Global Property Trust OP Holdings, LLC

Rodin Income Trust OP Holdings, LLC, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates.

Rodin Income Trust OP Holdings, LLC, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Rodin Income Trust OP Holdings, LLC would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; (ii) a merger,

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets. In each of such cases, the special unit holder will be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

In addition, prior to any such redemption, Rodin Income Trust OP Holdings, LLC as the holder of special units, may be entitled to receive distributions equal to 15% of our net cash flows, whether from the disposition of assets or refinancings, but only after (i) our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital and (ii) our sponsor or its affiliates have received

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

reimbursement for the payment of certain selling commissions and dealer manager fees.

The 6.5% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6.5% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program. Depending on various factors, including the date on which shares of our stock are purchased and the price paid for such shares, an individual may receive more or less than the 6.5% cumulative, non-compounded annual pre-tax return on their net contributions prior to the commencement of distributions to the holder of the special units.

The following table summarizes the fees and expenses incurred by us and paid to our advisor and its affiliates and our dealer manager for the year ended December 31, 2019:

	Due to related party as of	Year ended December 31, 2019		Due to related party as of
Type of Fee or Reimbursement	December 31, 2018	Incurred	Paid	December 31, 2019
Management Fees
Asset management fees	$3,730	$95,953	$89,162	$10,521
Organization, Offering and Operating Expense Reimbursements
Operating expenses(1)	108,485	—	—	108,485
Organization expenses(2)	449	—	130	319
Offering costs(2)	38,957	77,896	19,118	97,735
Commissions and Fees
Selling commissions and dealer manager fees, net	—	246,169	246,169	—
Distribution fees	—	53,414	3,675	49,739

Total	$151,621	$473,432	$358,254	$266,799

Note:

(1) As of December 31, 2019, our advisor has incurred, on our behalf, a total of $3,038,901 in unreimbursed operating expenses, including a total of $1,844,198 during the year ended December 31, 2019 for which our advisor has not invoiced us for reimbursement. Unreimbursed operating expenses include operating expenses incurred by our advisor on our behalf which have not been invoiced to us and also amounts invoiced to us by our advisor but not yet reimbursed. The total amount of unreimbursed operating expenses may, in future periods, be subject to reimbursement by us pursuant to the terms of the advisory agreement.

(2) As of December 31, 2019, our advisor has incurred, on our behalf, a total of $5,753,263 of organization and offering costs, of which our obligation is limited to $98,054, pursuant to the 1% limitation.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor also controls CCRE, BGC (which includes Newmark and Berkeley Point) and a number of other financial services businesses, including our dealer manager and our sponsor, which also sponsors RGPT, a non-traded REIT formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	The team of professionals at our advisor and its affiliates must determine which investment opportunities to recommend to us and any programs Cantor affiliates may sponsor in the future;

•	The team of professionals at our advisor and its affiliates will have to allocate their time between us and other Cantor Companies, programs and activities in which they are involved;

•

Our advisor and its affiliates will receive fees in connection with transactions involving the management, refinancing and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our advisor and its affiliates, including our dealer manager, will receive fees in connection with our offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) will not be at arm’s length;

•

Our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement by our advisor, Rodin Income Trust OP Holdings, LLC, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.5% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.5%;

•	Our sponsor will receive reimbursement for the sponsor support in certain circumstances, including potentially in connection with a sale of us or our assets; and

•	Our advisor and its affiliates may structure the terms of joint ventures between us and other Cantor Companies.

Our Structure

The following chart indicates the relationship among us, our advisor and certain of its affiliates.

Cantor Fitzgerald, L.P.(1)
CFIM Holdings, LLC
Public Stockholders
Cantor Fitzgerald Investors, LLC (Sponsor)
Initial Stockholder
Rodin Income Advisors, LLC
Advisory Agreement
Rodin Income Trust, Inc.(2)
Dealer Manager Agreement
Cantor Fitzgerald & Co.(3)
General and Limited Partner Interest
Rodin Income Trust OP Holdings, LLC
Special Units(4)
Rodin Income Trust Operating Partnership, L.P.
RIT REIT Sub I, Inc.(5)
RIT Lending, Inc.
Real Property, Loans, Securities & Other Interests

(1)

CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Mr. Howard W. Lutnick controls Cantor Fitzgerald, L.P. through his ownership of CF Group Management, Inc. Cantor Fitzgerald, L.P. indirectly owns Cantor Fitzgerald & Co.

(2)

We will initially own a capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of the operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership. Our board of directors has retained our advisor which is responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.
(3)	Our dealer manager is indirectly owned by Cantor Fitzgerald, L.P.
(4)	The special units will entitle Rodin Income Trust OP Holdings, LLC to receive certain operating partnership distributions. See “Management Compensation.”
(5)	RIT REIT Sub I, Inc. is a Maryland corporation which intends to elect to be taxed as a REIT for federal income tax purposes.

Estimated Use of Proceeds

After giving effect to sponsor payment of a portion of the selling commissions and dealer manager fees in the total amount of up to 4.0% of the gross offering proceeds in the primary offering for Class A Shares, Class T Shares and Class I Shares and depending primarily upon the number of shares of each class we sell in our offering and assuming that 40% of the proceeds are from the sale of Class A Shares, 50% of the proceeds are from the sale of Class T Shares and 10% of the proceeds are from the sale of Class I Shares, we estimate that approximately 96.6% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 96.0% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments, including related acquisition expenses. We have assumed what percentage of shares of each class will be sold based on discussions with our dealer manager but there can be no assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions, dealer manager fees and issuer organization and offering costs.

Distributions

We have declared distributions for the period from February 15, 2020 to May 14, 2020, in an amount equal to $0.004602739 per day (or approximately $1.68 on an annual basis) per Class A Share, Class I Share and Class T Share. Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month. We expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. The timing and amount of cash distributions will be determined by our board of directors, in its discretion, and may vary from time to time. In addition to cash distributions, our board of directors may authorize special stock dividends. Distributions will be made on all classes of our common stock at the same time. Distribution amounts paid with respect to Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because distributions paid with respect to Class T Shares will be reduced by the payment of the distribution fees.

The following table summarizes our distributions declared during the years ended December 31, 2019 and December 31, 2018.

	Year Ended December 31, 2019		Year Ended December 31, 2018
	Amount	Percent	Amount	Percent
Distributions
Paid in cash	$31,184	55%	$447,611	77%
Payable	22,214	39%	67,730	12%
Reinvested in shares	3,368	6%	66,341	11%

Total distributions	$56,766	100%	$581,682	100%

Sources of Distributions:
Operating cash flows	$—	58%	$581,682	57%
Offering proceeds pursuant to Distribution Support Agreement(1)	—	0%	—	0%
Offering proceeds	56,766	0%	—	0%

Total sources of distributions	$56,766	100%	$581,682	100%

During the year ended December 31, 2019, we declared $581,682 of distributions to our shareholders, $67,730 of which was unpaid at December 31, 2019, compared to our total positive aggregate MFFO of $697,095 and our total aggregate net income of $697,095 for that period. During the year ended December 31, 2018, we declared $56,766 of distributions to our shareholders, $22,214 of which was unpaid at December 31, 2018, compared to our total negative aggregate MFFO of $86,966 and our total aggregate net loss of $106,322 for that period.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of Rodin Income Trust, Inc. — Annual Distribution Requirements.” In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have paid and may continue to pay distributions from sources other than cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments and your overall return will be reduced. We have not established a cap on the use of proceeds to fund distributions. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.

In order to provide additional cash to pay distributions on shares purchased in our primary offering before we have acquired a substantial portfolio of income producing investments, our sponsor has agreed pursuant to the terms of a distribution support agreement in certain circumstances where our cash distributions exceed MFFO, to purchase up to $5.0 million of Class I Shares (including the $2.0 million of shares purchased to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to satisfy the minimum offering amount and to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Class I Shares purchased by our sponsor pursuant to the distribution support agreement will be eligible to receive all distributions payable by us with respect to Class I Shares. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced. Other than the shares purchased to satisfy our minimum offering requirement, as of December 31, 2019, our sponsor has not purchased any Class I Shares pursuant to our distribution support agreement.

We define MFFO in accordance with the definition established by the Institute for Portfolio Alternatives, or IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO is calculated using funds from operations, or FFO. We expect to compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with accounting principles generally accepted in the United States, or U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our computation of FFO may not be comparable to other REITs that do not calculate FFO in accordance with the current NAREIT definition. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent and amortization of above or below intangible lease assets and liabilities;

•	amortization of discounts, premiums and fees on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•

realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•

unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

FFO and MFFO should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) as an indication of performance. In addition, FFO and MFFO do not represent cash generated from operating activities determined in accordance with U.S. GAAP and are not a measure of liquidity. FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request.

We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at an initial purchase price equal to the then current NAV share for such class of shares. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. See “Description of Shares.” The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 30 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. As of December 31, 2019, distributions reinvested pursuant to our distribution reinvestment plan were $80,764.

Share Repurchase Program

While you should view your investment as long term with limited liquidity, you may be able to have your shares repurchased by us pursuant to our share repurchase program. However, our share repurchase program includes numerous restrictions that limit our stockholders’ ability to have their shares repurchased.

We will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased as follows:

Holding Period	Repurchase Price as a Percentage of NAV
Less than 1 year	96%
1 year	97%
2 years	98%
3 years	99%
4 years and longer	100%

We will repurchase shares on the last calendar day of each month. The program administrator must receive your written request for repurchase by the second to last business day of the month in order for us to repurchase your shares that month. If we cannot repurchase all shares presented for repurchase in any month, we will honor repurchase requests on a pro rata basis. Any shares purchased pursuant to our distribution reinvestment plan will be repurchased at the same discount as the primary shares to which such distribution reinvestment plan shares relate.

If we did not completely satisfy a stockholder’s repurchase request at the repurchase date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us by the second to last business day of the month in which the stockholder is seeking repurchase.

The terms of our share repurchase program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence. Except as noted below, shares that are repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price paid to acquire such shares from us; provided, that, the redemption price cannot exceed the then-current offering price and the repurchase price will be reduced as may be necessary to equal the then-current offering price of such class of shares. In order for a determination of disability or incompetence to entitle a stockholder to these special repurchase terms, the determination of disability or incompetence must be made by the government entities specified in the share repurchase program.

The share repurchase program contains numerous other restrictions on your ability to have us repurchase your shares. Repurchases will be limited in any calendar month to shares whose aggregate value (based on the repurchase price per share for the month the repurchase is effected) is 2% of the combined NAV of all classes of shares as of the last calendar day of the previous month (based on the most recently determined NAV per share) and will be limited in any calendar year to shares whose aggregate value (based on the repurchase price per share for the month the repurchase is effected) is 10% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar year.

We also have no obligation to repurchase shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 10 business days’ notice.

We have not received any requests to repurchase any shares of our common stock as of December 31, 2019.

Leverage

We expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation, reserves for bad debts or other non-cash reserves), although it may exceed this level during our offering stage. Our charter limits our total liabilities to 300% of the cost of our net assets, which we expect to approximate 75% of the cost of our tangible assets (before deducting depreciation, reserves for bad debt or other non-cash reserves); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset. As of December 31, 2019, our debt to tangible assets ratio was 3.7%.

Liquidity

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.

Investment Company Act Considerations

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

By conducting our business through the operating partnership (itself a majority-owned subsidiary) and its and our other direct and indirect majority-owned subsidiaries established to carry out specific activities, we believe that we and our operating partnership will satisfy both (i.e., we will not be an “investment company” under either of the) tests above. With respect to the 40% test, most of the entities through which we and our operating partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies. Through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

We believe that most of the subsidiaries of our operating partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exclusion from the definition of an investment company. (Any other subsidiaries of our operating partnership should be able to rely on the exclusions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) The exclusion provided by Section 3(c)(5)(C) of the Investment Company Act is available for, among other things, entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an entity maintain at least 55% of its assets in qualifying interests and the remaining 45% of the entity’s portfolio be comprised primarily of real estate-type interests (as such terms have been interpreted by the SEC’s staff). The SEC staff no-action letters have indicated that the foregoing real estate-type interests test will be met if at least 25% of such entity’s assets are invested in real estate-type interests, which threshold is subject to reduction to the extent that the entity invested more than 55% of its total assets in qualifying interests, and no more than 20% of the value of such entity’s assets are invested in miscellaneous investments other than qualifying interests and real estate-type interests. To constitute a qualifying interest under this 55% requirement, a real estate investment must meet various criteria based on SEC staff no-action letters.

We may, however, in the future organize subsidiaries of the operating partnership that will rely on the exclusions provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership, then we and our operating partnership may seek to rely on the exclusion under Section 3(c)(6) of the Investment Company Act if we and our operating partnership are “primarily engaged,” directly and/or indirectly through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on or interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying interests and in assets that are not real estate-type interests.

In August 2011, the SEC solicited public comment on a wide range of issues related to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exclusion, will not change in a manner that adversely affects our operations. To the extent that the SEC or its staff provides new, different or more specific guidance regarding any of the matters bearing upon the exclusions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

We have a limited operating history which makes our future performance difficult to predict.

We have a limited operating history. We were incorporated in the State of Maryland on January 19, 2016. As of the date of this prospectus, we have only made two investments. Moreover, if our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we or our advisor must, among other things:

•	identify and originate or acquire investments that further our investment strategies;

•	respond to competition for our targeted investments, as well as for potential investors in us; and

•	capitalize our business operations with sufficient debt and equity.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment in us more speculative.

We will seek to invest substantially all of the net proceeds from the primary offering after the payment of fees and expenses in real estate related loans, real estate related securities and other real estate related investments. Because we have only made a limited number of investments to date and have not identified any other investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this prospectus. Because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. We cannot predict our actual allocation of assets at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain, if any, with respect to each asset class in which we invest. Furthermore, our board of directors will have broad discretion in implementing policies regarding mortgagor or tenant creditworthiness and you will not have the opportunity to evaluate potential borrowers, tenants or managers. These factors increase the speculative nature of an investment in us.

If we pay cash distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future, other third party borrowings, advances from our advisor or sponsor or from our advisor’s deferral or waiver of its fees under the advisory agreement. Distributions paid from sources other than current or accumulated earnings and profits, particularly during the period before we have substantially invested the net proceeds from this offering may constitute a return of capital for tax purposes. From time to time, particularly during the period before we have substantially invested the net proceeds from this offering, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement. If we fund distributions from financings, the net proceeds from this offering or sources other than our cash flow from operations, we will have less funds available for investment in real estate-related loans, real estate-related debt securities and other real estate-related investments and your overall return may be reduced. In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our taxable income generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. Such distributions may effectively dilute or reduce the value of the stockholders remaining interest in our company’s net asset value. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders.”

Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed MFFO, our sponsor will purchase up to $5.0 million of Class I Shares (including the $2.0 million of shares purchased to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Other than the shares purchased to satisfy our minimum offering requirement, as of December 31, 2019, our sponsor has not purchased any Class I Shares pursuant to our distribution support agreement. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced. As of December 31, 2019, we have declared distributions of $638,448, of which 8.89% were paid using proceeds from this offering.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, it will be difficult for you to sell your shares. In addition, our charter prohibits the ownership of more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors, which may discourage large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 10 business days’ notice. Further, the share repurchase program includes numerous restrictions that will severely limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The availability and timing of distributions to our stockholders is uncertain and cannot be assured.

There is no assurance that distributions will be authorized and paid. We cannot assure you that we will have sufficient cash to pay distributions to you or that the amount of any such distributions will increase over time. In addition, the distribution fees payable with respect to Class T Shares issued in the primary offering will reduce the amount of funds available for distribution with respect to all Class T Shares (including Class T Shares issued pursuant to the distribution reinvestment plan). Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs absent qualifying remedial action.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.

The more shares we sell in our offering, the greater our challenge will be to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term United States government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to acquire or originate. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.

The purchase and repurchase price for shares of our common stock is based on our NAV and will not be based on any public trading market. Neither NAV nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

The NAV per share and the primary offering price per share of each class of shares may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that our stockholders could realize upon a sale of our company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the price at which shares of our common stock would trade if they were listed on a national securities exchange. In addition, such values may not be the equivalent of the disclosure of a market price by an open-ended real estate fund.

See “Net Asset Value Calculation and Valuation Procedures” for a description of our policy with respect to valuations of our common stock. Any methodologies used to determine an estimated value per share may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an NAV per share that is significantly different.

Valuations of our assets and liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value our investment assets and liabilities involve subjective judgments regarding such factors as interest rate levels for commercial real estate debt similar to our commercial real estate debt investments and real-estate related liabilities and, to the extent we invest directly in properties, rental revenue and operating expense data, capitalization or discount rates, and projections of future rent and expenses based on appropriate analysis. In addition, to the extent we make investments in real estate securities, the valuation of such securities will be based, in part, on subjective judgments concerning dividend yields or earnings multiples for similar securities. As a result, valuations and appraisals of our commercial real estate debt investments, properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our investments and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. Our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, or the price we paid to repurchase shares of our common stock to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for Class A Shares, Class T Shares or Class I Shares, and the price at which your shares may be repurchased by us pursuant to our share repurchase program, will be based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

In order to disclose a quarterly NAV, we are reliant on the parties that we engage for that purpose, in particular the Independent Valuation Firm and the appraisers that we will hire to value and appraise our real estate portfolio.

In order to disclose a quarterly NAV, our board of directors, including a majority of our independent directors, has adopted valuation procedures and has engaged independent third parties, such as the Independent Valuation Firm, to value our assets and liabilities and to calculate our NAV on a quarterly basis, and independent appraisal firms, to provide periodic appraisals with respect to our properties. We may also engage other independent third parties to value other assets or liabilities. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. Although our board of directors, with the assistance of the advisor, oversees all of these parties and the reasonableness of their work product, we will not independently verify our NAV or the components thereof, such as the appraised values of our properties. Our management’s assessment of the market values of our properties may also differ from the appraised values of our properties as determined by the Independent Valuation Firm. If the parties engaged by us to determine our quarterly NAV are unable or unwilling to perform their obligations to us, our NAV could be inaccurate or unavailable, and we could decide to suspend this offering and our share repurchase program.

Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, we are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in the calculation of our NAV. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

Our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we currently exclude amounts owed to our advisor for reimbursement of organization and offering expenses consistent with our valuation procedures. We also generally do not undertake to mark to market our real estate-related liabilities, but rather these liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, the realizable value of specific debt investments and real property assets encumbered by debt that are used in the calculation of our NAV may be higher or lower than the value that would be derived if such property-related liabilities were marked to market. In some cases such difference may be significant. We also do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Other public REITs may use different methodologies or assumptions to determine their NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV. Our board of directors may change these or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which shares may be repurchased under our share repurchase program. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our valuation methodologies, assumptions and procedures.

Our NAV per share may materially change from quarter to quarter if the valuations of our assets materially change from prior valuation or the actual operating results materially differ from what we originally budgeted, including as a result of our advisor invoicing us for previously unbilled operating expenses.

It is possible that the valuation of certain of our assets may not be spread evenly throughout the year and that new asset valuations may differ from the prior valuations utilized in the most recent quarterly valuation. As such, when these valuations are reflected in our Independent Valuation Firm’s valuation of our investment portfolio, there may be a material change in our NAV per share for each class of our common stock. Investment valuation changes can occur for a variety reasons, such as real estate market conditions, as well as credit and rates markets. For example, investments may prepay earlier than their stated maturity or in the event of adverse credit events, after the stated maturity. These circumstances may result in a material change in our NAV per share. We are at the greatest risk of these valuation changes during periods where we experience significant loan prepayments, delayed maturity payments, or significant changes in credit markets.

In addition, actual operating results may differ from what we originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a quarterly basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. On a periodic basis, we adjust the income and expense accruals we estimated to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease.

Our advisory agreement provides that any operating expenses which have not been invoiced by our advisor will not become our obligations. Without these provisions in our advisory agreement, such operating expenses, if invoiced, would likely be recorded as liabilities of ours, which, in turn, would likely have a negative effect on our NAV per share. Our advisory agreement also provides that our advisor may be reimbursed for previously unbilled operating expenses for prior periods in any subsequent quarter, subject to certain limitations, including the limitation related to the NAV per share of $25.00 referenced above and the 2%/25% limitation as described in “Management Compensation—Limitation on Operating Expenses” section of our prospectus. The incurrence of previously unbilled operating expenses will likely have a negative effect on our NAV per share. As of

December 31, 2019, our advisor has incurred, on our behalf, a total of $3,038,901 in unreimbursed operating expenses, including a total of $1,844,198 for which our advisor has not invoiced us for reimbursement.

The offering prices will change on a quarterly basis and investors will purchase shares at the offering price that is effective at the time their completed subscription agreement is accepted by us.

The offering prices for our classes of shares will change on a quarterly basis and investors will need to determine the price by checking our website at www.rodinincometrust.com or reading a supplement to our prospectus. Investors will purchase shares at the offering price that is effective at the time that his or her completed subscription agreement has been accepted by our us. As a result, the offering price may change prior to the acceptance of such subscription by us from the price that was effective at the time such investor submitted his or her subscription agreement. In these situations, an investor will be purchasing the shares at the newly changed offering price. See “Net Asset Value Calculation and Valuation Procedures—Determination of Offering Prices.”

Our stockholders will experience dilution.

If you purchase shares of our common stock in our offering, you will incur immediate dilution equal to the costs of the offering we incur in selling such shares. This means that investors who purchase our shares of common stock will pay a price per share that exceeds the amount available to us to invest in assets.

In addition, our stockholders do not have preemptive rights. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including through the distribution reinvestment plan, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering, the distribution reinvestment plan or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share. Furthermore, you may experience a dilution in the value of your shares depending on the terms and pricing of any share issuances (including the shares being sold in our offering) and the value of our assets at the time of issuance.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Cantor Fitzgerald & Co., an affiliate of our sponsor and our advisor, to conduct this offering as our dealer manager. Our dealer manager has limited experience serving as a dealer manager for this type of offering or raising proceeds through a similar distribution system. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. In addition, if our dealer manager has difficulties selling our shares of common stock, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments, which could result in less diversification in terms of the type, number and size of investments that we make. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment. As of December 31, 2020, we have only raised $11.7 million in gross offering proceeds and have made two investments in mezzanine loans.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC, which means that you will be unable to assess their prior performance with other investment programs.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC. Our sponsor also sponsors RGPT, a non-traded REIT formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We do not consider RGPT to be a prior real estate program since its registration statement has only been effective since March 2017. Accordingly, this prospectus does not contain any information concerning prior performance of our sponsor and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our shares of common stock.

The loss of or the inability to obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends upon the contributions of Mr. Howard W. Lutnick and Mr. Paul M. Pion, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of these persons were to cease their association with us, whether because they are internalized into other Cantor sponsored programs, or otherwise, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. There is competition for such professionals, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If we lose or are unable to obtain the services of highly skilled professionals our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire assets of our advisor and/or to directly employ the personnel of our sponsor or its affiliates that our advisor utilizes to perform services on its behalf for us.

Additionally, while we would no longer bear the cost of the various fees and expenses we expect to pay to our advisor under our advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants of our advisor or its affiliates in connection with an internalization transaction, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and/or its affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become our employees but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Our board of directors may change our investment policies generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies, we also may change our stated strategy for any particular investment. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other strategies, policies and procedures may be altered by our board of directors without the approval of our stockholders except to the extent that the policies are set forth in our charter. As a result, the nature of your investment could change without your consent.

We will provide investors with information using FFO and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.

We will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of our operating performance. We expect to compute FFO in accordance with the standards established by NAREIT. We expect that we will compute MFFO in accordance with the definition established by the IPA. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO using these definitions without further adjustments. For more information concerning our computation of FFO and MFFO, see “Description of Shares — Distributions.”

FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements. Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers and some of our directors and other key real estate professionals, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our executive officers and the key investment professionals relied upon by our advisor are compensated by our advisor and its affiliates. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer-manager fees and will likely entitle our advisor to increased asset management fees;

•	sales of investments, which entitle our advisor to disposition fees and possible subordinated incentive fees;

•

originations of loans and acquisitions of investments, which entitle our advisor to asset management fees and origination fees and, in the case of acquisitions of investments from other Cantor Companies or affiliates, might entitle affiliates of our advisor to disposition fees and other fees in connection with its services for the seller;

•	borrowings to acquire investments and to originate loans, which borrowings will increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle an affiliate of our advisor to have their special units redeemed; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our sponsor to reimbursement of the sponsor support and an affiliate of our advisor to a disposition fee and/or have their special units redeemed.

The fees our advisor receives in connection with transactions involving the origination or acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

We may compete with other Cantor Companies for investment opportunities for our company, which could negatively impact our ability to locate suitable investments.

Our investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate and Berkeley Point is a leading multifamily capital solutions provider, which is engaged in the origination, funding, sale and servicing of multi-family mortgage loans within the United States and participates in a number of loan origination, sale and servicing programs operated by government sponsored entities. Opportunities to originate or acquire such loans by CCRE or Berkeley Point may be competitive with some of our potential investments. Although Newmark does not currently acquire properties or interests in real estate properties or originate or acquire loans, in the course of Newmark’s business, it may generate fees from the referral of such loan opportunities to third parties. Members of CCRE’s and Newmark’s day to day management teams are generally different than our investment professionals. However, both lines of business are under common control with us. CCRE and Newmark and their respective subsidiaries are not restricted from competing with our business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring loan opportunities to third parties in exchange for fees. CCRE and Newmark are not required to refer any such opportunities to us. Our sponsor also is the sponsor of RGPT, a non-traded REIT formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets primarily through the acquisition of single-tenant net leased commercial properties located in the U.S., the United Kingdom and other European countries. Our advisor and its affiliates face conflicts of interest relating to performing services on our behalf and allocating investment opportunities to us, and such conflicts may not be resolved in our favor, meaning we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our affiliation with Cantor and the relationships of our executive officers, sponsor and advisor may not lead to investment opportunities for us.

There can be no assurance that our affiliation with affiliates of our sponsor or the relationships of our executive officers, sponsor and advisor will result in investment opportunities or service relationships for us on favorable terms, if at all. If we are unable to generate attractive investment opportunities, we will have fewer investments and our ability to pay you distributions will be limited. In addition, certain of our affiliates may be constrained by approvals and/or obligations with respect to third-party investors and as a result may not be able to provide services to us.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other Cantor Companies or affiliated entities for the acquisition, development or improvement of properties or other investments. Our advisor and its affiliates, the advisors to the other Cantor Companies and the investment advisers to institutional investors in real estate and real estate-related assets, have some of the same executive officers, directors and other key real estate and finance professionals, and these persons will face conflicts of interest in determining which program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Cantor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Cantor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Cantor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. As a result, these co-venturers may benefit to our and your detriment.

The fees we pay to our advisor and its affiliates in connection with our offering and in connection with the origination, acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our advisor faces conflicts of interest relating to incentive compensation and sponsor support structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor is entitled to fees and other amounts that may result in our advisor recommending actions that maximize these amounts even if the actions are not in our best interest. Further, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to incentive compensation. In addition, our advisor’s entitlement to fees upon the sale of our investments and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. In addition, unless the advisory agreement was terminated for cause, the special unit holder may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that the special unit holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. In addition, our sponsor will be entitled to reimbursement for its payment of certain selling commissions made on our behalf. To avoid paying these fees, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares of common stock or disposition of our investments even if termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor upon our advisor’s termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the fee to our advisor.

Our advisor, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands on their time and this may cause our operations and your investment to suffer.

We rely on our advisor and the real estate and debt finance professionals our advisor has assembled, including Messrs. Lutnick and Pion, for the day-to-day operation of our business. Messrs. Lutnick and Pion are also executive officers or managers of certain other Cantor Companies and affiliates. As a result of their interests in other Cantor Companies and affiliates, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Lutnick and Pion will face conflicts of interest in allocating their time among us, our advisor and its affiliates, other Cantor Companies as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are desirable. As a result, the returns on our investments, and the value of your investment, may decline.

Certain of our executive officers and certain of our advisor’s and its affiliates’ key investment professionals who perform services for us may perform services for other entities to whom they may also owe duties that will conflict with their duties to us.

Our executive officers and our advisor’s and its affiliates’ key investment professionals may provide services for other Cantor Companies. To the extent they do so, they will owe duties to each of these entities, their members and limited partners and investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder, to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of our assets.

Because other real estate programs may be offered through our dealer manager concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our dealer manager may also act as the dealer manager for the public and private offerings of other programs sponsored by our sponsor, other Cantor Companies or unaffiliated sponsors. For example, our dealer manager also is the dealer manager for the public offering of RGPT, a non-traded REIT sponsored by our sponsor formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. In addition, future programs sponsored by our sponsor, other Cantor Companies or unaffiliated sponsors may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor will generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and strategies. Nevertheless, there may be periods during which one or more programs sponsored by our sponsor will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

By conducting our business through the operating partnership (itself a majority-owned subsidiary) and its and our other direct and indirect majority-owned subsidiaries established to carry out specific activities, we believe that we and our operating partnership will satisfy both (i.e., we will not be an “investment company” under either of the) tests above. With respect to the 40% test, most of the entities through which we and our operating partnership will own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies. Through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

We believe that most of the subsidiaries of our operating partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exclusion from the definition of an investment company. (Any other subsidiaries of our operating partnership should be able to rely on the exclusions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) The exclusion provided by Section 3(c)(5)(C) of the Investment Company Act is available for, among other things, entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an entity maintain at least 55% of its assets in qualifying interests and the remaining 45% of the entity’s portfolio be comprised primarily of real estate-type interests (as such terms have been interpreted by the SEC’s staff). The SEC staff no-action letters have indicated that the foregoing real estate-type interests test will be met if at least 25% of such entity’s assets are invested in real estate-type interests, which threshold is subject to reduction to the extent that the entity invested more than 55% of its assets in qualifying interests, and no more than 20% of the value of such entity’s assets are invested miscellaneous assets other than qualifying interests and real estate-type interests. To constitute a qualifying interest under this 55% requirement, a real estate investment must meet various criteria based on SEC staff no-action letters.

We may, however, in the future organize subsidiaries of the operating partnership that will rely on the exclusions provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership, then we and our operating partnership may seek to rely on the exclusion under Section 3(c)(6) of the Investment Company Act if we and our operating partnership are “primarily engaged,” directly and/or through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on or interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

To maintain compliance with the Investment Company Act, we and/or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we or our subsidiaries may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views, and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Criteria – Investment Limitations to Avoid Registration as an Investment Company.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of (or actual income from) our qualifying interests (or from or of our Section 3(c)(5)(C) subsidiaries holding such interests) changes as compared to the market value or income potential of our non-qualifying interests, or if the market value or income potential of (or actual income from) our assets that are considered “real estate-type interests” under the Investment Company Act or “real estate-related assets” under the REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-type interests” under the Investment Company Act or “real estate-related assets” under the REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us.

On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which the SEC stated that it and its staff were reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, related to such investment activity (which may include one or more of our direct or indirect subsidiaries) should continue to be allowed to rely on such an exclusion from registration. Although the SEC has not taken formal action related to this release since its publication, if the SEC or its staff takes action with respect to this exclusion, these changes could mean that certain of our subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exclusion from registration as an investment company.

If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

Our advisor is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If our advisor is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

Our advisor is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because it does not and does not intend to have sufficient regulatory assets under management to meet the eligibility requirement under Section 203A of the Advisers Act. Whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, our advisor must include the value of each “securities portfolio” it manages. Our advisor expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities, including loans that we originate, real estate and cash. However, because we may also invest in several types of securities in accordance with our investment strategy and the SEC will not affirm our determination of what portion of our investments are not securities, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such event, our advisor may be acting as an investment adviser subject to registration under the Advisers Act that is not registered. If our investments were to constitute a “securities portfolio”, then our advisor would be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, our advisor would have to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

The recently adopted SEC standard of conduct for investment professionals and proposed state legislation or regulations could impact our ability to raise capital.

On June 5, 2019, the SEC adopted “Regulation Best Interest: The Broker-Dealer Standard of Conduct,” a package of rulemakings and interpretations that address customers’ relationships with investment advisers and broker-dealers under the Securities Exchange Act of 1934, as amended, that includes: (i) the requirement, commencing on June 30, 2020, that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the client relationship summary, or Form CRS, which will be required commencing on June 30, 2020, and will require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures, as well as conflicts of interest and disciplinary history, (iii) guidance restating and clarifying the SEC’s view on the fiduciary duty owed by investment advisors to clients under Section 206 of the Investment Advisers Act of 1940, as amended, and (iv) guidance clarifying the SEC’s view as to the ability of a broker-dealer to provide advice that is “solely incidental” to its transaction execution services without being required to register as an investment advisor.

In addition, several states, including Maryland, Nevada, New Jersey, and Massachusetts, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of our shares.

While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, what legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on the marketing of our shares through the impacted channels is uncertain.

Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that Regulation Best Interest may have on purchasing and holding Interests. Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on our ability to raise capital.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following limited matters:

•	the election or removal of directors;

•

the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution;

•	our conversion;

•	statutory share exchanges;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.

Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Our charter does not require our board of directors to pursue a transaction providing liquidity to you. If our board of directors determines to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation and/or sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on you that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. In addition, we are not restricted from effecting a liquidity transaction with a company affiliated with Cantor, which may result in certain conflicts of interest. After we adopt a plan of liquidation and/or sale, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investment in our shares.

You may not be able to sell your shares under our share repurchase program and, if you are able to sell your shares under the program, you may not be able to recover fully the amount of your investment in our shares.

Our share repurchase program includes numerous restrictions that limit your ability to sell your shares. We limit the number of shares repurchased pursuant to the share repurchase program as follows: (i) during any calendar month, we may repurchase no more than 2% of the combined NAV of all classes of shares as of the last calendar day of the previous month (based on the most recently determined NAV per share) and (i) during any calendar year, we may repurchase no more than 10% the combined NAV of all classes of shares as of the last calendar day of the previous calendar year. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made. Our board is free to amend, suspend or terminate the share repurchase program upon 10 business days’ notice. See “Description of Shares — Share Repurchase Program” for more information about the program. The restrictions of our share repurchase program will severely limit your ability to sell your shares should you require liquidity and will limit your ability to recover the value you invest in us.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, the absence of which increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Cantor Fitzgerald & Co., is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased, subject to approval by our board of directors, including a majority of our independent directors, and the other limitations in our advisory agreement and charter, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares of each class we sell in our primary offering and assuming that 40% of the proceeds are from the sale of Class A Shares, 50% of the proceeds are from the sale of Class T Shares and 10% of the proceeds are from the sale of Class I Shares, we estimate that we will use 96.6% (assuming the full payment of sponsor support and all shares available pursuant to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments.

These fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Defects or disruptions in our technology or services could diminish demand for our products and service and subject us to liability.

Because our technology, products and services are complex and use or incorporate a variety of computer hardware, software and databases, both developed in-house and acquired from third-party vendors, our technology, products and services may have errors or defects. Errors and defects could result in unanticipated downtime or failure, and could cause financial loss and harm to our reputation and our business.

If we experience computer systems failures or capacity constraints, our ability to conduct our business operations could be materially harmed.

If we experience computer systems failures or capacity constraints, our ability to conduct our business operations could be harmed. We support and maintain many of our computer systems and networks internally. Our failure to monitor or maintain these systems and networks or, if necessary, to find a replacement for this technology in a timely and cost-effective manner, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Although all of our business critical systems have been designed and implemented with fault tolerant and/or redundant clustered hardware and diversely routed network connectivity, our redundant systems or disaster recovery plans may prove to be inadequate. We may be subject to system failures and outages that might impact our revenues and relationships with clients. In addition, we will be subject to risk in the event that systems of our clients, business partners, vendors and other third parties are subject to failures and outages.

We rely on third-party service providers for certain aspects of our business, including for certain information systems, stockholder services, technology and administration. Our systems, or those of our third-party providers, may fail or operate slowly, causing one or more of the following, which may not in all cases be covered by insurance:

•	unanticipated disruptions in service to our clients;

•	slower response times;

•	financial losses;

•	litigation or other client claims; and

•	regulatory actions.

We may experience additional systems failures in the future from power or telecommunications failures, acts of God or war, weather-related events, terrorist attacks, human error, natural disasters, fire, power loss, sabotage, cyber-attacks, hardware or software malfunctions or defects, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our service could damage our reputation, business and brand name.

Malicious cyber-attacks and other adverse events affecting our operational systems or infrastructure, or those of third parties, could disrupt our business, result in the disclosure of confidential information, damage our reputation and cause losses or regulatory penalties.

Developing and maintaining our operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. Our financial, accounting, data processing or other operating and compliance systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, such as a malicious cyber-attack or other adverse events, which may adversely affect our ability to provide services.

In addition, our operations rely on the secure processing, storage and transmission of confidential and other information on our computer systems and networks. Although we take protective measures such as software programs, firewalls and similar technology, to maintain the confidentiality, integrity and availability of our and our clients’ information, and endeavor to modify these protective measures as circumstances warrant, the nature of cyber threats continues to evolve. As a result, our computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability or disruption of service, computer viruses, acts of vandalism, or other malicious code, cyber-attack and other adverse events that could have an adverse security impact. Despite the defensive measures we have taken, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from within us.

We also face the risk of operational disruption, failure, termination or capacity constraints of any of the third parties that facilitate our business activities. Such parties could also be the source of a cyber-attack on or breach of our operational systems, data or infrastructure.

There have been an increasing number of cyber-attacks in recent years in various industries, and cyber-security risk management has been the subject of increasing focus by our regulators. If one or more cyber-attacks occur, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, as well as our clients’ or other third parties’, operations, which could result in reputational damage, financial losses and/or client dissatisfaction, which may not in all cases be covered by insurance. Any such cyber incidents involving our computer systems and networks, or those of third parties important to our business, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, no person may transfer any shares held by such person to the offeror without first offering the shares to us at the tender offer price offered in such tender offer. In addition, the noncomplying offeror person shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Risks Related to Our Investments

Our investments will be subject to the risks typically associated with real estate.

We intend to invest in a diverse portfolio of real estate-related loans, real estate-related securities and other real estate-related investments. Each of these investments will be subject to the risks typically associated with real estate. Our loans held for investment will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in residential and commercial mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by real estate property values. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans and our tenants to pay their rent, as well as on the value that we can realize from other real estate-type interests we originate, own or acquire.

Although the U.S. real estate market has substantially recovered from the recession, real estate returns may lose momentum which could have a negative impact on the performance of our investment portfolio.

The ongoing competition for high quality real estate assets and resulting upward pressure on pricing may reduce anticipated returns. Furthermore, economic growth remains fragile, and could be slowed or halted by significant external events. A negative shock to the economy could result in reduced tenant demand, higher tenancy default and rising vacancy rates. There can be no assurance that our real estate investments will not be adversely affected by a severe slowing of the economy or renewed recession. Tenant defaults, fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively affect our portfolio, and decrease the value of our investments.

The commercial real estate industry has been and may continue to be adversely affected by economic conditions in the United States and the global financial markets generally.

Our business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. A worsening of economic conditions would likely have a negative impact on the commercial real estate industry generally and on our business and operations specifically. Additionally, disruptions in the global economy, whether as a result of recent economic conditions in China and the Euro-zone, ongoing epidemics of infectious disease (including coronavirus), regional conflict or otherwise, may also have a negative impact on the commercial real estate market domestically. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to originate new commercial real estate debt and otherwise negatively impacting our operations.

Challenging economic and financial market conditions could significantly reduce the amount of income we earn on our commercial real estate investments and further reduce the value of our investments.

Challenging economic and financial market conditions may cause us to experience an increase in the number of commercial real estate investments that result in losses, including delinquencies, non-performing assets and taking title to collateral and a decrease in the value of the property or other collateral which secures our investments, all of which could adversely affect our results of operations. We may incur substantial losses and need to establish significant provision for losses or impairment. Our revenue from investments could diminish significantly.

The current outbreak of the novel coronavirus, or COVID-19, or the future outbreak of any other highly infectious or contagious diseases, could adversely impact or cause disruption to our financial condition and results of operations. Further, the spread of the COVID-19 outbreak could cause severe disruptions in the U.S. and global economy, may further disrupt financial markets and could potentially create widespread business continuity issues.

In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 180 countries, including the United States. COVID-19 has also spread to every state in the United States. On March 11, 2020 the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19.

The potential impact and duration of COVID-19 or another pandemic could have repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines and restrictions on travel.

A vast majority of states, including among others, the state of New York (where the properties underlying our two investments are located), have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects that may continue. We expect that additional states and cities will implement similar restrictions. The COVID-19 outbreak, and future pandemics, could have a significant adverse impact on economic and market conditions of economies around the world, including the United States, and trigger a period of global economic slowdown or global recession.

The effects of COVID-19 or another pandemic on our, our borrowers’ and their tenants’ ability to successfully operate could be adversely impacted due to, among other factors:

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the continued service and availability of personnel, including executive officers and other leaders that are part of the management team and the ability to recruit, attract and retain skilled personnel – to the extent management or personnel are impacted in significant numbers by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work, business and operating results may be negatively impacted;

•

difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our, our borrowers or their tenants’ ability to access capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could affect our ability to meet liquidity and capital expenditure requirements or have a material adverse effect on our business, financial condition, results of operations and cash flows;

•	ability to operate or operate in affected areas, or delays in the supply of products or services from the vendors that are needed to operate effectively;

•	tenants’ ability to pay rent on their leases or our borrowers’ ability to lease space in their properties on favorable terms;

•	our ability to ensure business continuity in the event our continuity of operations plan is not effective or improperly implemented or deployed during a disruption; and

•

our ability to operate, which may cause our business and operating results to decline or impact our ability to comply with regulatory obligations leading to reputational harm and regulatory issues or fines.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19. The full extent of the impact and effects of COVID-19 on the future financial performance of our company, as a whole, and, specifically, on our loan investments and underlying borrowers and their real estate property holdings are uncertain at this time. The impact will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, and production delays, and the uncertainty with respect to the accessibility of additional liquidity or to the capital markets. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Any investments in real estate-related loans and real estate-related securities in distressed debt will involve more risk than in performing debt.

Distressed debt may include sub- and non-performing real estate loans acquired from financial institutions and performing loans acquired from distressed sellers.

Traditional performance metrics of real estate-related loans are generally not meaningful for non-performing real estate-related loans. Similarly, non-performing loans do not have a consistent stream of loan servicing or interest payments to provide a useful measure of revenue. In addition, for non-performing loans, often there is no expectation that the face amount of the note will be paid in full. Appraisals may provide a sense of the value of the investment, but any appraisal of the property or underlying property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. Properties securing non-performing loan investments are typically non-stabilized or otherwise not performing optimally. An appraisal of such a property involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.

In addition, we may pursue more than one strategy to create value in a non-performing loan. These strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.

The factors described above make it challenging to evaluate non-performing loans and make investments in such loans riskier than investments in performing debt.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the financial obligations to be held or issued by us that are linked to LIBOR.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. It currently appears that, over time, U.S. Dollar LIBOR may be replaced by the Secured Overnight Financing Rate (“SOFR”) published by the Federal Reserve Bank of New York. However, the manner and timing of this shift is currently unknown. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our assets and liabilities will transition away from LIBOR at the same time, and it is possible that not all of our assets and liabilities will transition to the same alternative reference rate, in each case increasing the difficulty of hedging. For example, switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in a manner that minimizes the possibility of value transfer between counterparties, borrowers, and lenders by virtue of the transition, but there is no assurance that the calculated spread will be fair and accurate or that all asset types and all types of securitization vehicles will use the same spread. We and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management. The process of transition involves operational risks. It is also possible that no transition will occur for many financial instruments. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the market for or value of any securities on which the interest or dividend is determined by reference to LIBOR, loans, derivatives and other financial obligations or on our overall financial condition or results of operations. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark.”

Any investments we make in CMBS and other similar structured finance investments would pose additional risks, including the risks of the securitization process and the risk that any special servicer may take actions that could adversely affect our interests.

We may from time to time invest in CMBS and other similar securities, which are subordinated classes of securities in a structure of securities secured by a pool of mortgages or loans. Accordingly, such securities are the first or among the first to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Thus, there is generally only a nominal amount of equity or other debt securities junior to such positions, if any, issued in such structures. The estimated fair values of such subordinated interests tend to be much more sensitive to adverse economic downturns and underlying borrower developments than more senior securities. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality CMBS because the ability of borrowers to make principal and interest payments on the mortgages or loans underlying such securities may be impaired, as has occurred throughout the recent economic recession and weak recovery.

Subordinate interests such as CLOs, CDOs and similar structured finance investments generally are not actively traded and are relatively illiquid investments and volatility in CLO and CDO trading markets may cause the value of these investments to decline. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses.

With respect to the CMBS in which we may invest, control over the of the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificateholder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CMBS, for which we may not have the right to appoint the directing certificateholder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests.

We depend on borrowers and tenants for a substantial portion of our revenue and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such borrowers and tenants.

The success of our origination or acquisition of investments significantly depends on the financial stability of the borrowers and tenants underlying such investments. The inability of a single major borrower or tenant, or a number of smaller borrowers or tenants, to meet their payment obligations could result in reduced revenue or losses.

Lease defaults, terminations or landlord-tenant disputes may reduce our income from our real estate investments.

The creditworthiness of tenants in our real estate investments could become negatively impacted as a result of challenging economic conditions or otherwise, which could result in their inability to meet the terms of their leases. Lease defaults or terminations by one or more tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. Upon a lease default, we may have limited remedies, be unable to accelerate lease payments and have limited or no recourse against a guarantor. Tenants as well as guarantors may have limited or no ability to satisfy any judgments we may obtain. We may also have duties to mitigate our losses and we may not be successful in that regard. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect our results of operations.

Risks Related to Our Commercial Real Estate Debt and Securities

The commercial real estate debt we originate and invest in and the commercial real estate loans underlying the commercial real estate securities we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by commercial real estate and are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower, all of which are and will continue to be prevalent if the overall economic environment does not continue to improve. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

•	macroeconomic and local economic conditions;

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	effects on a particular industry applicable to the property, such as hotel vacancy rates;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	changes in tax laws;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	branding, marketing and operational strategies;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	real estate tax rates and other operating expenses;

•	acts of God;

•	social unrest and civil disturbances;

•	ongoing epidemics of infectious disease (including COVID-19);

•	terrorism; and

•	increases in costs associated with renovation and/or construction.

Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.

In the event of any default under a commercial real estate loan held directly by us, we will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the commercial real estate loan, which could have a material adverse effect on our cash flow from operations. In the event of a default by a borrower on a non-recourse commercial real estate loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the commercial real estate loan. If a borrower defaults on one of our commercial real estate investments and the underlying property collateralizing the commercial real estate debt is insufficient to satisfy the outstanding balance of the debt, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy as the loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. We are also exposed to these risks though the commercial real estate loans underlying commercial real estate loan underlying a commercial real estate security we hold may result in us not recovering a portion or all of our investment in such commercial real estate security.

The B Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

The mezzanine loans which we may originate or in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We have and may continue to originate or invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Transitional mortgage loans may involve a greater risk of loss than conventional mortgage loans.

We may provide transitional mortgage loans secured by mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional mortgage loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a transitional mortgage loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our transitional mortgage loan, which could depend on market conditions and other factors. Transitional mortgage loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional mortgage loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the transitional mortgage loan. To the extent we suffer such losses with respect to our investments in transitional mortgage loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, non-conforming and non-investment grade loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated commercial mortgage-backed securities may be subject to losses.

We intend to acquire or originate subordinated loans and may invest in subordinated commercial mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related residential and commercial mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Construction loans involve a high risk of loss if we are unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project. Land loans and pre-development loans involve similarly high risks of loss if construction financing cannot be obtained.

We may invest in construction loans. If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. Further, other non-cash flowing assets such as land loans and pre-development loans may fail to qualify for construction financing and may need to be liquidated based on the “as-is” value as opposed to a valuation based on the ability to construct certain real property improvements. The occurrence of such events may have a negative impact on our results of operations. Other loan types may also include unfunded future obligations that could present similar risks.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially and adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments that are not United States government insured involve risk of loss.

We expect to originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans and mezzanine loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.

The CMBS in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of commercial mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Commercial mortgage-backed securities are also subject to several risks created through the securitization process.

Subordinate commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate residential and commercial mortgage-backed securities will not be fully paid. Subordinate residential and commercial mortgage-backed securities are also subject to greater credit risk than those residential and commercial mortgage-backed securities that are more highly rated.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, either of which could lead to a significant decrease in our results of operations and cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of investments. Changes in interest rates may also affect borrower default rates.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed-rate investments would not change, the duration and weighted average life of our fixed-rate investments would increase and the market value of our fixed-rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating-rate investments would decrease, while any decrease in the interest we are charged on our floating-rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed-rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Prepayments can adversely affect the yields on our investments.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans may reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage to the extent that we have a portfolio of residential mortgage-backed security (“RMBS”) and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

The yield of our other assets may be affected by the rate of prepayments. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, our income may be reduced or we may suffer losses.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to, among other things, zoning, environmental protection and historical heritage, all of which may affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which generally took effect in 2011, contains a sweeping overhaul of the regulation of financial institutions and the financial markets. Key provisions of the Dodd-Frank Act require extensive rulemaking by the SEC and the U.S.

Commodity Futures Trading Commission, some of which remains ongoing. Thus, the full impact of the Dodd-Frank Act on our business cannot be fully assessed until all final implementing rules and regulations are promulgated.

Various rules currently in effect under the Dodd-Frank Act may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities. In February 2017, the U.S. President ordered the Secretary of the U.S. Treasury to review certain existing rules and regulations, such as those promulgated under the Dodd-Frank Act; however, the implications of that review are not yet known and none of the rules and regulations promulgated under the Dodd-Frank Act have been modified or rescinded as of the date of this report.

For example, but not by way of limitation, the Dodd-Frank Act and the rules and regulations promulgated thereunder provide for significantly increased regulation of the derivatives markets and transactions that affect our interest rate hedging activities, including: (i) regulatory reporting, (ii) subject to limited exemptions, mandated clearing through central counterparties and execution on regulated exchanges or execution facilities, and (iii) margin and collateral requirements. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be fully assessed until all final implementing rules and regulations are promulgated, the foregoing requirements may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to the effectiveness of the Dodd-Frank Act. For example, subject to an exception for “end-users” of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. To the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and on your return.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the senior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Your investment may be subject to additional risks if we make international investments.

We may make or purchase mortgage, mezzanine or other loans or participations in mortgage, mezzanine or other loans made by a borrower located in non-U.S. markets secured by property located in non-U.S. markets. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•

governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by inflation or other changes in national or local economic conditions;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

•

our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes, and value added taxes;

•	lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•	changes in land use and zoning laws;

•	more stringent environmental laws or changes in such laws;

•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•	we, our sponsor and its affiliates have relatively less experience with respect to investing in real property or other investments in Europe as compared to domestic investments; and

•	legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries where we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs on to our tenants.

Concerns regarding market perceptions concerning the instability of foreign currencies could adversely affect our business, results of operations and financing.

Concerns persist regarding the debt burden of certain countries and their ability to meet future financial obligations, including the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual Eurozone countries. These concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the euro currency entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. Any potential negative developments regarding the instability of foreign currencies, or market perceptions concerning these and related issues, could materially adversely affect the value of assets, including any euro-denominated assets and obligations we may acquire.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We will not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the residential and commercial mortgage-backed securities that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Some of our investments will be carried at an estimated fair value and we will be required to disclose the fair value of other investments quarterly. The estimated fair value will be determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. Such estimates are inherently uncertain. The fair value of securities and other investments, including loans that have limited liquidity or are not publicly traded, may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We may depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related securities and other real estate-related assets materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment. These factors could reduce the value of our investment in the defaulted mortgage loans.

Delays in restructuring or liquidating non-performing debt-related securities could reduce the return on your investment.

Debt-related securities may become non-performing after acquisition for a wide variety of reasons. In addition, we may acquire non-performing debt-related investments. Such non-performing debt-related investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such debt-related security, the borrower under the security may not be able to negotiate replacement “takeout” financing to repay the principal amount of the securities owed to us. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive as discussed above.

If we foreclose on the collateral that will secure our investments in loans receivable, we may incur significant liabilities for deferred repairs and maintenance, property taxes and other expenses, which would reduce cash available for distribution to stockholders.

Some of the properties we may acquire in foreclosure proceedings may face competition from newer, more updated properties. In addition, the overall condition of these properties may have been neglected prior to the time we would foreclose on them. In order to remain competitive, increase occupancy at these properties and/or make them more attractive to potential tenants and purchasers, we may have to make significant capital improvements and/or incur deferred maintenance costs with respect to these properties. Also, if we acquire properties through foreclosure, we will be responsible for property taxes and other expenses which will require more capital resources than if we held a secured interest in these properties. To the extent we have to make significant capital expenditures with respect to these properties, we will have less cash available to fund distributions and investor returns may be reduced.

Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.

Traditional performance metrics of real estate assets are generally not meaningful for non-performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Similarly, non-performing loans do not have a consistent stream of loan servicing or interest payments to provide a useful measure of revenue. In addition, for non-performing loans, often there is no expectation that the face amount of the note will be paid in full. Appraisals may provide a sense of the value of the investment, but any appraisal of the property or underlying property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. Further, an appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.

In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to a loan, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.

The factors described above make it challenging to evaluate non-performing investments.

We have no established investment criteria limiting the geographic or industry concentration of our investments. If our investments are concentrated in an area or asset class that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain of our investments may be secured by a single property or properties in one geographic location or asset class. Additionally, properties that we may acquire may be concentrated in a geographic location or in a particular asset class. These investments carry the risks associated with significant geographical or industry concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas or industries and we may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which our investments may be concentrated or economic upheaval with respect to a particular asset class, could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral or the properties we may acquire. As of December 31, 2019, 100% of our investments were secured by properties in New York City, N.Y.

We have no established investment criteria limiting the size of each investment we make in commercial real estate debt, real estate related equity and securities investments. If we have an investment that represents a material percentage of our assets and that investment experiences a loss, the value of your investment in us could be significantly diminished.

We are not limited in the size of any single investment we may make and certain of our commercial real estate debt, select equity and securities investments may represent a significant percentage of our assets. We may be unable to raise significant capital and invest in a diverse portfolio of assets which would increase our asset concentration risk. Any such investment may carry the risk associated with a significant asset concentration. Should any investment representing a material percentage of our assets, experience a loss on all or a portion of the investment, we could experience a material adverse effect, which would result in the value of your investment in us being diminished. As of December 31, 2019, we have made two investments.

Failure to obtain or maintain required approvals and/or state licenses necessary to operate our mortgage-related activities may adversely impact our investment strategy.

We may in the future be required to obtain various other approvals and/or licenses from federal or state governmental authorities, government sponsored entities or similar bodies in connection with some or all of our mortgage-related activities. There is no assurance that we can obtain any or all of the approvals and licenses that we desire or that we will avoid experiencing significant delays in seeking such approvals and licenses. Furthermore, we will be subject to various disclosures and other requirements to obtain and maintain these approvals and licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our options and ability to engage in desired activities, and could subject us to fines, suspensions, terminations and various other adverse actions if it is determined that we have engaged without the requisite approvals or licenses in activities that require an approval or license, which could have a material and adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to Our Financing Strategy

We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

We expect to finance the acquisition and origination of a portion of our investments with warehouse lines of credit, repurchase agreements, various types of securitizations, mortgages and other borrowings. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy will depend on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Short-term borrowing through repurchase agreements, bank credit facilities and warehouse facilities may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to acquire eligible investments for a CDO issuance or may not be able to issue CDO securities on attractive terms, either of which may require us to seek more costly financing for our investments or to liquidate assets.

We may use short-term financing arrangements to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our short-term financing is available, a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we have accumulated a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or liquidate the assets. In addition, while we generally will retain the equity component, or below investment grade component, of such CDOs and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into securitization transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default under warehouse facilities, bank credit facilities and repurchase agreements discussed above.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

Our operating results will depend in large part on differences between the income from our assets, net of credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit our ability to make distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Although we expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be 50% or less of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), our debt financing and other liabilities may exceed this level during our offering stage. Our charter limits our total liabilities to 300% of the cost of our net assets, which we expect to approximate 75% of the cost of our tangible assets (before deducting depreciation, reserves for bad debt or other non-cash reserves), however, we may exceed this limit with the approval of the independent directors of our board of directors. See “Investment Objectives and Criteria – Financing Strategy and Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. As of December 31, 2019, our debt to tangible assets ratio was 3.7%.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

We intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending on December 31, 2019. We have received the opinion of our U.S. federal income tax counsel, Greenberg Traurig, LLP, in connection with this offering and with respect to our qualification as a REIT, although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and is not binding on the Internal Revenue Service or any court. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig, LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

See “Federal Income Tax Considerations — Taxation of Rodin Income Trust, Inc.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

In the event RIT REIT Sub I, Inc. were to fail to qualify as a REIT for federal income tax purposes, we may also fail to qualify as a REIT as a result thereof or be subject to potentially significant penalty taxes.

For the tax years beginning after December 31, 2019, RIT REIT Sub I, Inc. intends to electto be taxed as a REIT. In the event RIT REIT Sub I, Inc. were to fail to qualify as a REIT for federal income tax purposes in the 2019 tax year or thereafter, we may be deemed to fail the asset test for one or more quarters. Under certain circumstances, and provided there is reasonable cause for the failure and certain other requirements are met, we would be subject to an excise tax equal to the maximum corporate rate (currently 21%) multiplied by the net amount of dividend income received from RIT REIT Sub I, Inc. during any such quarter, but would retain our qualification as a REIT. In the absence of reasonable cause for such failure or the satisfaction of such other requirements, we would lose our REIT status, effective as of the taxable year in which the asset test was first failed to be satisfied as of the close of any quarter taking into account any applicable cure periods. If we were to lose our REIT status we would be precluded from re-electing to be taxed as REIT until the fifth subsequent calendar year. If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

Our investments in debt instruments may cause us to recognize taxable income in excess of cash received related to that income for federal income tax purposes even though no cash payments have been received on the debt instruments.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and could cause us to recognize taxable income in excess of cash received related to that income.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which we recognize taxable income in excess of cash received related to that income is recognized.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).

If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of Rodin Income Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.”

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations or financing arrangements.

We may be deemed to be ourselves or make investments in entities that own or are themselves deemed to be taxable mortgage pools. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership.

Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (i) those borrowings are secured by mortgages or residential or commercial mortgage-backed securities and (ii) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or residential or commercial mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Rodin Income Trust, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests discussed in “Federal Income Tax Considerations—Taxation of Rodin Income Trust, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Taxation of Rodin Income Rodin Income Trust, Inc.—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for their shares.

In order for us to qualify as a REIT, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

If our CDO issuers that are taxable REIT subsidiaries are subject to federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us and to pay their creditors.

There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that any of our CDO issuers that are taxable REIT subsidiaries will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the Internal Revenue Service were to succeed in challenging that tax treatment, it could greatly reduce the amount that those CDO issuers would have available to distribute to us and to pay to their creditors.

Our ability to deduct business interest paid or accrued may be limited.

Under the recently enacted tax legislation passed by Congress in December, 2017, and referred to as the Tax Cuts and Jobs Act (“TJIA”), in general, the deductibility of the “net interest” paid or accrued, as applicable, of a business, other than certain small businesses, is limited to 30% of the business’s adjusted taxable income, defined generally to mean business taxable income computed without regard to business interest income or deductions or net operating loss deductions. For tax years beginning after December 31, 2017 and before January 1, 2022, the TCJA calculates adjusted taxable income using a tax EBITDA-based calculation. For tax years beginning January 1, 2022 and thereafter, the calculation of adjusted taxable income will not add back depreciation or amortization. Interest that is disallowed as a result of this limitation can be carried forward indefinitely. If we determine that we would be negatively impacted by this rule and provided that we qualify as a “real property trade or business,” an election could be made to permit us to deduct 100% of the interest expense. If such an election is made, the electing “real property trade or business” is thereafter required to use the less favorable alternative depreciation system to depreciate real property used in its trade or business. Under the TCJA, the alternative depreciation system lives are as follows: 30 years for residential real property (previously 40 years), 40 years for non-residential property (no change), and 20 years for qualified improvement property (previously 40 years). For this purpose, a “real estate trade or business” is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. We believe that we would qualify as a “real property trade or business”, however, we will not seek a tax opinion of guidance from the IRS with respect to this determination. There is no statutory provision or other authority grandfathering existing debt from this limitation.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates but may be eligible for a 20% deduction if received by an individual.

Legislation enacted in 2003 and modified in 2005, 2010 and 2013 generally reduces the maximum tax rate for dividends payable to certain shareholders who are domestic individuals, trusts and estates to 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause certain investors to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. Notwithstanding the foregoing, however, effective January 1, 2018 ordinary income dividends of a REIT (excluding distributions traceable to the dividends paid by a TRS of such REIT), are generally eligible for a 20% deduction from the taxable income of an individual including such dividends in their net taxable income.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we provide a NAV per share for each class of our stock on a quarterly basis. We can make no claim whether such NAV per share will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These factors include, but are not limited to the following:

•	our ability to successfully raise capital in our offering;

•

our dependence on the resources and personnel of our advisor, our sponsor and their affiliates, including our advisor’s ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our advisor and our sponsor;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

•	our ability to access financing for our investments at rates that will allow us to meet our target returns, including our ability to complete securitization financing transactions;

•	our liquidity;

•	our ability to make distributions to our stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for our shares;

•	the impact of economic conditions on our valuations and on our borrowers and others who we depend on to make payments to us;

•	our advisor’s ability to attract and retain sufficient personnel to support our growth and operations;

•	our limited operating history;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in our business or investment strategy;

•	changes in the value of our portfolio;

•	environmental compliance costs and liabilities;

•	any failure in our advisor’s due diligence to identify all relevant facts in our underwriting process or otherwise;

•

the impact of market and other conditions influencing the availability of debt versus equity investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	rates of default or decreased recovery rates on our target investments;

•	borrower, tenant and other third party defaults and bankruptcy;

•	the degree and nature of our competition;

•	illiquidity of investments in our portfolio;

•	our ability to finance our transactions;

•	the effectiveness of our risk management systems;

•

information technology risks, including capacity constraints, failures, or disruptions in our systems or those of parties with which we interact, including cybersecurity risks and incidents, privacy risk and exposure to potential liability and regulatory focus;

•	availability of opportunities, including our advisor’s ability to source and close on debt, select equity and securities investments;

•	our ability to realize current and expected returns over the life of our investments;

•	our ability to maintain effective internal controls;

•	regulatory requirements with respect to our business, as well as the related cost of compliance;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•

changes in laws or regulations governing various aspects of our business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor or FINRA and changes to laws governing the taxation of REITs;

•	our ability to maintain our exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among us and our sponsor and its affiliates;

•	the adequacy of our cash reserves and working capital;

•	increases in interest rates;

•	the full extent of the impact and effects of the recent outbreak of coronavirus (COVID-19) on our future financial performance;

•	the timing of cash flows, if any, from our investments; and

•	other risks associated with investing in our targeted investments.

The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in this prospectus beginning on page 41. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS

The amounts listed in the tables below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes that we sell the maximum of $1,000,000,000 in shares of common stock in this offering, not including shares sold under our distribution reinvestment plan, and the second scenario assumes that we sell the maximum of $1,000,000,000 in shares of common stock in this offering, plus the maximum of $250,000,000 in shares of common stock sold under our distribution reinvestment plan, with both scenarios contemplating 40% of our offering proceeds are from the sale of Class A Shares, 50% of our offering proceeds are from the sale of Class T Shares and 10% of our offering proceeds are from the sale of Class I Shares.

After giving effect to the payment by the sponsor of a portion of selling commissions and dealer manager fees in the amount of up to 4.0% of the gross offering proceeds in the primary offering, depending primarily upon the number of shares we sell in our primary offering, we estimate that we will use between 96.0% (assuming no shares available pursuant to the distribution reinvestment plan are sold) and 96.6% (assuming all shares available to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions, dealer manager fees and issuer organization and offering costs. However, our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. Raising less than the maximum offering amount or selling a different combination of Class A, Class T and Class I Shares would change the amount of fees, commissions and costs presented in the tables below.

Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed MFFO, our sponsor will purchase up to $5.0 million of Class I Shares (including the $2.0 million of shares purchased to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase program. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of asset management fees. See “Management Compensation.”

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Maximum Primary Offering – Class A Shares(2)		Maximum Primary Offering and Distribution Reinvestment Plan – Class A Shares (3)
	Amount	%	Amount	%
Gross Offering Proceeds	$400,000,000	100.0%	$500,000,000	100.0%
Less:
Selling Commissions(1)	(24,000,000)	6.0%	(24,000,000)	4.8%
Dealer Manager Fee(1)	(12,000,000)	3.0%	(12,000,000)	2.4%
Organization and Offering Costs(4)	(4,000,000)	1.0%	(5,000,000)	1.0%

Net Proceeds Available for Investment(5)(6)(7)	$360,000,000	90.0%	$459,000,000	92.8%

(1)

Our sponsor will pay up to a total of 4.0% of gross offering proceeds from the sale of Class A Shares in our primary offering, consisting of 1.0% of the selling commissions and all of the dealer manager fees. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation—Reimbursement of certain offering expenses to our Sponsor.”

(2)

Assumes we sell the maximum of $400,000,000 in Class A Shares in our primary offering, which represents 40% of the total shares to be sold in the maximum offering, but issue no Class A Shares pursuant to our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)

Assumes we sell the maximum of $400,000,000 in Class A Shares in our primary offering, which represents 40% of the total shares to be sold in the maximum offering, issue $100,000,000 in Class A Shares pursuant to our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(4)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.

(5)

Until required in connection with investment in real estate-related loans, real estate-related debt securities and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

(6)

We will also incur customary acquisition expenses in connection with the acquisition and/or origination (or attempted acquisition and/or origination) of our investments. Customary acquisition expenses include legal fees and expenses (including fees of in-house counsel that are not employees or affiliates of the advisor), costs of due diligence, travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate-related loans, real estate-related debt securities and other real estate-related investments. Actual amounts will be dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

(7)

In connection with our origination of commercial real estate-related loans, we generally expect that the borrower will pay an amount equal to any origination fees, so that such fees will not reduce the offering proceeds available for investment.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares:

	Maximum Primary Offering – Class T Shares (2)		Maximum Primary Offering and Distribution Reinvestment Plan – Class T Shares(3)
	Amount	%	Amount	%
Gross Offering Proceeds	$500,000,000	100.0%	$625,000,000	100.0%
Less:
Selling Commissions(1)(4)	(15,000,000)	3.0%	(15,000,000)	2.4%
Dealer Manager Fee(1)(4)	(15,000,000)	3.0%	(15,000,000)	2.4%
Organization and Offering Costs(5)	(5,000,000)	1.0%	(6,250,000)	1.0%

Net Proceeds Available for Investment(6)(7)(8)	$465,000,000	93.0%	$588,750,000	94.2%

(1)

Our sponsor will pay up to a total of 4.0% of gross offering proceeds from the sale of Class T Shares in our primary offering, consisting of 1.0% of the selling commissions and all of the dealer manager fees. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation—Reimbursement of certain offering expenses to our Sponsor.”

(2)

Assumes we sell the maximum of $500,000,000 in Class T Shares in our primary offering, which represents 50% of the total shares to be sold in the maximum offering, but issue no Class T Shares pursuant to our distribution reinvestment plan and that no discounts or waiver of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)

Assumes we sell the maximum of $500,000,000 in Class T Shares in our primary offering, which represents 50% of the total shares to be sold in the maximum offering, issue $125,000,000 in Class T Shares pursuant to our distribution reinvestment plan and that no discounts or waiver of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(4)

In addition to the selling commissions and dealer manager fees, we will pay our dealer manager distribution fees in an annual amount equal to 1.0% of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares) calculated on outstanding Class T Shares purchased in our primary offering. The distribution fee will accrue daily and be paid monthly in arrears. The distribution fees are ongoing fees that are not paid at the time of purchase. We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 1.0% of selling commissions and all of dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the applicable limit on a particular Class T Share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately four (4) years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $23.92 per Class T Share. See “Description of Shares.” If $1.0 billion in shares (consisting of $400 million in Class A Shares, $500 million in Class T Shares and $100 million in Class I Shares) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $20 million, before the 10% underwriting compensation limit is reached. The distributions fees are not intended to be a principal use of offering proceeds and are not included in the above table.
(5)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.

(6)

Until required in connection with investment in real estate related loans, real estate related debt securities and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(7)	See note 6 to the table above regarding the estimated use of proceeds with respect to Class A Shares.
(8)	See note 7 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I Shares:

	Maximum Primary Offering – Class I Shares(2)		Maximum Primary Offering and Distribution Reinvestment Plan – Class I Shares(3)
	Amount	%	Amount	%
Gross Offering Proceeds	$100,000,000	100.0%	$125,000,000	100.0%
Less:
Selling Commissions(1)	—	0.0%	—	0.0%
Dealer Manager Fee(1)	(1,500,000)	1.5%	(1,500,000)	1.2%
Organization and Offering Costs(4)	(1,000,000)	1.0%	(1,250,000)	1.0%

Net Proceeds Available for Investment(5)(6)(7)	$97,500,000	97.5%	$122,250,000	97.8%

(1)

Our sponsor will pay all of the dealer manager fees from the sale of Class I Shares in our primary offering. This will result in a reduction in the dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation—Reimbursement of certain offering expenses to our Sponsor.”

(2)

Assumes we sell the maximum of $100,000,000 in Class I Shares in our primary offering, which represents 10% of the total shares to be sold in the maximum offering, but issue no Class I Shares pursuant to our distribution reinvestment plan.

(3)

Assumes we sell the maximum of $100,000,000 in Class I Shares in our primary offering, which represents 10% of the total shares to be sold in the maximum offering, and issue $25,000,000 in Class I Shares pursuant to our distribution reinvestment plan.

(4)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.

(5)

Until required in connection with investment in real estate related loans, real estate related debt securities and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)	See note 6 to the table above regarding the estimated use of proceeds with respect to Class A Shares.
(7)	See note 7 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments, subject to the board’s supervision. Our directors have a fiduciary duty to supervise our relationship with our advisor.

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors as required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily, prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity although we expect our audit committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consists of at least a majority of independent directors, and our board has an audit committee that consists solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal and independent auditors; and

•	the approval of transactions, and resolution of other conflicts of interest, between us and our advisors and its affiliates.

The audit committee will also select the independent public accountants to audit our annual financial statements, review with the independent public accountants the plans and results of the audit engagement and consider and approve the audit and non-audit services and fees provided by the independent public accountants. Our audit committee is comprised of Robert Hochberg, Christopher Yoshida and Emanuel Stern with Robert Hochberg serving as the Chairman of our audit committee and our audit committee financial expert.

Executive Officers and Directors

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name*	Age	Positions
Howard W. Lutnick	58	Chairman of the Board of Directors, Chief Executive Officer and President
Paul M. Pion	53	Director, Chief Financial Officer and Treasurer
Robert J. Hochberg	57	Independent Director
Christopher P. Yoshida	42	Independent Director
Emanuel Stern	57	Independent Director

*	The address of each executive officer and director listed is 110 E. 59th Street, New York, NY 10022.

Howard W. Lutnick. Mr. Lutnick has served as our Chairman and Chief Executive Officer since February 2017 and as our President since January 2018. Mr. Lutnick also has served as our Chief Executive Officer and the Chief Executive Officer of our advisor since May 2017. Since February 2017, Mr. Lutnick has served as the Chairman and Chief Executive Officer of Rodin Global Property Trust, Inc. and as the Chief Executive Officer of Rodin Global Property Advisors, LLC. He joined Cantor in 1983 and was named President and Chief Executive Officer in 1991 and Chairman in 1996. Mr. Lutnick is also the Chairman of Newmark Group, Inc. (which operates as Newmark Knight Frank), one of the world’s leading real estate advisory firms. He joined Cantor in 1983 and was named President and Chief Executive Officer in 1991 and Chairman in 1996. Mr. Lutnick is also the Chairman and Chief Executive Officer of BGC Partners, Inc., a leading global brokerage company servicing the financial and real estate markets. Mr. Lutnick holds a degree in economics from Haverford College. He is a member of the boards of the Zachary and Elizabeth M. Fisher Center for Alzheimer’s Disease Research at Rockefeller University, National September 11 Memorial & Museum, and The Partnership for New York City. Mr. Lutnick received the Department of the Navy’s Distinguished Public Service Award, the highest honor granted by the Navy to non-military personnel.

We believe that Mr. Lutnick’s extensive experience supports his appointment to our board of directors.

Paul M. Pion. Mr. Pion has served as our director, Chief Financial Officer and Treasurer and Chief Financial Officer and Treasurer of our advisor since January 2020. Since January 2020, Mr. Pion has served as a director and as the Chief Financial Officer and Treasurer of Rodin Global Property Trust, Inc. and as the Chief Financial Officer and Treasurer of Rodin Global Property Advisors, LLC. He has served as Chief Administrative Officer and Senior Managing Director of Cantor Fitzgerald & Co. since August 2011. In this position, Mr. Pion oversees a range of functions, most notably client management, cost control, procurement, and vendor management. Other responsibilities include business continuity planning, facilities and insurance. In addition, he is the Treasurer of the Cantor Fitzgerald Relief Fund. Additionally, since January 17, 2012, Mr. Pion has served as Chief Executive Officer of Tower Bridge International Services LP, responsible for the back-office functions under a shared-services model for all Cantor UK-based businesses. Mr. Pion previously served in numerous positions for Cantor including Global Director of Internal Audit and was involved in various special projects from 2002 to 2010. Mr. Pion has been a director of Tower Bridge GP Limited since November 2010, BGC European GP Limited since January 2012 and was a director of BGC Brokers GP Limited from April 2012 until December 2019. Prior to joining Cantor, Mr. Pion served for approximately 14 years with the accounting firm Deloitte & Touche, most recently as an Audit and Assurance partner focusing on financial services clients. At Deloitte & Touche, he also led the New York office’s China Practice. Mr. Pion holds Series 7 and 27 licenses and is a Certified Public Accountant in the State of New York. He received a B.S. in Accounting from the State University of New York at Albany.

We believe that Mr. Pion’s extensive experience in the financial services industry supports his appointment to our board of directors.

Independent Directors

Robert J. Hochberg. Mr. Hochberg has served as our independent director since March 2018. Mr. Hochberg is currently President and Chief Executive Officer of Numeric Computer Systems, Inc. Mr. Hochberg has served as President since June 1984 and as Chief Executive Officer since November 1994. Numeric Computer Systems is a global software company with offices in New York, San Juan, Auckland, Jakarta and Sydney. Mr. Hochberg is a graduate of Vassar College where he received a Bachelor of Arts in Economics.

We believe that Mr. Hochberg’s extensive experience in business management supports his appointment to our board of directors.

Christopher P. Yoshida. Mr. Yoshida has served as our independent director since March 2018. Mr. Yoshida is currently a senior advisor at the Carlyle Group since October 2018. Prior to that until September 2018, he was the Chief Strategy, Sales & Marketing Officer at trueEX LLC, a leading interest rate trading platform with offices in New York, London and Singapore. Prior to joining trueEX in April 2017, Mr. Yoshida was a managing director at Deutsche Bank from September 2014 to March 2016. At Deutsche Bank, Mr. Yoshida was Global Head of Interest Rate Distribution, Listed Derivatives and Markets Clearing, Head of Securitized Product Sales – Americas and a member of the Global ICG Executive Committee. Prior to Deutsche Bank, Mr. Yoshida was a managing director at Morgan Stanley International from May 2012 to August 2014, where he was EMEA Head of Rates Distribution and a member of the EMEA FICC Operating Committee. Mr. Yoshida has served as a senior advisor to the Kairos Society since March 2016 and served as a member of the board of directors of the Cryex Group from March 2016 to October 2016. During his career, Mr. Yoshida has acquired extensive experience in real estate-related indebtedness, including mortgage lending and securitizations. Mr. Yoshida is a graduate of St. Lawrence University where he received a Bachelor of Arts in Economics.

We believe that Mr. Yoshida’s extensive experience with real estate-related indebtedness supports his appointment to our board of directors.

Emanuel Stern. Mr. Stern has been our independent director since March 2018. Mr. Stern is currently Managing Principal of Tall Pines Capital, LLC, a privately held real estate investment and development company that invests in both debt and equity positions with respect to New York real estate. Prior to founding Tall Pines Capital in December 2014, Mr. Stern was President and Chief Operating Officer of Hartz Mountain Industries, Inc., one of the largest private owners of commercial real estate in the United States, from January 1997 to December 2014. Mr. Stern also served as the Vice Chairman of the Hartz Group from January 2015 until December 2016. Mr. Stern holds a Bachelor of Arts in Political Science and History from Tufts University and a Masters of Public Affairs from Columbia University.

We believe that Mr. Stern’s extensive experience with commercial real estate and real estate-related indebtedness supports his appointment to our board of directors.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $20,000, with the chairman of the audit committee receiving an additional annual retainer of $5,000. In addition, we pay independent directors for attending board and committee meetings $1,000 in cash for each board and committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Notwithstanding the foregoing arrangement, each of our independent directors will receive a minimum of $25,000 annually for service on our board of directors.

Long-Term Incentive Plan

We adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

Our long-term incentive plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate, an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. The exercise price or base price may not be reduced, directly or indirectly, or indirectly by cancellation and regrant, without the prior approval of our stockholders.

An option is a right to purchase shares of our common stock at a specified price during specified times. A stock appreciation right is a right to receive a payment equal to the difference between the fair market value of a share of our common stock as of the date of exercise over the base value determined by our board of directors, or a committee of our board of directors. Restricted stock means a right to receive shares of our common stock that is subject to certain restrictions and to risk of forfeiture. A restricted stock unit is a right to receive shares of our common stock (or the equivalent value in cash or other property if our board of directors or the committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. A deferred stock unit is similar to a restricted stock unit, except that the right is not subject to risk of forfeiture. A dividend equivalent is a right to receive a payment equal to dividends with respect to all or a portion of the number of shares subject to an award. Payment of awards under the long-term incentive plan may be made in cash, shares of our common stock, or any other form of property as the committee shall determine.

Our board of directors, or a committee of our board of directors, will administer our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals, and to make all other decisions and determinations that may be required to administer the plan. As described above under “— Compensation of Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors or the committee, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. Any class of stock may be issued in the discretion of our board of directors. However, unless and until our board of directors determines otherwise, all stock issued under our long-term incentive plan will consist of common stock. If an award is cancelled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares will again be available for issuance under the long-term incentive plan. Shares subject to awards settled in cash, or withheld to satisfy minimum tax requirements also will again be available for issuance under the long-term incentive plan. If the full number of shares subject to an award is not issued upon exercise of an option or a stock appreciation right, such as by reason of a net-settlement of an award, only the actual number of shares issued will be considered for purposes of determining the number of shares remaining available for issuance under the long-term incentive plan. Certain substitute awards do not count against shares otherwise available for awards under the long-term incentive plan. In the event of a nonreciprocal transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Upon the occurrence or in anticipation of any corporate event or transaction involving us (including, without limitations, any merger, reorganization, recapitalization, combination or exchange of shares), the committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than shares of our common stock, (ii) that awards will become immediately vested and exercisable and expire after a designated period of time to the extent not exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares of common stock over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The committee’s determination need not be uniform and may be different for different participants whether or not similarly situated.

Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors or the committee may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted without the consent of the participant affected thereby. No amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, policy or regulation applicable to our long-term incentive plan or the listing or other requirements of any stock exchange on which shares of our common stock are listed or traded.

As of December 31, 2019, we have not issued any awards under our long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter generally limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity subject to the limitations set forth under Maryland law or our charter.

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, in addition to the above limitations of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Rodin Income Advisors, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on January 15, 2016. As our advisor, Rodin Income Trust Advisors, LLC has contractual and fiduciary responsibilities to us and our stockholders.

The officers of our advisor are as follows:

Name	Age	Positions

Howard W. Lutnick	58	Chairman of the Board of Directors, Chief Executive Officer and President

Paul M. Pion	53	Chief Financial Officer

The backgrounds of Messrs. Lutnick and Pion are described above in the “Management —Executive Officers and Directors.”

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the loan servicers for our loan investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	assisting our board of directors in developing, overseeing, implementing and coordinating our quarterly NAV procedures;

•	providing information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our quarterly NAV;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service contracts for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into leases and service contracts for our real properties;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•

selecting, and, on our behalf, engaging and conducting business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor and our sponsor for certain organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns disposition fees, though we may reimburse the advisor for travel and communication expenses) and amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. In the event that there is an increase in the compensation payable to our advisor or its affiliates following approval by our independent directors and subject to the other limitation in our advisory agreement and charter, we will disclose such increase in a current report, to the extent that such disclosure would be required pursuant to such report, or in a periodic report, and in a supplement, if the change occurred during the offering period. We do not need stockholder approval to increase compensation payable to our advisor or its affiliates.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of our advisor and us. The current term of our advisory agreement will end on September 28, 2020. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur.

Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.

“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership.

“Cause” is defined in our advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor, which has not been cured within 30 days of such breach.

In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Upon termination of our advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and an affiliate of our advisor, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.5% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.5%. In addition, we will reimburse our sponsor for certain offering related expenses (i) immediately prior to or upon the occurrence of a liquidity event or (ii) upon the termination of the advisory agreement by us or by the advisor but only after our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

We anticipate that our board of directors will consider a long-term management agreement with our advisor or its affiliate upon a listing, if any, of our securities on a national securities exchange. Any such long-term management agreement would require the approval of our board of directors, including a majority of our independent directors, prior to our entering into such agreement.

Our advisor and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity. Compensation to be paid to our advisor may be increased subject to approval by our independent directors and the other limitations in our advisory agreement and our charter, without stockholder approval.

Investment by Our Sponsor

As of December 18, 2019, our sponsor has invested $2,200,001 in us through the purchase of 88,180 shares (8,180 Class A shares for the aggregate purchase price of $200,001 and 80,000 Class I shares for the aggregate purchase price of $2,000,000). Our sponsor may not sell any of these shares during the period it serves as our sponsor. Neither our advisor nor our sponsor currently has any options or warrants to acquire any of our shares. Our advisor, our directors and their affiliates, including our sponsor, may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

In the event the advisory agreement is terminated, the shares owned by our sponsor would not be automatically redeemed. Our sponsor would, however, be able to participate in the share repurchase program, subject to all of the restrictions of the share repurchase program applicable to all other common stockholders.

Certain Prior Experience

Resolution Recovery Partners, L.P.

Cantor’s real estate related businesses also include the management of Resolution Recovery Partners, L.P. (“RRP”), a private investment fund which invests in the distressed commercial real estate sector. RRP is managed by Resolution Recovery Partners Manager, LLC, a registered investment advisor which is wholly-owned by Cantor.

RRP invests independently, alongside financial institutions and operating partners in acquiring distressed commercial real estate mortgage loans and real estate assets. RRP’s investments are managed to create and realize value through asset management and timely asset resolution strategies.

In August 2014, the management of RRP was transferred to Cantor after RRP’s investors unanimously consented to moving the management of the fund to Cantor.

The fund has invested approximately $259.1 million of capital across 328 investments from inception through December 31, 2019. As of December 31, 2019, RRP had total assets of $64.9 million and owned 12 individual assets.

Cantor Commercial Real Estate and Berkeley Point

CCRE is a commercial real estate finance business which is engaged in the origination and securitization of commercial mortgage loans collateralized by commercial real estate located in the United States. CCRE was formed in 2010 as a joint venture with certain institutional investors sponsored and managed by Cantor and is now wholly-owned by Cantor. Since its formation CCRE has operated one of the largest commercial mortgage loan origination platforms in the United States. In April 2014, CCRE acquired Berkeley Point, which is engaged in the origination, funding, sale and servicing of multi-family mortgage loans within the U.S. Berkeley Point is approved to participate in a number of loan origination, sale and servicing programs operated by government sponsored entities (GSEs), including the Federal Housing Administration (FHA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae), as well as the United States Department of Housing and Urban Development. Berkeley Point was sold to BGC by CCRE in 2017 and is now wholly-owned by Newmark.

As of December 31, 2019, CCRE and Newmark have originated thousands of commercial mortgage loans totaling approximately $95 billion and CCRE has acted as a sponsor or mortgage loan seller on over 100 fixed-rate and floating-rate commercial mortgage-backed securitization transactions since 2010. Additionally, as of December 31, 2019, Newmark serviced over 3,500 commercial real estate loans totaling approximately $61 billion.

RGPT

On March 23, 2017, RGPT commenced its initial public offering pursuant to which it is offering up to $1.25 billion in shares of common stock. RGPT was formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets primarily through the acquisition of single-tenant net leased commercial properties located in the U.S., the United Kingdom and other European countries. We do not consider RGPT to be a prior real estate program since its registration statement has only been effective since March 23, 2017.

As of December 31, 2019, RGPT raised total gross proceeds of $137,943,459 million and has $223,618,197 in assets, consisting of interests in 13 real properties with an aggregate contract purchase price of $173,613,150, interests in a preferred equity investment in the amount of $11,805,000 and an interest in a mezzanine loan in the principal amount of $12,595,000.

Other Affiliates

Our Sponsor

Our sponsor is a Delaware limited liability company formed in 2016 and an affiliate of Cantor.

Dealer Manager

We have retained Cantor Fitzgerald & Co., an affiliate of our advisor, to conduct this offering. Cantor Fitzgerald & Co. provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.

Our Parent

Our advisor’s parent company, Cantor, is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Over the past 70+ years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor has been at the forefront of financial and technological innovation in its industries, developing new markets and providing service to thousands of customers globally. Cantor is led by a core senior management team, with significant experience in the financial services and real estate services industries. Howard W. Lutnick, Chairman and Chief Executive Officer, has been with Cantor since 1983. Mr. Lutnick controls Cantor through his ownership of its managing general partner. As of December 31, 2019, Cantor and its affiliates had over 12,500 employees located domestically and internationally.

Cantor operates primarily through four business lines, Capital Markets and Investment Banking; Inter-Dealer Brokerage; Private Equity; and Real Estate Brokerage and Finance.

Cantor Business Lines

Real Estate Brokerage and Finance

The Real Estate Brokerage and Finance business principally consists of commercial real estate services, conducted by Newmark, and commercial real estate finance activity, conducted by Berkeley Point and CCRE.

Newmark is a full-service commercial real estate services business that offers a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark’s investor/owner services and products include capital markets (including investment sales), agency leasing, property management, valuation and advisory, diligence and underwriting and, under other trademarks and names like Berkeley Point and NKF Capital Markets, government sponsored enterprise lending, loan servicing, debt and structured finance and loan sales. Newmark’s occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: NMRK).

Formed in 2010, CCRE is a real estate finance company that provides innovative financing solutions to the real estate capital markets. As a fully-integrated commercial real estate finance company, CCRE originates competitively underwritten fixed-rate and floating-rate mortgages and mezzanine loans collateralized by diverse commercial real estate assets located in the United States. CCRE’s senior leadership has an extensive track record in originating, structuring, managing and distributing commercial real estate loans, in all market conditions. Since 2010, CCRE has closed billions of dollars worth of loans and has become a leading issuer of mortgage-backed securities.

As of December 31, 2019, CCRE and Newmark have originated thousands of commercial mortgage loans totaling approximately $95 billion and CCRE has acted as a sponsor or mortgage loan seller on over 100 fixed-rate and floating-rate commercial mortgage-backed securitization transactions since 2010. Additionally, as of December 31, 2019, Newmark serviced over 3,500 commercial real estate loans totaling approximately $61 billion.

Cantor’s business lines also include our sponsor, Cantor Fitzgerald Investors, LLC, which develops and sponsors real estate investment products. As of December 31, 2019, investment vehicles managed by our sponsor and its affiliates have acquired or, through various joint ventures, have invested in 156 properties totaling approximately $1.7 billion of value.

In 2014, an affiliate of our sponsor that is wholly-owned by Cantor acquired Resolution Recovery Partners Manager LLC, which manages an opportunistic investment fund, RRP, focused on commercial real estate investments, including value-add properties and performing, sub-performing and non-performing loans. RRP invests independently, alongside financial institutions and operating partners in acquiring commercial real estate mortgage loans and real estate assets all backed by real estate property. RRP’s investments are managed to build and create value for RRP’s investors through asset management and special servicing disciplines focused on timely and optimized asset resolution strategies.

Financial Services and Other

The Financial Services business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. They do this predominantly by leveraging a customer-focused, distribution-based model that provides services to customers for numerous financial instruments, including U.S. government and agency securities, mortgage backed securities, corporate bonds, equities, exchange traded funds (“ETFs”), interest rate swaps, foreign currency exchange contracts, futures and options. Financial Services operates primarily through (i) Cantor Fitzgerald & Co., which is one of only 24 primary dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York, and

Cantor Fitzgerald Asset Management (“CFAM”) provides asset management and advisory services to investors in global fixed income and equity markets. CFAM includes Fintan Partners, a leading multi-strategy fixed income fund of funds manager, and Cantor Fitzgerald Investment Advisors (“CFIA”), comprised of Efficient Market Advisors (“EMA”) and Asset-Backed Commercial Paper program. EMA produces proprietary investment strategies using lower cost, tax efficient, liquid and transparent ETFs. CFIA’s Asset-Backed Commercial Paper vehicles issue highly rated short-term notes to investors and use the proceeds of these issuances to make fully collateralized loans to counterparties. As of December 31, 2019, CFIA had discretionary assets under management of approximately $3 billion.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, Rodin Income Advisors, LLC, and the real estate and debt finance professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate-related loans, real estate-related securities and other real estate-related investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to our dealer manager and our advisor and its affiliates, including amounts to reimburse their costs in providing services. Unless otherwise noted below, all of the compensation included in the table will be paid by us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. The allocation of amounts among the Class A Shares, the Class T Shares and the Class I Shares assumes that 40% of the shares of common stock sold in the primary offering are Class A Shares, 50% of the shares of common stock sold in the primary offering are Class T Shares and 10% of the shares of common stock sold in the primary offering are Class I Shares. Certain fees and expense reimbursements will be paid by us while other fees and expense reimbursements will be paid by third parties, including our sponsor. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
Organization and Offering Stage

Selling Commissions – Dealer Manager (2)

Class A Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 5.0% of gross offering proceeds from the sale of Class A Shares in the primary offering (for a total of up to 6.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class T Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 2.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, (for a total of up to 3.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class I Shares

No selling commissions will be payable with respect to Class I Shares.

$39,000,000 ($24,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $0 for the Class I Shares, respectively)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
Dealer Manager Fees – Dealer Manager (2)

Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fee may be reallowed to participating broker dealers as a marketing fee.

Class T Shares

Up to 3.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

Class I Shares

Up to 1.5% of gross offering proceeds from the sale of Class I Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

		$28,500,000 ($12,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $1,500,000 for the Class I Shares, respectively)

Other Organization and Offering Expenses – Advisor or its Affiliates (3)(4)	We will reimburse our advisor and its affiliates for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fees and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we estimate organization and offering expenses (other than selling commissions and the dealer manager fee), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions and the dealer manager fee) to be paid by us in	$12,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of our advisor for costs in connection with preparing supplemental sales materials. Our advisor has agreed to pay all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through June 28, 2019. We began reimbursing our advisor for such costs ratably over the 36 months following June 28, 2019; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through June 28, 2019 will not be reflected in our NAV until we reimburse the advisor for these costs. After June 28, 2019, our advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred, but is not required to do so. To the extent our advisor pays such additional organization and offering costs, we will be obligated to reimburse the advisor subject to the 1% cap described above

Acquisition and Development Stage

Origination Fees – Advisor or its Affiliates	Up to 1.0% of the amount funded by us to originate commercial real estate-related loans, but only if and to the extent we recoup such fee in the form of an origination fee charged to the borrower and paid to us in connection	Actual amounts are dependent upon the terms of the commercial real estate-related loans that we enter into; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
with each commercial real estate-related loan originated by us.

Acquisition Expenses – Advisor or its Affiliates	We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to us), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of our investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Distribution Fee – Dealer Manager (5)	With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.	$5,000,000 annually, assuming sale of $500,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $20,000,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

We will cease paying distribution fees with respect to each Class T Share on

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). See “Description of Shares.”

We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering such that all Class T Shares will receive the same per share distributions.

Asset Management Fee – Advisor or its Affiliates (4)(6)	A monthly fee equal to one-twelfth of 1.20% our most recently determined net asset value.	Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

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Other Operating Expenses – Advisor or its Affiliates (6)

We will reimburse our advisor’s costs of providing administrative services, subject to the following limitations.

We generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our shares of common stock within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

In addition, subject to other limitations on the incurrence and reimbursement of operating expenses contained in our advisory agreement, operating expenses which have been incurred and paid by our advisor will not become our obligation unless our advisor has invoiced us for reimbursement, which will occur in a quarterly statement and accrued for in the respective period. Our advisor will not invoice us for any reimbursement if the impact of such would result in us incurring an obligation in an amount that would result in our NAV per share for any class of shares to be less than $25.00.

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We may, however, incur and record an obligation to reimburse our advisor, even if it would result in our NAV per share for any class of shares for such quarter to be less than $25.00, if our board of directors determines that the reasons for the decrease of our NAV per share below $25.00 were unrelated to our obligation to reimburse our advisor for operating expenses.

In addition, all or a portion of the operating expenses, which have not been previously paid by us or invoiced by our advisor may be in the sole discretion of our advisor (i) waived by our advisor, (ii) reimbursed to our advisor in any subsequent quarter or (iii) reimbursed to our advisor in connection with a liquidity event or termination of the advisory agreement, provided that we have fully invested the proceeds from this offering and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above, including the 2%/25% limitations and the related approval requirements.

Reimbursable operating expenses include personnel and related employment costs incurred by our advisor or its affiliates in performing the services described in the advisory agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services. We will not reimburse our advisor for costs of such employees of our advisor or its affiliates to the extent that such employees (A) perform services for which our advisor receives disposition fees or (B) serves as our executive officer.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

Liquidation/Listing Stage

Disposition Fees – Advisor or its Affiliates (4)(8)	For substantial assistance in connection with the sale of investments, as determined by our independent directors, we will pay a disposition fee of 1.0% of the contract sale price of each commercial real estate loan or other investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. We do not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Reimbursement of certain offering expenses to our Sponsor	Our sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class A Shares, Class T Shares and Class I Shares, incurred in connection with this offering. We will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of our common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by us or by the advisor. In each such case, we only will reimburse the sponsor after (i) we	$37,500,000 (Assuming 100% of the shares sold are Class A Shares and Class T Shares, the maximum reimbursement of offering expenses to our sponsor will be $40,000,000)

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have fully invested the proceeds from this offering and (ii) our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital.

Special Units – Rodin Income Trust OP Holdings, LLC (9)	Rodin Income Trust OP Holdings, LLC, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Rodin Income Trust OP Holdings, LLC, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Rodin Income Trust OP Holdings, LLC would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.

In each of such cases, the special unit holder will be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, prior to any such redemption, Rodin Income Trust OP Holdings, LLC as the holder of special units, may be entitled to receive distributions equal to 15% of our net cash flows, whether from the disposition of assets or refinancings, but only after (i) our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital and (ii) our sponsor or its affiliates have received reimbursement for the payment of certain selling commissions and dealer manager fees.

The 6.5% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6.5% by the product of the average amount of invested capital and the number of

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program. Depending on various factors, including the date on which shares of our stock are purchased and the price paid for such shares, an individual may receive more or less than the 6.5% cumulative, non-compounded annual pre-tax return on their net contributions prior to the commencement of distributions to the holder of the special units.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 to the public in the primary offering. In addition, the estimated maximum dollar amounts are based on the current compensation structure under the advisory agreement. Compensation to be paid to our advisor may be increased subject to approval by our independent directors and the other limitations in our advisory agreement and our charter, without stockholder approval.

(2)

All or a portion of the selling commissions and/or dealer manager fees will not be charged with regard to Class A Shares and Class T Shares sold to certain categories of purchasers. See “Plan of Distribution.”

(3)

We will reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering.

(4)

Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement or accept, in lieu of cash, shares of our common stock. These fees may consist of charges of our advisor for administrative services related to the issuance of shares in this offering, asset management fees and disposition fees. All or any portion of such fees not taken may be deferred without interest and paid when the advisor determines.

(5)

The estimated aggregate maximum distribution fee assumes that (i) we sell the maximum offering amount of $1.0 billion in shares (consisting of $400 million in Class A Shares, $500 million in Class T Shares and $100 million in Class I Shares) and therefore, the maximum amount of underwriting compensation from all sources is $100 million, which is 10.0% of the maximum amount of gross offering proceeds, and (ii) all other underwriting compensation other than the distribution fee, will equal $67.5 million, which consists of the maximum selling commissions and dealer manager fees payable in connection with the purchase of shares in our primary offering (of which $36 million, $30 million and $1.5 million is attributable to the Class A Shares, Class T Shares and Class I Shares, respectively), as set forth in the “Plan of Distribution” section of this prospectus.

(6)

Our charter requires that on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this public offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the audit committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
(7)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
(8)

Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3.0% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 7 above. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6.0% of the sales price of the assets.

(9)

Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this payment of $1.00 and as described in “Management Compensation,” Rodin Income Trust OP Holdings, LLC, as the holder of special units, shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders. In the event of a termination of our advisory agreement for “cause,” the special unit holder will not be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on such invested capital.

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Cantor Fitzgerald Investors, LLC[1,2]	88,180	14.52%

Howard W. Lutnick, Chairman of the Board of Directors and Chief Executive Officer and President[1,2]	88,180	14.52%

Paul M. Pion, Director, Chief Financial Officer and Treasurer[1]	—	—

Robert J. Hochberg, Independent Director	—	—

Christopher P. Yoshida, Independent Director	—	—

Emanuel Stern, Independent Director	—	—

All directors and executive officers as a group	—	—

(1)	The address of this beneficial owner is c/o Rodin Income Trust, Inc. 110 E. 59th Street, New York, NY 10022.
(2)

Cantor Fitzgerald Investors, LLC is indirectly owned by Cantor Fitzgerald, L.P. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Mr. Lutnick controls Cantor Fitzgerald, L.P. through his ownership of CF Group Management, Inc.

CONFLICTS OF INTEREST

Our advisor faces conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor controls CCRE, BGC (which includes Newmark and Berkeley Point) and a number of other financial services businesses, including our dealer manager and our sponsor, which also sponsors RGPT, a non-traded REIT formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets (collectively, the “Cantor Companies”).

We rely on the investment professionals of our advisor and certain of its affiliates to identify suitable investment opportunities for our company. Our investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate. Although Newmark does not currently acquire properties or interests in real estate properties, through its Berkeley Point business, it originates multifamily loans distributed through the GSE programs of Fannie Mae and Freddie Mac, as well as through HUD programs. In addition, in the course of Newmark’s business, it may generate fees from the referral of loan opportunities to third parties. The persons comprising CCRE’s and Newmark’s day to day management are different than our investment professionals. RGPT was formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets primarily through the acquisition of single-tenant net leased commercial properties located in the U.S., the United Kingdom and other European countries. CCRE, RGPT and Newmark and their respective subsidiaries are not restricted from competing with our business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring investment opportunities to third parties in exchange for fees. In addition, CCRE, RGPT and Newmark are not required to refer such opportunities to us. Investment opportunities sourced by the investment professionals of CCRE, Newmark or any other Cantor Company not controlled by our sponsor, to the extent not pursued by such company, will be allocated by such company in its sole discretion. Investment opportunities sourced by the investment professionals of our sponsor will be allocated as described below under the heading “—Allocation of Investment Opportunities”. The investment professionals responsible for sourcing investments for the sponsor are generally different than the investment professionals responsible for sourcing investments for other Cantor Companies and to the extent there is overlap, such investment professionals will first present suitable opportunities to our sponsor.

Our Affiliates’ Interests in Our Sponsor and Its Affiliates

General

Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. These persons may have legal obligations with respect to those entities that are similar to their obligations to us. Other Cantor Companies, including, but not limited to CCRE, RGPT and BGC (Newmark), may be involved in debt-related programs and acquire for their own account debt-related investments that may be suitable for us. Our directors and affiliates are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain personnel performing services for our advisor and our dealer manager.

Allocation of Our Affiliates’ Time

We rely on key executive officers and employees of our advisor and its affiliates, including Messrs. Lutnick and Pion, for the day-to-day operation of our business. Messrs. Lutnick and Pion are also executive officers of other Cantor Companies. As a result of their interests in other Cantor Companies, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Lutnick and Pion face conflicts of interest in allocating their time among us, our advisor and other Cantor Companies and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient resources and personnel to fully discharge their responsibilities to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of the personnel of the advisor and its affiliates, who perform services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased asset management fees;

•

originations of loans and acquisitions of investments, which entitle our advisor to asset management fees and, in the case of acquisitions of investments from other Cantor Companies, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange;

•

whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets.

The fees our advisor receives in connection with transactions involving the origination of an asset are based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. In addition, as holder of the special units, Rodin Income Trust OP Holdings, LLC, an affiliate of our advisor, may be entitled to certain distributions subject to our stockholders receiving a return equal to their total invested capital plus a 6.5% cumulative non-compounded annual pre-tax return on such aggregate invested capital. In addition, our sponsor may be entitled to receive reimbursement of the sponsor support in certain circumstances. This may influence our advisor’s and its affiliates’ key professionals to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses. See “Management Compensation.”

Affiliated Dealer Manager

Since our dealer manager is an affiliate of our advisor and our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent dealer manager in connection with our offering of securities. See “Plan of Distribution.”

Our dealer manager may seek to raise capital through public offerings conducted concurrently with our offering. For example, our dealer manager is also the dealer manager for the public offering of RGPT, a non-traded REIT sponsored by CFI and formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Certain Conflict Resolution Measures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.

Charter Provisions and Other Policies Relating to Conflicts of Interest

Advisor Compensation. Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.

Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of an investment, including partial sales and syndications, if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, our advisor, any of our directors or any of their affiliates, our charter would require that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Our charter also limits the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of debt that we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

In addition, under our operating partnership’s partnership agreement, Rodin Income Trust OP Holdings, LLC, an affiliate of our advisor, is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, only if (i) the stockholders first receive a return of our invested capital and 6.5% per year cumulative, non-compounded return and (ii) our sponsor has received reimbursement for the payment of our selling commissions.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement with or without good reason on 60 days’ written notice. Upon termination of the advisory agreement, our sponsor may be entitled to the reimbursement of the selling commissions paid on our behalf. See “Management Compensation.” In addition, upon termination of our advisory agreement, Rodin Income Trust OP Holdings, LLC, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units. For a more detailed discussion of the special units, see the sections entitled “Management—The Advisory Agreement” and “Management Compensation—Special Units—Rodin Income Trust OP Holdings, LLC” of this prospectus.

Our Acquisitions. We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property. In cases in which a majority of the independent directors on the board of directors or such duly authorized committee so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making loans in which the borrower is our sponsor, our advisor, our directors or any of their affiliates, except for loans to wholly owned subsidiaries and mortgage loans for which an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of our affiliates. We currently anticipate that our independent directors will establish criteria and parameters for certain affiliated mortgage loan transactions. If such criteria and parameters are established and approved by our independent directors, our independent directors may determine to pre-approve mortgage transactions with affiliates satisfying such criteria and parameters.

Joint Ventures or Participations with Affiliates of the Advisor. Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, participations or other arrangements with affiliates of our advisor to acquire debt and other investments. In conjunction with such prospective agreements, our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our advisor will make various decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may enter into ventures with our sponsor, our advisor, our directors or any of their affiliates for the acquisition of investments or co-investments, but only if: (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the investment by us and our sponsor, our advisor, such directors or such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties. If we enter into a joint venture with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment.

Other Transactions Involving Affiliates. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of the Cantor Companies or their respective affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person solely in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Lack of Separate Representation. Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Limitation on Operating Expenses. We reimburse our advisor quarterly for total operating expenses, subject to the following limitations. We generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. Any such determination and the reasons in support thereof will be reflected in the minutes of the meetings of the board. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees; (vi) acquisition fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

In addition, subject to other limitations on the incurrence and reimbursement of operating expenses contained in our advisory agreement, operating expenses which have been incurred and paid by our advisor will not become our obligation unless our advisor has invoiced us for reimbursement, which will occur in a quarterly statement and accrued for in the respective period. Our advisor will not invoice us for any reimbursement if the impact of such would result in us incurring an obligation in an amount that would result in our NAV per share for any class of shares to be less than $25.00. We may, however, incur and record an obligation to reimburse our advisor, even if it would result in our NAV per share for any class of shares for such quarter to be less than $25.00, if our board of directors determines that the reasons for the decrease of our NAV per share below $25.00 were unrelated to our obligation to reimburse our advisor for operating expenses.

In addition, all or a portion of the operating expenses, which have not been previously paid by us or invoiced by our advisor may be in the sole discretion of our advisor (i) waived by our advisor, (ii) reimbursed to our advisor in any subsequent quarter or (iii) reimbursed to our advisor in connection with a liquidity event or termination of the advisory agreement, provided that we have fully invested the proceeds from this offering and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.5% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above, including the 2%/25% limitations and the related approval requirements.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors is required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities. We rely on the investment professionals of our advisor and certain of its affiliates to identify suitable investment opportunities for our company. Our sponsor also is the sponsor of RGPT and in the future our sponsor will likely sponsor other public and private entities (together with our company, the “Sponsored Programs”) with overlapping investment strategies. If our sponsor identifies an investment opportunity which it determines to meet the investment strategy of more than one Sponsored Program, our sponsor will allocate the investment opportunity in the following manner:

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The sponsor will first present the investment opportunity to the applicable public Sponsored Program, including non-traded REITs such as RGPT, for which the longest amount of time has passed since its last investment.

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If such Sponsored Program does not desire to pursue such investment opportunity, the investment opportunity will be presented to the next applicable public Sponsored Program based on the amount of time since its last investment.

•

In certain circumstances the sponsor may present the investment opportunity to more than one public Sponsored Program as a co-investment. The terms of any co-investment are subject to the approval of the audit committee of each such Sponsored Program.

•	If no public Sponsored Programs deem the investment opportunity appropriate, the sponsor will allocate the opportunity to a private Sponsored Program.

A number of factors may be taken into account by the sponsor when determining if an investment opportunity is appropriate for a public Sponsored Program including, without limitation, the following:

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments; and

•	the expected holding period of the investment and the remaining term of the purchasing entity, if applicable.

Our advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether procedures regarding the allocation of investment opportunities are being fairly applied.

INVESTMENT OBJECTIVES AND CRITERIA

General

We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of commercial real estate debt and equity investments secured by properties located both within and outside the United States. We intend to focus on originating and acquiring mortgage loans secured primarily by commercial real estate. The loans may vary in duration, may bear interest at a fixed or floating rate, and may amortize and typically require a balloon payment of principal at maturity. These investments may encompass a whole loan or may also include pari passu participations within such a mortgage loan. Although we expect that originating mortgage loans will be our primary area of focus, we also expect to originate and invest in other commercial real estate loans and other debt investments, including subordinate mortgage interests, mezzanine loans, preferred equity and real estate securities. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of assets that provide opportunities for potential for cash distributions. Our funds will be invested in accordance with our charter, which will place numerous limitations on us with respect to the manner in which we may invest (see “—Charter-imposed Investment Limitations”).

We are focused on acquiring an investment portfolio with a total return profile that is composed of investments that provide potential and current operating income. To that end, our primary investment objectives are:

•	to preserve, protect and return your capital contribution; and

•	to provide regular cash distributions.

We may return all or a portion of your capital contribution in connection with the sale of the company or the investments we will acquire or upon maturity or realization of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. No public trading market for our shares currently exists.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our independent directors will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the independent directors include the basis for this determination in our minutes and in an annual report delivered to our stockholders. Any material changes to our investment policies will be disclosed in our next required periodic report following the approval of such changes by our board of directors.

Our Potential Strengths

We believe that our strengths include (i) our affiliation with Cantor, including its capital markets expertise and research capabilities, (ii) our advisor personnel’s extensive real estate related expertise, (iii) our advisor’s extensive sourcing capabilities, (iv) our advisor’s experienced management team and (v) our sponsor’s commitment to support distributions and to pay certain selling commissions and dealer manager fees.

Our Affiliation with Cantor— Our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors.

Cantor is a diversified organization specializing in financial services and in real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Cantor’s major business lines include Capital Markets and Investment Banking and Real Estate Brokerage and Finance.

Through our advisor, we can draw on Cantor’s established expertise within the global capital markets, providing us with a unique perspective on fixed income trends, pricing, and liquidity. Cantor’s Capital Markets and Investment Banking business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. This business operates primarily through Cantor Fitzgerald & Co., which is one of only 24 Primary Dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York.

Cantor’s Investment Banking division underwrites public and private offerings of equity and debt securities and provides financial advisory services to clients in connection with mergers and acquisitions, restructurings and other transactions. Cantor’s capital markets expertise includes a focus on commercial real estate.

Cantor Fitzgerald & Co., acted as co-lead manager or co-manager on the issuance of 81 fixed rate Commercial Mortgage Backed Securities offerings totaling over $80 billion between April 1, 2011, and December 31, 2019, representing approximately 20% of total domestic fixed rate CMBS securitizations during the same period. Additionally, Cantor is a leader in ATM follow-on equity offerings, including having filed over 100 REIT ATM programs with an aggregate value of approximately $22 billion since 2004.

Newmark and Cantor Fitzgerald & Co. publish proprietary research and analyses related to REITs and other public companies, real estate property types and global markets, as well as overall economic trends and outlooks. This research monitors leading and lagging indicators, tracks and analyzes demand drivers, cyclical patterns and industry trends affecting real estate. As of December 31, 2019, Newmark operated from over 130 offices across the United States.

Extensive Real Estate Expertise— Our advisor’s executives possess a unique combination of real estate and corporate credit evaluation and investment expertise and, throughout their careers, have collectively acquired, originated, structured and/or managed billions of dollars of real estate investments consistent with our investment strategy and over numerous real estate cycles.

Significant Sourcing Capabilities— Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with commercial banks, investment banks, insurance companies, real estate owners and developers, tenants, institutional private equity firms, brokerage professionals and other commercial real estate industry participants. Additionally, through our advisor, we can draw on Cantor’s established proprietary origination and real estate infrastructure. We expect the combination of Cantor’s proprietary sourcing capabilities combined with the experience and relationships of our advisor’s and its affiliates’ personnel, will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Experienced Management Team—Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing investment strategies consistent with our investment strategy. See “Management— The Advisor” for biographical information regarding these individuals.

Sponsor Support

Distribution Support Commitment—Our sponsor has agreed to purchase up to an aggregate of $5.0 million of our Class I Shares of common stock (including the $2.0 million of shares purchased to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees until the termination of our primary offering to the extent cash distributions to our stockholders for any calendar quarter exceed MFFO for such quarter. Our sponsor or certain of its affiliates will purchase shares following the end of each quarter for a purchase price equal to the amount by which the cash distributions paid to stockholders exceed MFFO for such quarter. Notwithstanding the obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders. For more information regarding our sponsor share purchase support arrangement and our distribution policy, please see “Description of Shares—Distributions.” Other than the shares purchased to satisfy our minimum offering requirement, as of December 31, 2019, our sponsor has not purchased any Class I Shares pursuant to our distribution support agreement.

Support of Certain Selling Commissions and Dealer Manager Fees—Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. As of December 31, 2019, our sponsor has paid $333,317 in sponsor support. See “Management Compensation.”

Target Asset Types

The assets in which we intend to invest will include the following types of commercial real estate loans and other debt and equity investments, including, but not limited to:

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Mortgage Loans: Loans secured by real estate and evidenced by a first or second priority mortgage. The loans may vary in duration, may bear interest at a fixed or floating rate, and may amortize but typically require a balloon payment of principal at maturity. These investments may encompass a whole loan or may also include pari passu participations within such a mortgage loan. Subordinate mortgage interests, often referred to as “B notes”, are a junior portion of the mortgage loan and have the same borrower and benefit from the same underlying secured obligation and collateral as the senior interest in a mortgage loan. B notes are subordinated in repayment priority, however, they typically represent the controlling class;

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Preferred Equity and Mezzanine Loans: Preferred equity investments that are subordinate to any mortgage and mezzanine loans, but having priority over the owner’s common equity. Preferred equity may elect to receive an equity participation. Mezzanine loans made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. These loans are subordinate to a first mortgage loan but having priority over the owner’s equity;

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Real Estate Securities: Interests in real estate, which may take the form of (i) CMBS or structured notes that are collateralized by pools of real estate debt instruments, often first mortgage loans, (ii) unsecured REIT debt, or (iii) debt or equity securities of publicly traded real estate companies; and

•	Commercial Real Estate Equity Investments: Acquire investments in properties where opportunities exist to enhance value through professional management and restructuring expertise.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including the current interest rate environment and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act.

Investment Policies

Primary Investment Focus

We will focus our investment activities on originating mortgage loans secured primarily by commercial real estate. We may also invest in commercial real estate securities and commercial real estate properties. Commercial real estate debt investments may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. Commercial real estate debt investments may include mortgage loans, subordinated mortgage and non-mortgage interests, including preferred equity investments and mezzanine loans, and participations in such loans. Commercial real estate securities may include CMBS, unsecured debt of publicly traded REITs, debt or equity securities of publicly traded real estate companies and other structured notes. We may make our investments through loan origination and the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an investment, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. We will not make an individual investment in excess of $100 million.

Commercial Real Estate Debt

We will originate, underwrite, structure and acquire commercial real estate debt, including first mortgage loans, mezzanine loans and other loans related to commercial real estate. We may also acquire some equity participations in the underlying collateral of commercial real estate debt. We originate, underwrite and structure our debt investments. We use underwriting criteria to focus on risk adjusted returns based on several factors which may include, the leverage point, debt service coverage and sensitivity, lease sustainability studies, market and economic conditions, quality of the underlying collateral and location, reputation and track record of the borrower. Our underwriting process involves financial, structural, operational, and legal due diligence to assess any risks in connection with making such investments so that we can optimize pricing and structuring. Described below are some of the types of loans we may acquire or originate.

Mortgage Loans. Mortgage loans generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Mortgage loans may be either short-term or long-term, may be fixed or floating rate, may represent the first lien position or a second (or lower) lien position, and are predominantly current-pay loans. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include retained origination fees. Mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure.

Subordinate Mortgage Interests. Subordinated mortgage loans, or B notes, may be either short or long term, may be fixed or floating rate and are predominantly current-pay loans, and as the controlling class member they appoint the special servicer. We may also create subordinated mortgage loans by tranching our directly originated mortgage loans generally through syndications of senior mortgages, or acquire such assets from third party mortgage lenders.

Mezzanine Loans. Mezzanine loans are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real estate and generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Mezzanine loans may be either short or long term and may be fixed or floating rate. We may acquire or originate mezzanine loans backed by properties that fit our investment strategy. We may own such mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. These loans are predominantly current-pay loans and may provide for participation in the value or cash flow appreciation of the underlying property.

Preferred Equity. Preferred equity is a type of loan secured by the partner interests in an entity that owns property or real estate related investments. These investments are generally senior with respect to distributions, redemption rights and rights at liquidation to the entity’s common equity. For accepting increased credit risk, investors in preferred equity are compensated with fixed (or floating) payments and may also participate in capital appreciation. Upon a default, there is generally a change of control event and the limited partner assumes control of the entity. Upon an event of default by a general and limited partner, they may lose their rights with regard to operational input and become a passive investor. Rights of preferred equity holders are usually governed by partnership agreements that determine who has control over decision making, and when those rights may be revoked, and typically include a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.

Equity Participations or “Kickers”. Subject to our ability to satisfy the REIT qualification requirements, we may elect to receive equity participation opportunities in connection with our commercial real estate debt originations. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into common equity in the borrower at a negotiated premium to the current net asset value of the borrower. We may generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate Securities

In addition to our focus on origination of and investments in commercial real estate debt, we may also acquire commercial real estate securities, such as CMBS, unsecured REIT debt and structured products.

CMBS. CMBS are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. The senior classes are often securities which, if rated, would have ratings ranging from low investment grade “BBB” to higher investment grades “A,” “AA” or “AAA.” The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade “BBB.” Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. We may invest in senior or subordinated, investment grade or non-investment grade CMBS, as well as unrated CMBS.

Senior Unsecured REIT Debt. Publicly-traded REITs may own large, diversified pools of commercial real estate or they may focus on a specific type of property, such as shopping centers, office buildings, multifamily properties and industrial warehouses. Publicly-traded REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Structured Notes. Structured notes are multiple class debt notes, secured by pools of assets, such as CMBS, mezzanine loans and unsecured REIT debt. Like typical securitization structures, in a structured note, the assets are pledged to a trustee for the benefit of the holders of the bonds. Structured notes often have reinvestment periods that typically last for five years, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. These notes may be rated investment grade, non-investment grade or not rated.

Commercial Real Estate Equity Investments

In addition to our focus on investing in commercial real estate debt, we also may acquire: (i) equity interests in an entity that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner’s equity; (ii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset or platform appreciation is compelling; and (iii) private issuances of equity securities of public companies. Our commercial real estate equity investments may or may not have a scheduled maturity and are expected to be of longer duration than our typical portfolio investment. Such investments may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments in real estate-type interests that we believe are in our best interests. Although we can purchase any type of real estate-type interests, our charter does limit certain types of investments. See “— Investment Limitations.”

Underwriting Criteria

In evaluating prospective investments in and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation (or depreciation);

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases (or decreases);

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower and the property’s tenants; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate and debt finance professionals at our advisor or its subsidiary or their agent will inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf.

Most loans that we will consider for investment will provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

We will not make or invest in mortgage loans unless an appraisal concerning the underlying property is available, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning of the overall portfolio to achieve a diversified mix of real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high risk-adjusted income and attractive total returns; and other factors considered important to meeting our investment objectives. Some of the loans we make may be sold shortly after origination.

Investment Decisions and Asset Management

Our advisor has the authority to make all decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. In addition, our board of directors must approve any single transaction that would increase our assets under management by 10% or more at the date of determination. Our independent directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our common stockholders.

Our advisor believes that successful investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and a robust analysis of the risks of each investment. Our investment approach also includes active management of each asset acquired. Our advisor believes that active management is necessary to preserve and create value. Our advisor will consider an exit strategy for each investment we make. Our advisor may from time-to-time evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to hold the asset.

Our advisor will work with its team of real estate professionals in the identification, origination, acquisition and management of our investments. Throughout their careers, our advisor’s senior real estate and debt finance professionals have experienced multiple market cycles and have the expertise gained through hands-on experience in acquisitions, financings, loan originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management.

To execute our advisor’s disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize our advisor’s investment approach:

•

National Market Research—The investment team extensively researches the acquisition or origination and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of our advisors’ network of professionals.

•

Underwriting Discipline—Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•

Risk Management—Risk management is a fundamental component of our advisor’s portfolio construction and investment management process. Portfolio diversification by investment type, investment size and investment risk is critical to controlling risk. Our advisors’ management continuously reviews the operating performance of investments and provides the oversight necessary to detect and resolve issues as they arise.

•

Asset Management—Prior to the purchase of an individual asset or portfolio, our advisor and its affiliates’ asset managers work closely with the acquisition and underwriting teams to assess the business strategy and confirm the underwriting package contains appropriate market and operating performance information. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a market cycle.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of making investments. In determining whether to invest in a particular joint venture, our advisor will evaluate the assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties and affiliates, however, we may only enter into joint ventures with our advisor, any of our directors or any of their affiliates if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after we have considered all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Financing Strategy and Policies

We will fund our investments with proceeds from this offering and expect to finance a portion of our investments with debt. We will use debt financing in various forms in an effort to increase the size of our portfolio and potential returns to our stockholders. Access to low-cost capital is crucial to our business, as we will earn income based on the spread between the yield on our investments and the cost of our borrowings.

We expect to use short-term financing in the form of revolving credit facilities, repurchase agreements, unsecured lines of credit, bridge financings and bank warehousing facilities. For longer-term funding, we may utilize securitization structures, if available, and we may place mortgage financing on any real estate investments we make. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

Repurchase Agreements. With repurchase agreements, we may borrow against the loans, residential and commercial mortgage-backed securities and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

Warehouse Facilities. We may rely on warehouse credit facilities for capital needed to fund our investments or for other corporate purposes. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender.

Securitizations. We may seek to enhance the returns on our investments through CMBS and other securitizations, if available. For example, we may securitize the senior portion of our investments in whole mortgage loans by selling A-notes, while retaining the subordinated securities in our investment portfolio. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.

We may incur indebtedness in other forms that may be appropriate. For example, for investments in real estate, we may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, or mortgage financing. The form of our indebtedness may be long-term or short-term, fixed or floating rate, and secured or unsecured. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. Short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by the asset to be invested in or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. We may use borrowing proceeds to finance loan originations or new investments; to pay for capital improvements, repairs or tenant build-outs on foreclosure or other properties; to refinance existing indebtedness; to pay distributions; or to provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of real estate-related loans, real estate-related securities and other real estate-related investments. Prudent use of debt financing will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), although it may exceed this level during our offering stage. There is no limitation on the amount we may borrow for any single investment. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. As of December 31, 2019, our debt to tangible assets ratio was 3.7%.

To the extent that we do not finance our investments, our ability to make additional investments will be restricted. When interest rates are high or financing is otherwise unavailable on a timely basis, we may make certain investments with cash with the intention of obtaining a loan for a portion of the cost of the investment at a later time. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Related to Our Financing Strategy.”

Except with respect to any borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We may borrow funds or purchase investments from our advisor or its affiliates if doing so is consistent with our investment objectives and policies and if other conditions are met. We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if, in the judgment of our board, it is in our best interest to do so.

Our charter currently provides that we will not borrow funds from our directors, our advisor or any of their respective affiliates unless the transaction is approved by a majority of the board of directors, including a majority of our independent directors, who are not interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Operating Policies

Credit Risk Management. For certain of our assets, we may be exposed to various levels of credit risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. When possible and economically viable, we intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the term of our assets and/or through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations, currency risks and other changes in market conditions. These transactions may include interest rate and currency swaps, the purchase or sale of interest rate and currency collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate and currency risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate or currency risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including through the distribution reinvestment plan, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. In addition, our sponsor may be obligated to buy additional shares under the distribution support agreement. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering, through the distribution reinvestment plan or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Disposition Policies

The period that we will hold our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop an exit strategy for each investment we make. Our advisor will periodically perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return for you. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders, including management of our corporate liquidity.

Charter-imposed Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we may not:

•

incur debt such that it would cause our liabilities to exceed 300% of the cost of our net assets, which we expect to approximate 75% of the aggregate cost of tangible assets owned by us (before deducting depreciation, reserves for bad debts or other non-cash reserves), unless approved by a majority of the independent directors;

•

invest more than 10% of our total assets in unimproved property or mortgage loans secured only by unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness or make loans secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our sponsor, our advisor, a director or any of our affiliates;

•

make an investment if the related acquisition fees and expenses are not reasonable or exceed 6.0% of the contract purchase price for the asset or, in the case of a loan we originate, 6.0% of the funds advanced, provided that in either case the investment may be made if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•

issue equity securities which the REIT is obligated to repurchase, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

General

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

By conducting our business through the operating partnership (itself a majority-owned subsidiary) and its and our other direct and indirect majority-owned subsidiaries established to carry out specific activities, we believe that we and our operating partnership will satisfy both (i.e., we will not be an “investment company” under either of the) tests above. With respect to the 40% test, most of the entities through which we and our operating partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our operating partnership will be holding companies. Through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

We believe that most of the subsidiaries of our operating partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exclusion from the definition of an investment company. (Any other subsidiaries of our operating partnership should be able to rely on the exclusions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) The exclusion provided by Section 3(c)(5)(C) of the Investment Company Act is available for, among other things, entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an entity maintain at least 55% of its assets in qualifying interests and the remaining 45% of the entity’s portfolio be comprised primarily of real estate-type interests (as such terms have been interpreted by the SEC’s staff). The SEC staff no-action letters have indicated that the foregoing real estate-type interests test will be met if at least 25% of such entity’s assets are invested in real estate-type interests, which threshold is subject to reduction to the extent that the entity invested more than 55% of its total assets in qualifying interests, and no more than 20% of the value of such entity’s assets are invested in miscellaneous investments other than qualifying interests and real estate-type interests, which we refer to as miscellaneous assets. To constitute a qualifying interest under this 55% requirement, a real estate investment must meet various criteria based on SEC staff no-action letters.

We may, however, in the future organize subsidiaries of the operating partnership that will rely on the exclusions provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership, then we and our operating partnership may seek to rely on the exclusion under Section 3(c)(6) of the Investment Company Act if we and our operating partnership are “primarily engaged,” directly or indirectly through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on or interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying interests and in assets that are not real estate-type interests. We discuss below how we will treat our potential investments and our interests in the subsidiaries of our operating partnership that own them under the Investment Company Act.

Real Property

We will treat an investment in real property as a qualifying interest.

Mortgage Loans

We will treat a first mortgage loan as a qualifying interest provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan will be classified as a real estate-type interest if 55% of the fair market value of the loan is secured by real estate. We will treat mortgage loans that are junior to a mortgage owned by another lender (“Second Mortgages”) as qualifying interests if the real property fully secures the Second Mortgage.

Participations

A participation interest in a loan will be treated as a qualifying interest only if the interest is a participation in a mortgage loan, such as a B-Note, that meets the criteria recently set forth in an SEC no-action letter, that is:

•	the note is a participation interest in a mortgage loan that is fully secured by real property;

•

our subsidiary as note holder has the right to receive its proportionate share of the interest and the principal payments made on the mortgage loan by the borrower, and our subsidiary’s returns on the note are based on such payments;

•	our subsidiary invests in the note only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan;

•

our subsidiary as note holder has approval rights in connection with any material decisions pertaining to the administration and servicing of the mortgage loan and with respect to any material modification to the mortgage loan agreements; and

•

in the event that the mortgage loan becomes non-performing, our subsidiary as note holder has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) with respect to a junior note, purchase the senior note at par plus accrued interest, thereby acquiring the entire mortgage loan.

If these conditions are not met, we will treat the note as a real estate-type interest.

Mezzanine Loans

We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate (“Tier One Mezzanine Loans”). We will treat our Tier One Mezzanine Loans as qualifying interests when our subsidiary’s investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

•	the loan is made specifically and exclusively for the financing of real estate;

•	the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

•	our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

•	our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•	the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•	our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

Convertible Mortgages

A convertible mortgage is a mortgage loan coupled with an option to purchase the underlying real estate. Although the SEC staff has not taken a position with respect to convertible mortgages, we intend to treat a convertible mortgage as two assets: a mortgage and an option. We will value the mortgage as though the option did not exist and treat it as either a qualifying interest or a real estate-type interest according to the positions set forth above. We will assign the option an independent value and treat the option as a real estate-type interest.

Fund-Level or Corporate-Level Debt

If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we intend to treat such loan as a miscellaneous asset in the absence of guidance from the SEC or the staff of the SEC, (whether formal or informal) that such loans may be treated as real estate-type interests depending on the nature of the business and assets of the borrower.

Other Real Estate-Related Loans

We will treat the other real estate-related loans described in this prospectus, i.e., transitional mortgage loans, wraparound mortgage loans, construction loans, pre-development loans, land loans, investments in distressed debt and loans on leasehold interests, as qualifying interests if such loans are fully secured by real estate, although the staff of the SEC has not provided guidance with respect to the treatment of such assess. With respect to construction loans, we will treat only the amount outstanding at any given time as a qualifying interest if the value of the property securing the loan at that time exceeds the outstanding loan amount plus any amounts owed on loans senior or equal in priority to our construction loan.

Commercial Mortgage-Backed Securities, Whole and Partial Pool Certificates and Collateralized Debt Obligations

We will treat a commercial mortgage-backed security as a real estate-type interests. We will treat agency certificates as a qualifying interest if the certificate represents all of the beneficial interests in a pool of mortgages, referred to as a “whole pool” certificate. However, we expect to treat a partial pool certificate as a real estate-type interest unless counsel advises us that the SEC or the staff of the SEC has provided guidance (whether formal or informal) that a partial pool certificate may be treated as a qualifying interest and that our partial pool certificate meets the criteria stipulated by the SEC.

We do not expect investments in CDOs to be qualifying interests. To the extent our investments in CDOs are backed by mortgage loans or other interests in real estate, we intend to treat them as real estate-type interests. However, we note that the SEC has not provided guidance with respect to CDOs and may in the future take a view different than or contrary to our analysis. To the extent that the SEC staff publishes guidance with respect to CDOs different than or contrary to our analysis, we may be required to adjust our strategy accordingly.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis, which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

1.

If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-type interests if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

2.

If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying interests, real estate-type interests and miscellaneous assets in proportion to the entity’s ownership of qualifying interests, real estate-type interests and miscellaneous assets.

3.

If we are the general partner or managing member of an entity, then (i) we will treat the value of our interest in the entity as in item 2 above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we will treat the value of our interest in the entity as in item 1 above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying interests or real estate-type interests, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exclusions from the definition of “investment company” under the Investment Company Act on which we and our subsidiaries intend to rely. In August 2011, the SEC solicited public comment on a wide range of issues related to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exclusion, will not change in a manner that adversely affects our operations. To the extent that the SEC or the SEC’s staff provides new, more specific or different guidance regarding the treatment of assets as qualifying interests or real estate-type interests, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC, the SEC’s Division of Investment Management or the SEC’s staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

DESCRIPTION OF OUR INVESTMENTS

Investment Portfolio:

As of March 31, 2019, we owned the following two debt investments:

Investment	Maximum Loan Amount		Number of Properties	Square Feet		Initial Maturity Date	Coupon	Loan-to-Value		Loan Origination Fees		Amortization
NYC Multi- family Portfolio Mezzanine Loan (“Delshah Loan”)(1)	$18,000,000	(1)	28	167,499	(1)	September 21, 2028	9.10% subject to a potential increase in year six	83.1%		$67,500	(2)	Interest only
533 East 12th Street, New York, NY Mezzanine Loan (“East 12th Street Loan”)	$8,990,000	(3)	1	27,400	(3)	November 1, 2021	30-day Libor + 9.25%	84.3	%(4)	$44,950	(2)	Interest only

Note:

(1)

Reflect the entire investment, as opposed to an adjusted amount to reflect our 31.28% participation interest in the investment as of March 31, 2020. We intend, but are not obligated, to purchase 100% of the interests represented.

(2)	Reflect the portion of the loan origination fee retained by the advisor.
(3)

The outstanding loan balance at March 31, 2020 was $7,972,473, which was net of a debt service holdback of $517,527 and a capital expenditure holdback of $500,000. No interest will accrue on any unfunded amounts.

(4)	Loan to value is based on initial funding amounts for both loans to mezzanine borrower and senior borrower.

Mezzanine Loans

NYC Multi-family Portfolio Mezzanine Loan

On September 21, 2018, we, through an indirect subsidiary of our operating partnership, RIT Lending, Inc., or RIT Lending, originated an $18 million fixed rate, mezzanine loan, which we refer to as the Delshah Loan. The Delshah Loan was to DS Brooklyn Portfolio Mezz LLC, or Delshah Borrower, an affiliate of Delshah Capital Limited for the acquisition by Delshah Capital Limited of a 28-property multifamily portfolio located in Brooklyn and Manhattan, New York, which we refer to as the Delshah Portfolio, for a total acquisition cost of $102.67 million. The acquisition by Delshah Capital Limited of the Delshah Portfolio was further financed by a $70 million mortgage loan provided by Signature Bank, which we refer to as the Delshah Senior Loan. The fee simple interest in the Delshah Portfolio is held by DS Brooklyn Portfolio Owner LLC, of which DS Brooklyn Portfolio Mezz LLC owns 100% of the membership interests. The Delshah Portfolio is comprised of 207 residential units and 19 commercial units that encompass 167,499 square feet. The Delshah Portfolio’s aggregate appraised value at closing was $105.85 million.

The Delshah Loan is interest only, has a loan to value ratio of 83.1%, and a coupon of 9.10% subject to a potential increase in year six. The interest rate for the Delshah Senior Loan for years one through five is 4.45%, and at the end of year five, the interest rate for the Delshah Senior Loan will change to the greater of 4.45% or 275 basis points over the then existing five year U.S. Treasury Note Yield, such interest rate for the Delshah Senior Loan then in effect is referred to as the Mortgage Loan Interest Rate. The interest rate for the Delshah Loan for years one through five is 9.10%. At the end of year five, the interest rate for the Delshah Loan will change to the greater of (i) 9.10% or (ii) 465 basis points over the Mortgage Loan Interest Rate. However, in the event certain conditions described in the next sentence are not satisfied at the end of year five, the interest rate for the Delshah Loan will increase to the greater of (i) 10.10% or (ii) 565 basis points over the Mortgage Loan Interest Rate in effect at the beginning of year six. The interest rate modification conditions to be satisfied at the end of year five are: (a) a minimum debt yield on the combined Delshah Loan and Delshah Senior Loan amount of 7.0%; (b) a debt service coverage ratio of at least 1.10x, on the combined Delshah Loan and Delshah Senior Loan amount, based on the interest rate for the Delshah Loan to be in effect at the beginning of year six; and (c) the then outstanding principal balance of the combined Delshah Loan and Delshah Senior Loan is not greater than 75.0% of the value of the Delshah Portfolio.

The Delshah Loan is secured by a pledge of 100% of the equity interests in the DS Brooklyn Portfolio Owner LLC. The Delshah Loan may be prepaid in its entirety, but not in part, subject to our receipt of eighteen months of minimum interest. The term of the Delshah Loan is 10 years, with no options to extend. The mezzanine loan agreement for the Delshah Loan contains customary covenants restricting the Delshah Borrower’s operation, modification and leasing of the property without our consent in certain material circumstances. In addition, the mezzanine loan agreement for the Delshah Loan contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the Delshah Borrower, and certain dispositions of the collateral or a change in control of the Delshah Borrower. The Delshah Portfolio is managed by an affiliate of the DS Brooklyn Portfolio Mezz LLC.

In connection with the origination of the Delshah Loan, RIT Lending and Signature Bank entered into an intercreditor agreement, which specifies the time and method by which the various secured parties may enforce their security interests in their respective collateral. In addition, the intercreditor agreement contains customary restrictions on modifications to the senior and mezzanine loan documents and restrictions on the ability of the lenders to exercise overlapping consent rights. The intercreditor agreement also grants RIT Lending the right to cure events of default under the Delshah Senior Loan and the right to purchase the Delshah Senior Loan during the continuance of an event of the default under the Delshah Senior Loan.

In connection with the origination of the Delshah Loan, RIT Lending entered into a participation agreement with our sponsor. We, through RIT Lending, originated the Delshah Loan with (i) cash from this offering equivalent to a 5% interest in the Delshah Loan and (ii) proceeds from the sale to our sponsor of a 95% participation interest in the Delshah Loan. We intend, but are not obligated, to purchase the remaining 95% of the interest in the Delshah Loan from our sponsor at a purchase price equal to the equity contributed by our sponsor in exchange for such interests in the Delshah Loan. The participation agreement provides that participation certificates sold to our sponsor represent an undivided beneficial ownership interest in the Delshah Loan. The participation agreement also specifies the parties’ respective rights with respect to the Delshah Loan. Delshah Loan is serviced by Newmark pursuant to the loan servicing agreement.

The transactions with our sponsor and Newmark were approved by our board of directors, including by the majority of our independent directors.

533 East 12th Street, New York, NY

On November 1, 2018, we, through RIT Lending, originated an $8.99 million floating rate, mezzanine loan, which we refer to as the East 12th Street Loan. The East 12th Street Loan was to DS 531 E. 12th Mezz LLC, or East 12th Street Borrower, which is owned and controlled by Michael Shah, the principal of Delshah Capital Limited, for the acquisition of a property located in Manhattan, New York, which we refer to as the Property, for a total acquisition cost of $26.07 million. The acquisition of the Property was further financed by a $17 million mortgage loan, 14.8 million of which was advanced to the borrower provided by Pacific Western Bank, which we refer to as the Delshah II Senior Loan. The fee simple interest in the Property is held by DS 531 E. 12th Owner LLC, of which DS East 12th Street Borrower owns 100% of the membership interests. The Property is a 8-story multifamily building totaling approximately 27,400 square feet, located at 533 E. 12th Street in the Lower East Side neighborhood of Manhattan and at closing had an aggregate as-is appraised value based on a condominium sell-out scenario of $25.7 million at closing.

The interest rate for the East 12th Street Loan is LIBOR plus 9.25%. The East 12th Street Loan is secured by a pledge of 100% of the equity interests in DS 531 E. 12th Owner LLC. The East 12th Street Loan may be prepaid in its entirety, or in part in connection with sales of condominium units, subject in each case to our receipt of eighteen months of minimum interest. The term of the East 12th Street Loan is three years, with two 1-year options to extend. The mezzanine loan agreement for the East 12th Street Loan contains customary covenants restricting East 12th Street Borrower ‘s operation, modification and leasing of the property without RIT Lending’s consent in certain material circumstances. In addition, the mezzanine loan agreement for the East 12th Street Loan contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the East 12th Street Borrower, and certain dispositions of the collateral or a change in control of the East 12th Street Borrower. The Property will be managed by an affiliate of the East 12th Street Borrower. $6.8 million of the East 12th Street Loan was funded at closing. $1.6 million, which we refer to as the Interest Holdback, of the East 12th Street Loan was held back and will be advanced to the extent the Property does not generate sufficient cash flow to fully cover the payment of interest on the East 12th Street Loan. We may require DS 531 E. 12th Mezz LLC to contribute funds to an interest reserve if we do not believe that the Interest Holdback will be sufficient to pay interest on the East 12th Street Loan through the maturity date. $500,000, which we refer to as the CapEx Holdback, of the East 12th Street Loan was held back and will be advanced to pay for capital expenditure and marketing costs associated with the Property and approved by RIT Lending. Advances of the CapEx Holdback are subject to standard conditions associated with such advances, including evidence that all corresponding contractors have been paid and that there are no liens on the Property.

The Loan Agreement permits East 12th Street Borrower to convert the Property to a condominium, subject to the satisfaction of certain conditions, including our review and approval of the applicable condominium documents.

In connection with the origination of the East 12th Street Loan, RIT Lending and Pacific Western Bank entered into an intercreditor agreement, which specifies the time and method by which the various secured parties may enforce their security interests in their respective collateral. In addition, the intercreditor agreement contains customary restrictions on modifications to the senior and mezzanine loan documents and restrictions on the ability of the lenders to exercise overlapping consent rights. The intercreditor agreement also grants RIT Lending the right to cure events of default under the Delshah II Senior Loan and the right to purchase the Delshah II Senior Loan during the continuance of an event of the default under the Delshah II Senior Loan.

In connection with the origination of the East 12th Street Loan, RIT Lending entered into a participation agreement with our sponsor. We, through RIT Lending, originated the East 12th Street Loan with (i) cash from this public offering equivalent to a 20.42% interest in the East 12th Street Loan and (ii) proceeds from the transfer of a 79.58% participation interest in the East 12th Street Loan. East 12th Street LoanEast 12th Street LoanThe participation agreement provides that participation certificates sold to our sponsor represent an undivided beneficial ownership interest in the East 12th Street Loan. The participation agreement also specifies the parties’ respective rights with respect to the East 12th Street Loan. RIT Lending has purchased additional participation interests since origination and as of March 31, 2020 holds 100% participation interest in the East 12th Street Loan. East 12th Street Loan is serviced by Newmark pursuant to a loan servicing agreement.

The transactions with our sponsor and Newmark were approved by our board of directors, including by the majority of our independent directors.

SELECTED FINANCIAL DATA

The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus.

	December 31, 2019	December 31, 2018
Operating Data:
Total interest income, net	$909,469	$71,902
Total operating expenses	(212,373)	(178,224)

Net loss	$697,096	$(106,322)

Per Share Data:
Net income (loss) per share of common stock	$1.93	$(1.77)

Distributions declared per share of common stock	$0.004423122	$0.004357260

Balance Sheet Data:
Total assets	$26,831,280	$25,255,468
Total liabilities	$15,404,159	$21,355,711

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these procedures is to produce an NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities, excluding organization and offering costs, with such costs to be reflected in the NAV to the extent we reimburse the advisor for these costs. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from our financial statements. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. We believe our NAV calculation methodologies are consistent with standard industry practices and have been designed to be in accord with the recommendations of the Institute for Portfolio Alternatives (formally the Investment Program Association), a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-1, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013, although other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged the Independent Valuation Firm to serve as our independent valuation firm with respect to the quarterly valuation of our assets and liabilities and the calculation of our NAV. The compensation we pay to the Independent Valuation Firm will not be based on the results of their calculation of NAV. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC. While our Independent Valuation Firm is responsible for reviewing our valuations and assisting with the NAV calculation, our Independent Valuation Firm is not responsible for the determination of our NAV. Our board of directors is ultimately responsible for the final determination of our NAV.

The Independent Valuation Firm will discharge its responsibilities in accordance with our valuation procedures described below and under the oversight of our board of directors. Our board of directors will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable valuation report.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as preferred equity, mezzanine loans and real estate-related securities, including CMBS or structured notes that are collateralized by pools of real estate debt investments, REIT debt, REIT preferred stock, REIT common shares or equity interests in private companies that own real estate assets. Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, will approve the pricing sources of our real estate-related assets. In general, these sources will be third parties other than our advisor. However, we may utilize the advisor as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our advisor and any subsequent significant adjustments made by our advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm, subject to their acceptance of the additional engagement.

Valuation of Our Commercial Real Estate Debt

Individual investments in first mortgage loans, B-notes, bridge loans and mezzanine loans will be valued initially at our origination or acquisition cost and will be revalued by our Independent Valuation Firm each subsequent quarter in accordance with our valuation guidelines. Revaluations of mortgages may reflect assessments of the financial condition of borrowers, including their ability to make payments, and the changes in value of the underlying real estate. Our board of directors may retain additional independent valuation firms to assist with the valuation of private mortgage loans.

Valuation of Our Commercial Real Estate Securities

Publicly-traded commercial real estate securities (such as bonds, CMBS and equity and debt securities of publicly-traded REITs) that are not restricted as to salability or transferability will be valued on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our Independent Valuation Firm’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the date of valuation or, in the absence of such trade, the last “bid” price. The Independent Valuation Firm may adjust the value of publicly-traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Investments in privately-placed debt instruments (such as CDO notes) and securities of real estate-related operating businesses (other than joint ventures) that own commercial real estate will be valued initially at our acquisition cost and thereafter will be revalued by our Independent Valuation Firm each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Valuation of Our Commercial Real Estate Properties

Our commercial real estate properties will initially be held at their acquisition cost, and then appraised at least once every 12 calendar months. In determining the value of our commercial real estate properties, our advisor will consider an estimate of the market value of our portfolio of commercial real estate properties, which will be provided by the Independent Valuation Firm on a regular basis. In calculating its estimate, the Independent Valuation Firm will use all reasonably available material information that it deems relevant, including information from our advisor, the Independent Valuation Firm’s own sources or data, or market information. The Independent Valuation Firm may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The Independent Valuation Firm will analyze the cash flow from and characteristics of each commercial real estate property and will use this information to estimate projected cash flows for each commercial real estate property in our portfolio. In order to calculate an estimate of the portfolio’s market value, the Independent Valuation Firm will aggregate the individual portfolio property values, estimated using a valuation methodology deemed appropriate by the Independent Valuation Firm; provided, that all valuation methodologies, opinions and judgments used by the Independent Valuation Firm will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. Our board of directors may retain additional independent valuation firms to assist in the valuation of our commercial real estate properties.

Preferred Equity

Individual investments in preferred equity will generally be included in our determination of NAV at fair market value determined in accordance with GAAP and adjusted as necessary to reflect impairments.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be initially valued at cost and thereafter will be revalued quarterly as determined in good faith by the pricing source. In evaluating the value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability will be valued quarterly on the basis of publicly available information. Generally, to the extent the information is available, such securities will be valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the mid-point between the “bid” and “ask.” The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related and Other Tangible Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be included in our NAV on the basis of publicly available information and their GAAP values. Other tangible assets, such as accounts receivable and prepaid items will be included in our NAV based upon their GAAP values.

Valuation of Real Estate-Related Liabilities and Other Tangible Liabilities

The Independent Valuation Firm will estimate the market value of our real estate related liabilities by using industry accepted methodologies. For example, loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Tangible other liabilities such as accounts payable and accrued expenses will be included in our NAV based on their GAAP values. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through June 28, 2019 will not be reflected in our NAV until we reimburse the advisor for these costs.

NAV and NAV Per Share Calculation

We are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class I Shares. Our NAV will be calculated for each of these classes by the Independent Valuation Firm. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. The advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by the third-party firm.

Each class will have an undivided interest in our assets and liabilities, other than class-specific distribution fees. In accordance with the valuation guidelines, the Independent Valuation Firm will calculate our NAV per share for each class as of the last business day of each quarter using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our loans and properties based in part upon discounted cash flow and other analyses and individual appraisal reports, respectively, (2) our other real estate-related assets and (3) our other assets and liabilities, but excluding organization and offering costs with such costs to be reflected in the NAV to the extent we reimburse the advisor for these costs. The contingent reimbursement of sponsor support will not be recorded as a liability until such time as it becomes an obligation that can be reasonably estimated and that the likelihood of any such reimbursement payment is probable. Because distribution fees allocable to a specific class of shares will only be included in the NAV calculation for Class T Shares, the NAV per share for Class T Shares may differ from Class A Shares and Class I Shares.

At the end of each quarter, before taking into consideration additional issuances of shares of capital stock, repurchases or class-specific expense accruals for that quarter, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. The NAV calculation will be available generally within 45 calendar days after the end of the applicable quarter. Changes in our quarterly NAV will include, without limitation, accruals of our net portfolio income, interest expense, the asset management fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at our operating partnership level, (2) material non-recurring events, including, but not limited to, capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the quarter. On an ongoing basis, our advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of quarterly accruals for which financial information is available.

Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through June 28, 2019. We began reimbursing our advisor for such costs ratably over the 36 months beginning June 29, 2019; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through June 28, 2019 will not be reflected in our NAV until we reimburse the advisor for these costs. After June 29, 2019, our advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred, but it is not required to do so. To the extent our advisor pays such additional organization and offering costs, we will be obligated to reimburse our advisor subject to the 1% limitation.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, we will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific distribution fees. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each quarter by the number of shares outstanding for that class at the end of such quarter.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including the advisor, will be subject to the oversight of our board of directors. As part of this process, our advisor will review the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our advisor to their individual valuations, the final estimated values of our investments and real estate-related liabilities will be determined by the Independent Valuation Firm or other pricing sources, as applicable, and reflective of our valuation procedures.

Our Independent Valuation Firm will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The overarching principle of our NAV calculation procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. However, the largest component of our NAV consists of real estate-related investments or real property and, as with any real estate or real estate-related valuation protocol, each valuation will be based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property or real estate-related investments. Although the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Our board of directors may suspend the offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Determination of Offering Prices

Our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.

Determination of our NAV per share as of December 31, 2019

On February 13, 2020, our board of directors approved an estimated NAV as of December 31, 2019 of $23.46 per share for Class A Shares and Class I Shares and $23.44 for Class T Shares. The calculation of our estimated NAV was performed by Stanger, our Independent Valuation Firm, in accordance with the procedures described under “Net Asset Value Calculation and Valuation Procedures”. Although Stanger performs the calculation of our estimated NAV, our board of directors is solely responsible for the determination of our estimated NAV.

In performing the calculation of our estimated NAV per share, Stanger observed that we had originated two loans as of December 31, 2019, and that our NAV was comprised of cash and equivalents plus its interests in the Delshah Loan and the East 12th Street Loan, amounts due from related party and prepaid expense less accrued expenses, distributions payable and due to related party (excluding amounts owed to our advisor for reimbursement of organization and offering costs less the current accrued liability due), as identified on our balance sheet. Stanger also considered any other amounts due to our advisor or affiliates for repayment of certain sponsor support of a portion of selling commissions and dealer manager fees and amounts due to the special unit holder in certain circumstances, including our liquidation, for which no amounts were due as of December 31, 2019. There can be no assurance that a stockholder would realize $23.46 per Class A Share and Class I Share or $23.44 per share of Class T Share if we were to liquidate or engage in another type of liquidity event today. In particular, our December 31, 2019 NAV does not consider fees or expenses that may be incurred in connection with a liquidity event, including reimbursement of amounts to our advisor for organization and offering costs, and any operating expenses that have not been invoiced by our advisor in accordance with the terms of our advisory agreement. We believe that the methodology of determining our NAV conforms to the IPA’s Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described under “Net Asset Value Calculation and Valuation Procedures”. In addition, our board of directors periodically reviews our NAV policies and procedures.

Delshah Loan and East 12th Street Loan

In accordance with our valuation procedures, the Delshah Loan and the East 12th Street Loan (individually a “Loan Investment” and collectively the “Loan Investments”) were included in the determination of NAV at their estimated fair market value as of December 31, 2019, as determined by Stanger, as adjusted to reflect our interests in the Loan Investments, respectively, as of December 31, 2019. The Loan Investments estimated value was based upon taking, for each Loan Investment, the loan payments over the remaining anticipated term and discounting such payments to present value at a discount rate range equal to the current estimated market interest rate on financing similar to the applicable Loan Investments. To provide their opinion of value of the Loan Investments, Stanger first reviewed the terms of each of the Loan Investments as contained in the loan documents. Stanger then reviewed mezzanine loan market terms at or around December 31, 2019 to ascertain current market interest rate levels for loans similar to the Loan Investments. This review was conducted by (i) recent interviews of participants in the mezzanine/preferred equity market, (ii) reviewing recent mezzanine loan transactions, and (iii) reviewing published surveys available at or around December 31, 2019. Based on Stanger’s reviews above and taking into consideration the Loan Investments’ unique factors, including, but not limited to, loan-to-value (based on the appraised value range of the collateral), debt service coverage/debt yield, collateral property, financial information pertaining to the borrower, prepayment terms, and loan origination date, maturity date and extension terms, a market interest rate range was determined for each Loan Investment to utilize in the determination of the fair market value of the Loan Investments.

Specifically, it was determined that the current market interest rate for each Loan Investment equaled its contractual interest rate and, therefore, the Loan Investments estimated fair market value equaled the current balance outstanding as of December 31, 2019.

The following table provides a breakdown of the major components of our NAV:

Components of NAV	December 31, 2019
Cash and cash equivalents	$905,358
Commercial mortgage loans, held for investment(1)	$10,773,980
Due from related party	$4,765
Accrued interest receivable	$177,177
Accounts payable and accrued expenses	$(16,384)
Distributions payable	$(67,730)
Due to related party(2)	$(122,389)
Distribution fee payable the following month(3)	$(1,135)
Accrued interest payable	$(83,246)
Sponsor Support Repayment/Special Unit Holder Interest	$—

Net Asset Value	$11,570,396

Number of outstanding shares	493,217

Note:	(1) Reflects our interest in the Loan Investments.
(2) Excluding $94,671 due to our advisor for reimbursement of organization and offering costs ($98,052 less the current liability due of $3,381) pursuant to the procedures described above.
(3) Distribution fee only relates to Class T Shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$8,109,955	$1,356,665	$2,394,660	$11,861,280
Due to related party	(83,681)	(15,134)	(24,709)	$(123,524)
Other liabilities	(114,430)	(19,142)	(33,788)	$(167,360)

Quarterly NAV	$7,911,844	$1,322,389	$2,336,163	$11,570,396
Number of outstanding shares	337,229	56,413	99,575	493,217

NAV per share	$23.46	$23.44	$23.46

The following table reconciles stockholders’ equity per our consolidated balance sheet to our NAV:

Reconciliation of Stockholder’s Equity to NAV	December 31, 2019
Stockholder’s equity under U.S. GAAP	$11,427,121
Adjustments:
Organization and offering costs	94,671
Accrued distribution fee	48,604

NAV	$11,570,396

The following details the adjustments to reconcile U.S. GAAP stockholders’ equity to our NAV:

Organization and offering costs

Our advisor has agreed to pay, on our behalf, all organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which we satisfied the minimum offering requirement in our initial public offering, which was June 28, 2019. Following June 28, 2019, we began reimbursing our advisor for payment of the organization and offering costs ratably over a 36-month period; provided, however, that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs (less selling commissions, dealer manager fees and distribution fees) paid to our advisor to exceed 1% of gross proceeds of the offering as of such payment date. After June 28, 2019, our advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred, but it is not required to do so. To the extent our advisor pays such additional organization and offering costs, we will be obligated to reimburse our advisor subject to the 1% limitation. Any amounts not reimbursed in any period will be included in determining any reimbursement liability for a subsequent period. As of December 31, 2019, our advisor has continued to pay all organization and offering costs on our behalf. Under U.S. GAAP, our reimbursement liability pertaining to the organization and offering costs is included with due to related party in our consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to our December 31, 2019 NAV for the changes in the effective contractual interest rates for the Delshah Loan and East 12th Street Loan, respectively:

Sensitivity Analysis	Range of NAV (Class A & I)			Range of NAV (Class T)
	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$23.22	$23.46	$23.71	$23.20	$23.44	$23.69
Estimated Market Interest Rate(1) – Delshah Loan	9.69%	9.23%	8.77%	9.69%	9.23%	8.77%
Estimated Market Interest Rate(1) – East 12th Street Loan	12.33%	11.74%	11.16%	12.33%	11.74%	11.16%

Note:	(1) As of December 31, 2019, the market interest rate was determined to be equal to the contractual interest rate for each of the Loan Investments.

PLAN OF OPERATION

General

We are a Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2019. We are a commercial real estate finance company formed to originate, acquire and manage a diversified portfolio of commercial real estate debt and equity investments secured by properties located both within and outside of the United States. We intend to focus on originating and acquiring mortgage loans secured primarily by commercial real estate. We may also invest in commercial real estate securities and commercial real estate properties. Commercial real estate investments may include mortgage loans, subordinated mortgage and non-mortgage interests, including preferred equity investments and mezzanine loans, and participations in such instruments. Commercial real estate securities may include CMBS, unsecured debt of publicly traded REITs, debt or equity securities of publicly traded real estate companies and structured notes.

Rodin Income Advisors, LLC is our advisor. Our advisor manages our day-to-day operations and our portfolio of investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to any limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2019. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2019, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Competitive Market Factors

The success of our investment portfolio depends, in part, on our ability to acquire and originate investments with spreads over our capital cost. In acquiring and originating these investments, we compete with other REITs that acquire or originate real estate loans, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our acquisition and origination volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well-positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate and real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to raise substantial funds in the offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. As of December 31, 2019, we have only raised $11.7 million in gross offering proceeds and have made two investments.

Once we have fully invested the proceeds of this offering, we expect that our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), although it may exceed this level during our offering stage. Our charter limits us from incurring debt if our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), though we may exceed this limit under certain circumstances. As of December 31, 2019, our debt to tangible assets ratio is 3.7%.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fees and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. The total organization and offering expenses, including selling commissions, our dealer manager fees and reimbursement of other organization and offering expenses, will not exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our audit committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2019. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

Emerging Growth Company

We are and we will remain an “emerging growth company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a large accelerated filer under the

Exchange Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Additionally, we are eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have chosen to “opt out” of that extended transition period and as a result we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, we have not yet made a decision whether to take advantage of any or all of the exemptions available to us under the JOBS Act.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of Greenberg Traurig, LLP acting as our tax counsel has reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Rodin Income Trust, Inc.,” “we,” “our” and “us” mean only Rodin Income Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated provided that, where appropriate, references to “we” and “our” when describing federal income tax considerations applicable to REITs generally, should be read to include RIT REIT Sub I, Inc. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Rodin Income Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Rodin Income Trust, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Rodin Income Trust, Inc.

We expect to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2019. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Greenberg Traurig, LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2019. It must be emphasized that the opinion of Greenberg Traurig, LLP was based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E (e)(5) of the Internal Revenue Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-yearperiod following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as described below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(vii)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(viii)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (iv) and (v) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (iv) and (v) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (v) and (vi). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of residential and commercial mortgage-backed securities), “rents from real property,” distributions received from other REITs, gains from the sale of real estate assets, and any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the sum of the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan plus an additional amount equal to the value of the personal property securing such loan provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Note that a “significant modification” of a debt instrument will result in a new debt instrument that requires new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property and personal property provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property (i.e., the amount by which the loan exceeds the value of the real estate and qualifying personal property that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, some of our investments may not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment may be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of residential and commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations that absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the Internal Revenue Service will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and may result in “phantom income.”

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Our foreign investments might generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes

Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of residential and commercial mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we expect to hold will be qualifying interests for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property, if any, will not be qualifying interests for purposes of the 75% asset test.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying interest for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying interests for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying interests, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or residential or commercial mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to certain domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate and exchange rate and exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate and exchange rate swap agreements, interest rate and exchange rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The Internal Revenue Service, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year. Under recently issued Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition to the foregoing, shareholders who are individuals (or individuals who own our stock through passthrough entities), are eligible to deduct 20% of the amount of our distributions which are properly treated as dividends, except to the extent such dividends are designated as “capital gain dividends” or traceable to distributions from a TRS, and provided such amount does not exceed the amount of such individual’s net taxable income determined without regard to such deduction. Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Rodin Income Trust, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Rodin Income Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of Rodin Income Trust,

Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Contribution Tax. For taxable years beginning after December 31, 2012, U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (i) that is payable out of our earnings and profits, (ii) which is not attributable to our capital gains and (iii) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Rodin Income Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make to a non-U.S. holder that is not a “qualified foreign pension plan” in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder that is not a “qualified foreign pension plan,” to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation which is not a “qualified foreign pension plan.” A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that is not a “qualified foreign pension plan” that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Although FATCA was generally scheduled to apply to payments made after December 31, 2012, it has been implemented in phases such that withholding on interest payments, dividends, and other specified types of fixed or determinable annual or periodic types of income commenced on July 1, 2014, and withholding on gross proceeds from the sale of certain stock and debt instruments currently scheduled to commence on January 1, 2019.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Rodin Income Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Such taxes and impositions will, however, generally be deductible by us against our taxable income. See “Risk Factors—Federal Income Tax Risks.”

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in regulations (the “Plan Assets Regulation”) promulgated by the Department of Labor. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Rodin Income Advisors, LLC, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we believe we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

Our structure has been established with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

When determining the NAV per share of each class on each valuation date, the NAV per share of each class may be based upon a number of assumptions that may not be accurate or complete. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 460,000,000 shares of capital stock, of which 410,000,000 shares are designated as common stock with a par value of $0.01 per share, including 160,000,000 shares classified as Class A Shares, 200,000,000 shares classified as Class T Shares and 50,000,000 classified as Class I Shares, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of March 31, 2020, 376,403 Class A shares were issued and outstanding, 64,821 Class T Shares were issued and outstanding, 165,877 Class I Shares were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may classify or reclassify any unissued shares of our stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Common Stock

Subject to the restrictions on transfer and ownership of shares of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common stock can elect our entire board of directors. Except as our charter may provide with respect to any class or series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have any appraisal rights unless our board of directors, upon such terms and conditions as may be specified by the board of directors, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of shares of our common stock would otherwise be entitled to exercise appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: Rodin Income Trust, Inc., PO Box 219206, Kansas City, MO 64121-9206.

•	Overnight mail: Rodin Income Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, STE 219206, Kansas City, MO 64105.

•	Telephone: 855-9-CANTOR.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class A Shares

Each Class A Share will be subject to a selling commission of 6.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares, subject to a reimbursement under certain circumstances. See “Management Compensation—Reimbursement of Certain Offering Expenses to Our Sponsor” for additional information regarding the reimbursement. Certain purchasers of Class A Shares may be eligible for volume or other discounts. See “Plan of Distribution” for additional information. Class A Shares are available for purchase to the general public.

There are no distribution fees payable with respect to the Class A Shares.

Class T Shares

Each Class T Share will be subject to a selling commission of 3.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class T Shares subject to a reimbursement under certain circumstances. See “Management Compensation—Reimbursement of Certain Offering Expenses to Our Sponsor” for additional information regarding the reimbursement. Certain purchasers of Class T Shares may be eligible for volume or other discounts. See “Plan of Distribution” for additional information. Class T Shares are available for purchase to the general public.

In addition, we will pay our dealer manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share, or (ii) if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares. The ongoing distribution fees with respect to Class T Shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions.

We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our distribution reinvestment plan, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions (including sponsor support of 1.0% of selling commissions and all of the dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the applicable limit on a particular Class T Share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.92, the maximum distribution fee that may be paid on that Class T Share, depending on other underwriting expenses, will be equal to approximately $1.02 per share, assuming a constant per share offering price or NAV per share, as applicable, of $23. 92 per Class T Share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately four (4) years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $23.92 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account.

The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distribution amounts paid with respect to all Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A Shares, Class T Shares and Class I Shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A Shares, Class T Shares and Class I Shares and then will determine any differences attributable to each class. Class T Shares may have a different NAV per share than Class A Shares and Class I Shares because Class T Shares are subject to the distribution fee. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Class I Shares

Each Class I Share will be subject to a dealer manager fee of 1.5% of the price per share. Our sponsor has agreed to pay all of the dealer manager fees in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares subject to a reimbursement under certain circumstances. There are no selling commissions or distribution fees payable with respect to the Class I Shares. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within ten days after receipt of such request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the two requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence, including certain representations and undertakings required by our charter, that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limit discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer our shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Distributions

We have declared distributions for the period from February 15, 2020 to May 14, 2020, in an amount equal to $0.004602739 per day per share (or approximately $1.68 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A, Class T and Class I Shares will likely differ because of the different class-specific expenses. Specifically, the distribution fees payable with respect to Class T Shares are likely to cause the amount of funds available for distributions with respect to Class T Shares to be lower than the amount of funds available for distributions with respect to Class A and Class I Shares.

The following table summarizes our distributions declared during the years ended December 31, 2019 and December 31, 2018.

	Year Ended December 31, 2019		Year Ended December 31, 2018
	Amount	Percent	Amount	Percent
Distributions
Paid in cash	$31,184	55%	$447,611	77%
Payable	22,214	39%	67,730	12%
Reinvested in shares	3,368	6%	66,341	11%

Total distributions	$56,766	100%	$581,682	100%

Sources of Distributions:
Operating cash flows	$—	58%	$581,682	57%
Offering proceeds pursuant to Distribution Support Agreement(1)	—	0%	—	0%
Offering proceeds	56,766	0%	—	0%

Total sources of distributions	$56,766	100%	$581,682	100%

For the year ended December 31, 2019, we declared $581,682 of distributions to our shareholders, $67,730 of which was unpaid at December 31, 2019, compared to our total positive aggregate MFFO of $697,095 and our total aggregate net income of $697,095 for that period. During the year ended December 31, 2018, we declared $56,766 of distributions to our shareholders, $22,214 of which was unpaid at December 31, 2018, compared to our total negative aggregate MFFO of $86,966 and our total aggregate net loss of $106,322 for that period.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

In addition to cash distributions, our board of directors may authorize special stock dividends or special distributions of other securities. We are not prohibited from distributing such other securities in lieu of making cash distributions to stockholders provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have paid and may continue to pay distributions from sources other than cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments and your overall return will be reduced. We have not established a cap on the use of proceeds to fund distributions. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.

Under the terms of our distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase Class I Shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed our MFFO for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor or its affiliates, not from cash flow from our operations. Class I Shares purchased by our sponsor pursuant to the distribution support agreement will be eligible to receive all distributions payable by us with respect to Class I Shares. Other than the shares purchased to satisfy our minimum offering requirement, as of December 31, 2019, our sponsor has not purchased any Class I Shares pursuant to our distribution support agreement.

We define MFFO in accordance with the definition established by the IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO is calculated using FFO. We expect to compute FFO in accordance with the standards established by NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our computation of FFO may not be comparable to other REITs that do not calculate FFO in accordance with the current NAREIT definition. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent and amortization of above or below intangible lease assets and liabilities;

•	amortization of discounts, premiums and fees on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•

realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•

unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

FFO and MFFO should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) as an indication of performance. In addition, FFO and MFFO do not represent cash generated from operating activities determined in accordance with U.S. GAAP and are not a measure of liquidity. FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements.

The purchase of shares will increase our sponsor’s and/or certain of its affiliates’ ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. A copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of their rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

In addition, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Requests to inspect and/or copy our corporate records must be made in writing to our address as set forth in the section of this prospectus titled “Additional Information.” It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors provided that the business combination is first approved by our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and give us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would also require any person initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons who attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, no stockholder may transfer any shares held by such stockholder to the noncomplying offeror without first offering the shares to us at the tender offer price offered in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions attributable to the class of shares you own automatically reinvested in additional shares of the same class. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and the likely result of the reinvestment of distributions under the distribution reinvestment plan.

Distributions will be reinvested in additional shares at the then current NAV per share for such class of shares. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan. We may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 business days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition or origination of assets;

•	the repayment of debt; and

•

expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least four business days prior to the last business day prior to the payment date for the distribution. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment, Suspension or Termination of Plan

We may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 business days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

As of December 31, 2019, distributions reinvested pursuant to our distribution reinvestment plan were $80,764.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. However, our share repurchase program includes numerous restrictions that limit our stockholders’ ability to have their shares repurchased.

There are several limitations on our ability to repurchase shares under the program:

•

Repurchases will be limited in any calendar month to shares whose aggregate value (based on the repurchase price per share for the month the repurchase is effected) is 2% of the combined NAV of all classes of shares as of the last calendar day of the previous month (based on the most recently determined NAV per share) and will be limited in any calendar year to shares whose aggregate value (based on the repurchase price per share for the month the repurchase is effected) is 10% of the combined NAV of all classes of shares as of the last calendar day of the previous calendar year.

•

We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased as follows:

Holding Period	Repurchase Price as a Percentage of NAV
Less than 1 year	96%
1 year	97%
2 years	98%
3 years	99%
4 years and longer	100%

We will repurchase shares on the last calendar day of each month. The program administrator must receive your written request for repurchase by the second to last business day of the month in order for us to repurchase your shares that month. If we cannot repurchase all shares presented for repurchase in any month, we will honor repurchase requests on a pro rata basis. Any shares purchased pursuant to our distribution reinvestment plan will be repurchased at the same discount as the primary shares to which such distribution reinvestment plan shares relate.

If we did not completely satisfy a stockholder’s repurchase request at the repurchase date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us by the second to last business day of the month in which the stockholder is seeking repurchase.

The terms of our share repurchase program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence. Except as noted below, shares that are repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price paid to acquire such shares from us; provided, that, the redemption price cannot exceed the then-current offering price and the repurchase price will be reduced as may be necessary to equal the then-current offering price of such class of shares. In order for a determination of disability or incompetence to entitle a stockholder to these special repurchase terms, the determination of disability or incompetence must be made by the government entities specified in the share repurchase program.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

In its sole discretion, our board of directors may amend, suspend or terminate the program without stockholder approval upon 10 business days’ written notice. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase program only provides stockholders a limited ability for shares to be repurchased for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to present their shares for repurchase would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: Rodin Income Trust, Inc., PO Box 219206, Kansas City, MO 64121-9206.

•	Overnight mail: Rodin Income Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, STE 219206, Kansas City, MO 64105.

Repurchase request forms are available by contacting your financial advisor or by calling 855-9-CANTOR.

Registrar and Transfer Agent

We have engaged DST Systems Inc., to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Rodin Income Trust Operating Partnership, L.P. which we refer to as the operating partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and a limited partner of our operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we will be considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

Our operating partnership has classes of common units that correspond to our classes of common stock: Class A common units, Class T common units and Class I common units. Such common units will have economic terms that vary based upon the class of shares issued. In connection with any and all issuances of our Class A Shares, Class T Shares and Class I Shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom in exchange for common units of the same class as the applicable shares with respect to which offering proceeds have been received, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.

We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

The holder of the special units will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We are the sole general partner of the operating partnership. As sole general partner, we generally have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under the partnership agreement, we have the authority to:

•	acquire, purchase, own, manage and dispose of loans, securities, real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

Under the partnership agreement, the operating partnership pays all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing investments. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

Our partnership agreement provides for exchange rights. The limited partners of the operating partnership have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted prospectively or retroactively by our board of directors);

•	result in our shares being beneficially owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We are generally not able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary).

The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners are not able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

LTIP Units

As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units are a class of partnership units in our operating partnership that allow the holder to receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any valuation required to be provided to our investors.

Amendment of Limited Partnership Agreement

Amendments to the partnership agreement require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, are required to approve any amendment. Certain amendments have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1,000,000,000 in shares of our common stock, in any combination of Class A Shares, Class T Shares and Class I Shares, on a “best efforts” basis through Cantor Fitzgerald & Co., our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. Our board of directors determines our NAV for each class of our shares on a quarterly basis. We expect such determination will ordinarily be made within 45 days after each such completed fiscal quarter. Our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. We will not accept any subscription agreements during the five-business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, through their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.

We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at our current NAV per share of such class of shares. We reserve the right to reallocate the shares we are offering among our share classes and the primary offering and our distribution reinvestment plan. See “Description of Shares.” Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available for purchase to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in “—Compensation of Dealer Manager and Participating Broker-Dealers” below or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

We currently expect to offer shares of common stock in our primary offering until May 2, 2021, unless extended by our board of directors; however, if we have not sold all primary shares registered in this offering by May 2, 2021, we may extend the primary offering in accordance with the SEC rules and regulations if our board of directors determines it is in the best interests of our stockholders to continue raising additional capital. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. We may terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive selling commissions of 6.0% of the gross offering proceeds for Class A Shares sold in our primary offering and 3.0% of the gross offering proceeds for Class T Shares sold in our primary offering. The dealer manager will receive 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and 1.5% of the gross offering proceeds for Class I Shares as compensation for acting as the dealer manager. The amounts of selling commissions and dealer manager fees for Class A Shares and Class T Shares may vary at certain participating broker dealers provided that the sum will not exceed 9% of the offering price of Class A Shares and 6% of the offering price of Class T Shares, respectively. With respect to the selling commissions payable to our dealer manager for the Class A Shares and the Class T Shares sold in the primary offering, our sponsor will pay an amount equal to 1.0% of the gross offering proceeds to the dealer manager and the balance of the selling commissions will be funded with offering proceeds. Our sponsor will pay all of the dealer manager fees to the dealer manager in the amount of 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and in the amount of 1.5% of the gross offering proceeds for Class I Shares. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering. Our sponsor and its affiliates have agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement, which will be paid to the sponsor under certain circumstances. See “Management Compensation.” We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan. We will also reimburse the dealer manager for invoiced due diligence expenses and may reimburse the dealer manager for its underwriting expenses, as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager, in its sole discretion, will reallow all or a portion of its selling commissions attributable to a participating broker-dealer.

If an investor purchases Class I Shares in our primary offering through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

The dealer manager, in its sole discretion, may reallow a portion of the dealer manager fees for Class A Shares and Class T Shares to any participating broker-dealer, based upon consideration of projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating-broker dealer in the past and the level of marketing support to be provided in this offering.

Certain participating broker-dealers affiliated with registered investment advisors may agree to reduce or eliminate the selling commission and the dealer manager fee for investors purchasing Class A Shares through such broker-dealers. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such investors

Distribution Fees (Class T Shares Only)

With respect to Class T Shares only, we will pay our dealer manager a distribution fee as additional compensation for selling shares in the offering, all or a portion of which may be reallowed to participating broker-dealers in the dealer manager’s sole discretion. We will pay a distribution fee on all Class T Shares issued pursuant to our primary offering. The distribution fee will accrue daily and be paid monthly. We will pay a distribution fee of 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering or (ii) if we are no longer offering shares in a public offering, the most recently published NAV per share of Class T Shares. In the event the offering price or the NAV per share changes, the distribution fee will change immediately with respect to all outstanding Class T Shares, and will be calculated based on the new gross offering price or NAV per share, without regard to the actual price at which a particular Class T Share was issued. We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our distribution reinvestment plan, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the applicable limit on a particular Class T Share account was reached. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. In the case of a Class T Share purchased in the primary offering at a price equal to $23.92, the maximum distribution fee that may be paid on that Class T Share, depending on other underwriting expenses, will be equal to approximately $1.02 per share, assuming a constant per share offering price or NAV per share, as applicable, of $23.92 per Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately four (4) years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $23.92 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account. Whether a stockholder elects to purchase additional primary shares in the same account or in separate accounts will not change the aggregate amount of distribution fees paid with respect to a stockholder’s shares, but will affect the timing of such payments. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share, Class T Share and Class I Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share.

Other Compensation

Our dealer manager will incur expenses in connection with the distribution of the offering, including reimbursement of certain of the expenses incurred by participating broker-dealers. The expenses incurred by our dealer manager may include without limitation, reasonable travel and lodging expenses related to wholesaling activities, legal expenses and salaries and bonuses of certain employees of the dealer manager while participating in this offering. Our dealer manager also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to its registered representatives and to participating broker-dealers, such as: an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; costs and expenses of attending training and education meetings and participating broker-dealer sponsored conferences; and gifts that do not exceed on aggregate of $100 per person and are not conditioned on achievement of a sales target. The value of such items of non-cash compensation will be considered underwriting compensation. We will directly pay or reimburse our dealer manager for certain reasonable costs and expenses incident to the offering if, when added to all of the other underwriting compensation being paid in connection with this offering, such expenses would not cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. To the extent we do not pay or reimburse our dealer manager for these expenses, they will be paid from the portion of the dealer manager fees and selling commissions retained by our dealer manager from the sale of shares in this offering.

To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

	Total Compensation(1)(4)		% of Primary Offering Gross Proceeds
Class A Shares
Selling Commissions (maximum)	$24,000,000	(2)	6.0%
Paid from offering proceeds	$20,000,000		5.0%
Paid from sponsor support	$4,000,000		1.0%
Dealer Manager Fees (maximum)	$12,000,000	(2)	3.0%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$12,000,000		3.0%

	Total Compensation(1)(4)		% of Primary Offering Gross Proceeds

Class T Shares
Selling Commissions (maximum)	$15,000,000	(2)	3.0%
Paid from offering proceeds	$10,000,000		2.0%
Paid from sponsor support	$5,000,000		1.0%
Dealer Manager Fees (maximum)	$15,000,000	(2)	3.0%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$15,000,000		3.0%
Distribution Fee	$20,000,000	(3)	1.0	%(3)

Class I Shares
Selling Commissions (maximum)	—		0.0%

Dealer Manager Fees (maximum)	$1,500,000	(2)	1.5%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$1,500,000		1.5%

(1)	The total compensation assumes that 40%, 50% and 10% of the shares sold in the primary offering are Class A Shares, Class T Shares and Class I Shares, respectively.
(2)

With respect to the selling commissions payable to our dealer manager with respect to the Class A Shares and the Class T Shares sold in the primary offering, our sponsor will pay an amount equal to 1.0% of the gross offering proceeds to the dealer manager and the balance of the selling commissions will be funded with offering proceeds. Our sponsor will pay all of the dealer manager fees to the dealer manager in the amount of 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and in the amount of 1.5% of the gross offering proceeds for Class I Shares. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering.

(3)

The distribution fees are ongoing fees that are not paid at the time of purchase. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), and distribution fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer). We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the applicable limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an amount of Class A Shares based on the respective net asset value per share for each class. If $1.0 billion in shares (consisting of $400 million in Class A Shares, $500 million in Class T Shares and $100 million in Class I Shares) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $20 million, before the 10% underwriting compensation limit is reached.

(4)

As described above under “Other Compensation,” we will directly pay or reimburse our dealer manager for certain additional underwriting expenses incident to this offering if, when added to all of the other underwriting compensation being paid in connection with this offering, such expenses are permitted to be reimbursed pursuant to the rules of FINRA.

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide invoiced due diligence expenses or, in certain circumstances, pay bona fide invoiced due diligence expenses directly.

Under the rules of FINRA, total underwriting compensation in this offering from any source, including selling commissions, the dealer manager fee, distribution fees and the underwriting expenses reimbursable by us (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will reimburse our dealer manager for all items of underwriting compensation discussed in this prospectus for our primary initial public offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us, provided that within 30 days after the end of the month in which this primary initial public offering terminates, our dealer manager will reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary initial public offering to exceed 10% of the gross offering proceeds from this primary initial public offering.

We reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. However, we expect the total organization and offering expenses of our primary offering to be approximately 1.0% of the gross offering proceeds from the primary offering, and the total organization and offering expenses of our distribution reinvestment plan to be approximately 1.0% of the gross offering proceeds from the distribution reinvestment plan, assuming we raise the maximum offering amount and no shares are reallocated from our distribution reinvestment plan to our primary offering. Our advisor has agreed to pay all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through June 28, 2019. We began reimbursing our advisor for such costs ratably over the 36 months following June 28, 2019; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Our dealer manager has agreed to sell up to 5% of the Class I Shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family” program to sell Class I Shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations at the then current offering price per Class I Share net of dealer manager fees. The dealer manager fees will be waived in connection with such sales. The net proceeds to us from such sales made net of dealer manager fees will be substantially the same as the net proceeds we receive from other sales of Class I Shares.

Our executive officers and directors, as well as officers and employees of our sponsor, our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members, at their option, also may purchase Class I Shares offered hereby in our primary offering at the then current offering price per Class I Share net of dealer manager fees, in which case they have advised us that they will hold such shares as stockholders for investment and not for distribution. The dealer manager fees will be waived in connection with such sales. There is no limit on the amount of shares that may be sold to such purchasers. In addition, the dealer manager fees may be waived if we sell Class I Shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives. For purposes of these discounts, we consider an immediate family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in- law or brother- or sister-in-law. The net proceeds to us from such sales made net of dealer manager fees will be the same as the net proceeds we receive from other sales of Class I Shares.

Volume Discounts

We are offering volume discounts to investors who purchase through the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases, more than (i) $500,000 of Class A Shares or (ii) $1.0 million of Class T Shares in our primary offering. In order to qualify for a particular volume discount as the result of multiple purchases of shares, all such purchases must be made by an individual or entity with the same social security number or taxpayer identification number, as applicable; provided, that, purchases by an individual investor and his or her spouse living in the same household may also be combined for purposes of determining the applicable volume discount. The selling commissions we will pay in respect of purchases in excess of $500,000 for Class A Shares and $1.0 million for Class T Shares will be reduced with respect to the dollar volume of the purchase in excess of that amount within the applicable volume discount range or ranges. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we pay will be reduced. Because the dealer manager may, in its sole discretion, reallow all or a portion of its selling commissions to participating broker-dealers, the amount of selling commissions participating broker-dealers receive for such sales may be reduced.

The following table shows the discounted price per Class A Share and the reduced selling commissions payable for volume sales of our shares.

Dollar Volume Shares Purchased	Selling Commissions	Price Per Share to Investor
$0 to $500,000	6%	$24.69
$500,001 to $1,000,000	5%	$24.44
$1,000,001 to $3,000,000	4%	$24.19
$3,000,001 to $5,000,000	3%	$23.94

We will apply the reduced selling price on a marginal basis. For example, a purchase of 100,000 Class A Shares in a single transaction would result in a purchase price of $2,434,000 ($24.34 per share), after giving effect to the applicable discounts to the amount of the purchase in excess of $500,000 and $1,000,000, rather than a purchase price of $2,469,000, which would be the price if a volume discount had not been applied to the sale.

The following table shows the discounted price per Class T Share and the reduced selling commissions payable for volume sales of our shares.

Dollar Volume Shares Purchased	Selling Commissions	Price Per Share to Investor
$0 to $1,000,000	3%	$23.92
$1,000,001 to $2,500,000	2%	$23.68
$2,500,001 to $5,000,000	1%	$23.44

We will apply the reduced selling price on a marginal basis. For example, a purchase of 100,000 Class T Shares in a single transaction would result in a purchase price of $2,378,000 ($23.78per share), after giving effect to the applicable discounts to the amount of the purchase in excess of $1,000,000 and $2,500,000, rather than a purchase price of $2,392,000, which would be the price if a volume discount had not been applied to the sale.

In addition, in order to encourage purchases of shares of our common stock in excess of $5,000,000, the dealer manager may, in its sole discretion, agree with an investor to reduce (i) the sales commission with respect to all Class A Shares purchased by the investor to as low as $.49 per share (2% of the primary offering price) and (ii) the sales commission with respect to all Class T Shares purchased by the investor to as low as $.24 per Class T Share (1% of the primary offering price). Assuming a primary offering price of $24.69 per Class A Share and $23.92 per Class T Share, if an investor acquired in excess of $5,000,000 of Class A Shares or Class T Shares, the investor could pay as little as $23.95 per Class A Share or $23.68 per Class T Share purchased in excess of $5,000,000. The net proceeds to us would not be affected by such commission and fee reductions.

Only Class A Shares and Class T Shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify an investor for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Your check should be made payable to “Rodin Income Trust, Inc.” or “Rodin Income Trust.” Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments are deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we return all funds to the rejected subscribers within 10 business days. If accepted, the funds are transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis. Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $50,000,000 have been received from all sources.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinincometrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. If you have not received notification of acceptance of your purchase request before the 45th day following each completed fiscal quarter you should check whether your purchase request has been accepted by us by contacting the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. If your subscription agreement has not been accepted by us prior to our publication of the new offering prices, you may withdraw your purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by you will be equal to the price that is in effect on the date that your completed subscription agreement has been accepted by us.

We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker dealer to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to have your shares repurchased.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference certain information into the prospectus. The documents listed below are incorporated by reference into the prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed March 26, 2020; and

•	Our Current Report on Form 8-K, filed on March 31, 2020.

The information contained in this prospectus should be read together with the information in the documents incorporated by reference.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include information relating to our offering, brochures, articles and publications concerning real estate.

In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Greenberg Traurig, LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheets of Rodin Income Trust, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in equity, and cash flows for each of the years ended December 31, 2019 and 2018, incorporated by reference in this Prospectus and Registration Statement, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statements included in this prospectus in the section titled “Net Asset Value Calculation and Valuation Procedures” relating to the role of our independent valuation firm, have been reviewed by Robert A. Stanger & Co., Inc., an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A

SUBSCRIPTION AGREEMENT
Rodin Income Trust, Inc.

1. YOUR INVESTMENT

☐ Initial Investment	☐ Additional Investment
» $2,500 minimum investment	» $100 minimum investment

Amount of Subscription: $ State of Sale:

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash CANNOT be accepted

☐ By Wire Transfer		☐ By Mail (checks payable to: “Rodin Income Trust, Inc.”)

UMB Bank	Rodin Income Trust, Inc.
Account Name: Rodin Income Trust, Inc.	c/o DST Systems, Inc.
Routing Number: 101000695
Account Number: 9872323890	Regular Mail	Overnight Delivery
For Further Credit to: (Investor’s Name)	P.O. Box 219206	430 W. 7th Street
	Kansas City, MO 64101	Kansas City, MO 64105

PLEASE NOTE: Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for Rodin Income Trust, Inc.” Once we have raised $2,000,000 in the offering, including investments from persons who are affiliated with us, our sponsors or our advisor you should make your check payable to “Rodin Income Trust, Inc.”

2. SHARE CLASS SELECTION (Only check one box)
Required: Please consult with your financial representative and check the appropriate box to indicate the share class you intend to purchase.

☐ Share Class A	☐ Share Class T	☐ Share Class I

3. OWNERSHIP TYPE
A) Non-Qualified Registration

☐ Individual (If applicable, attach TOD Form)	☐ S-Corporation[2]	☐ KEOGH Plan[2]

☐ Joint Tenant[1] (If applicable, attach TOD Form)	☐ C-Corporation[2]	☐ UGMA: State of

☐ Tenants in Common[1]	☐ Partnership[2]	☐ UTMA: State of

☐ Community Property[1]	☐ Pension Plan[2]	☐ Other[2]

☐ Trust[2,3]	☐ Profit Sharing Plan[2]

☐ Check box and complete custodial information below if non-qualifed account is custodial held.
(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. OWNERSHIP TYPE (continued)

B) Qualified Registration

☐ Traditional (Individual) IRA	☐ SEP IRA	☐ Simple IRA

☐ ROTH IRA	☐ 401K	☐ Beneficial IRA as Beneficiary for:

(Name of Deceased Owner)

C) Custodian/Third Party Administrator Information

Custodian/Administrator Name

Custodian/Administrator Address

Custodian/Administrator City State Zip

Custodian/Administrator Tax ID Custodian/Administrator Phone

Investor’s account number with Custodian/Administrator

4. INVESTOR INFORMATION
Account Registration:

Trust or Entity Name (If Applicable)

SSN/Tax ID Date of Formation / /

Required:

Name of Investor/Trustee 1

SSN/Tax ID Date of Birth / /

Name of Investor/Trustee 2

SSN/Tax ID Date of Birth / /

Physical Address (No P.O. Boxes)

City State Zip

Phone Number (Day) Phone Number (Evening)

Mailing Address (If different from physical address)

City State Zip

☐ U.S. Citizen*	☐ U.S. Citizen residing outside the U.S.*	☐ Foreign Citizen** Country

☐ Check here if you are subject to backup withholding. (Please attach a copy of the withholding notice.)

* A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account.

** Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN.

5. ELECTRONIC DELIVERY

Sign here if you would like to receive investor communications electronically. Electronic delivery of investor communications is optional.

☐ I consent to electronic delivery.

Email

By checking this box, Rodin Income Trust, Inc. will make certain investor communications available on its website at www. rodinglobalpropertytrust.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have provided a valid e-mail address in this Section; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. Rodin Income Trust, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by changing your delivery preference online at www.rodinglobalpropertytrust.com, and logging into the website using the “Investor Login” option, or by contacting Rodin Income Trust, Inc. at (855) 9-CANTOR, option 2.

Signature (Required) Date

6.	DISTRIBUTION INFORMATION (Choose ONLY one of the following options)
If a box is not checked below, 100% of your distributions will be sent to the address of record or custodian, if applicable.

☐ I choose to have distributions sent to the mailing address in section 4

☐ I elect to participate in the Distribution Reinvestment Plan (DRIP) described in the Prospectus

If you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, promptly notify Rodin Income Trust, Inc. in writing of that fact.

% DRIP % Cash (must equal 100%)
If custodial held, cash will be sent to the custodian. Otherwise cash will be sent to the mailing address in section 4, or sent via direct deposit (only if bank information is provided).

☐ I choose to have distributions sent to the address below

☐ Direct Deposit (Attach Voided Check) NOT APPLICABLE FOR CUSTODIAL HELD ACCOUNTS

I authorize Rodin Income Trust, Inc., or its agent (collectively, “Rodin”) to deposit my distributions in the checking or savings (not available for brokerage accounts) account identified below. This authority will remain in force until I notify Rodin in writing to cancel it. In the event that Rodin deposits funds erroneously into my account, Rodin is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit (not available without custodial approval, if applicable).

☐ Checking (must enclose voided check) ☐ Savings (must provide copy of bank statement or verification from bank)

6.	DISTRIBUTION INFORMATION (Choose ONLY one of the following options) (continued)

Name of Bank, Brokerage Firm or Individual

Address

	City	State	Zip

	ABA/Routing Number	Account Number

7.	ALTERNATE ADDRESS

☐ Duplicate Mailings

Name

Mailing Address (Can be a P.O. Box)

	City	State	Zip

	Phone Number	Alternate Phone Number

	Email	Fax

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below, if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. For the purposes of this Section 7, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable investments. In order to induce Rodin Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		Owner Initials	Joint Owner Initials
(if applicable)
a)	I have received the final Prospectus of Rodin Income Trust, Inc., as amended and supplemented as of the date hereof, at least five business days before signing this Subscription Agreement.

8.	SUBSCRIBER SIGNATURES (continued)
		Owner Initials	Joint Owner Initials (if applicable)

b)	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under “Suitability Standards” in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

c)	I acknowledge that this is a long term investment and there is no public market for the shares purchased. Thus, my investment in these shares is not liquid.

d)	I am purchasing the shares for the account referenced in this Subscription Agreement.

e)	I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to: reviewing this Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

f)

I understand that the purchase price per share will change on a quarterly basis and that the purchase price per share at which my investment will be executed will be made available on the 45th day following each completed quarter at www.rodinglobalpropertytrust.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission, available at www.sec.gov. I understand that Rodin Income Trust, Inc. will not accept any subscription agreements during the five business day period immediately prior to the effectiveness of the new purchase price and, if my purchase request has not been accepted, I may withdraw my purchase request during such period by notifying the transfer agent, my financial advisor or directly through a toll-free, automated telephone line, 855-9-CANTOR.

IMPORTANT : Please review and initial any state suitability applicable to you

g)	If I am an Alabama resident, I acknowledge that I have a liquid net worth of at least ten times my investment in Rodin Income Trust, Inc. and its affiliates.

h)	If I am a California resident, I acknowledge I have (i) either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of $150,000, and (ii) my total investment in Rodin Income Trust, Inc.’s offering may not exceed 10% of my net worth.

i)	If I am an Idaho resident, I acknowledge that I have either: (i) a liquid net worth of $85,000 and annual income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, I acknowledge that my total investment in Rodin Income Trust, Inc. shall not exceed 10% of my liquid net worth. “Liquid net worth” is defined for purposes of this investment as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

j)	If I am an Iowa resident, I acknowledge that I have (i) either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings) or (b) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings), and (ii) my total investment in shares of Rodin Income Trust, Inc. or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. If I am an accredited investor within the meaning of the federal securities laws, I am not subject to the foregoing investment concentration limit.

8.	SUBSCRIBER SIGNATURES (continued)
		Owner Initials	Joint Owner Initials (if applicable)

k)	If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

l)	If I am a Kentucky resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.

m)	If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

n)	If I am a Massachusetts resident, I acknowledge I may not invest more than 10% of my liquid net worth in this Program and in other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

o)	If I am a Missouri resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc.’s offering may not exceed 10% of my liquid net worth.
p)	If I am a Nebraska resident, I acknowledge that I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) will limit my investment in Rodin Income Trust, Inc. and in the securities of other non-publicly traded REITs to 10% of my net worth (exclusive of home, home furnishings, and automobiles). If I am an accredited investor within the meaning of the federal securities laws, I am not subject to the foregoing investment concentration limit.

q)	If I am a Nevada resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc. must not exceed 10% of my net worth (exclusive of home, furnishings and automobiles).

r)	If I am a New Jersey resident, I acknowledge that I have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in Rodin Income Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.

s)	If I am a New Mexico resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc.’s offering, the offerings of its affiliates and the offerings of other non-traded REITs may not exceed 10% of my liquid net worth.

8.	SUBSCRIBER SIGNATURES (continued)
		Owner Initials	Joint Owner Initials (if applicable)
t)	If I am a North Dakota resident, I acknowledge that I have a net worth of at least ten times my investment in Rodin Income Trust, Inc.

u)	If I am an Ohio resident, I acknowledge that my aggregate investment in shares of Rodin Income Trust, Inc., Affiliates of Rodin Income Trust, Inc., and in other non-traded real estate investment programs may not exceed ten percent (10%) of my liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

v)	If I am an Oregon resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc. may not exceed 10% of my liquid net worth.

w)	If I am a Pennsylvania resident, I acknowledge that my aggregate investment in Rodin Income Trust, Inc.’s offering may not exceed 10% of my net worth.

x)	If I am a Tennessee resident, I acknowledge that my investment must not exceed ten percent (10%) of my liquid net worth (excluding the value of an investor’s home, furnishings and automobiles).

y)

If I am a Vermont resident, I acknowledge that if I am a non-accredited investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investors’ total assets (not including home, home furnishings, or automobiles) minus total liabilities.

SUBSTITUTE W-9:

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 4. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If custodial held account, Administrator or Custodian must sign.

By signing the Subscription Agreement, you agree to provide the information in Section 8 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account.

8.	SUBSCRIBER SIGNATURES (continued)

Signature of Investor (Required)	Date (Required)	Signature of Joint Investor (if applicable)	Date
Signature of Custodian or Administrator	Medallion Signature Guarantee Stamp Here
(if applicable)
Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

9. BROKER DEALER OR RIA AND REGISTERED REPRESENTATIVE INFORMATION

THE FINANCIAL ADVISOR MUST SIGN BELOW TO COMPLETE THE ORDER. THE FINANCIAL ADVISOR HEREBY WARRANTS THAT HE/SHE IS DULY LICENSED AND MAY LAWFULLY SELL SHARES IN THE STATE DESIGNATED AS THE INVESTOR’S LEGAL RESIDENCE.

ALL FIELDS REQUIRED:

Broker Dealer or RIA Name

Broker Dealer or RIA Address

City State Zip

Phone Fax Email

Financial Representative’s Name

Financial Representative’s #/Branch ID

Financial Representative’s Company Name

Financial Representative’s Address

City State Zip

Phone Fax Email

Please note, that unless previously agreed to in writing by Rodin Income Trust, Inc., all sales of securities must be made through a Broker-Dealer. Including when an, RIA has introduced the sale. In all cases, Section 8 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

9. BROKER DEALER OR RIA AND REGISTERED REPRESENTATIVE INFORMATION (continued)

If you do not have another broker-dealer or other financial intermediary introducing you to Rodin Income Trust, Inc., then CF&Co. may be in certain circumstances deemed to act as your broker of record in connection with any investment in Rodin Income Trust, Inc., CF&Co. is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If CF&Co. is your broker of record, then your Shares will be held in your name on the books of Rodin Income Trust, Inc., CF&Co. will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

☐ Through a participating Broker-Dealer.	☐ Shares are being purchased net of commissions Class A shares and Class T share. (Check only if applicable)
☐ Through a participating RIA unaffiliated with a participating Broker-Dealer*

*Check only if investment is made through the RIA in its capacity as an IAR and not in its capacity as a Registered Representative, if applicable, who has an advisory agreement with the investor. If an owner or principal of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer the transaction should be conducted through that broker-dealer, not through the RIA unless otherwise agreed to.

I understand this Subscription Agreement is for Rodin Income Trust, Inc.

Signature of Financial Representative (Required)	Date	Signature of Broker-Dealer or RIA (If required by Broker-Dealer)	Date

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Rodin Income Trust, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Participants. “Participants” are holders of the Shares who elect to participate in the DRP.

2. Distribution Reinvestment. Exclusive of dividends and other distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock (the “Shares”) to the purchase of additional Shares for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP. The Shares purchased pursuant to the DRP shall be of the same share class as the shares with respect to which the Participant is receiving cash distributions to be reinvested in the DRP.

3. Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s Subscription Agreement, enrollment form or other Company-approved authorization form. Shares will be purchased under the DRP on the date that the Company makes a Distribution.

4. Purchase of Shares. Until the Company establishes an estimated value per share of each class of Shares, Participants will acquire Shares at $25.00 Per Share. Once the Company establishes an estimated value per share of each class of Shares, Participants will acquire Shares at a price per share equal to the then-current NAV per Share for such class of Shares. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

5. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

6. Share Certificates. The Shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

7. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all Shares acquired by the Participant through the DRP.

8. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a

B-1

participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least four business days prior to the last business day prior to the payment of such Distribution. Notwithstanding the preceding sentence, if the Company announces a new estimated value per Share, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

10. Amendment, Suspension or Termination of DRP by the Company. The Company may amend, suspend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Rodin Income Trust, Inc.

Maximum Offering of

$1,250,000,000 in Shares of

Class A, Class T and Class I

Common Stock

PROSPECTUS

Cantor Fitzgerald & Co.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 27, 2020